[GRAPHIC OMITTED]

                         GLOBAL AIRCRAFT SOLUTIONS, INC.
                        Mailing Address: P.O. BOX 23009,
                        Tucson, Arizona 85734-3009 U.S.A.
                              Phone (520) 294-3481
                               Fax (520) 741-1430
                         www.globalaircraftsolutions.com
                         -------------------------------


                        PROSPECTUS DATED OCTOBER 11, 2006


                     Trading Symbol - GACF.OB (OTCBB Market)

This prospectus relates to the resale by selling shareholders of Global Aircraft Solutions, Inc. ("Global" or "Company") of a total of 20,343,215 shares of common stock of the Company issued by us in private transactions exempt from registration with the SEC pursuant to Rule 506 under Regulation D as promulgated by the SEC Act 1933 and a total of 10,887,865 shares of common stock of the Company issueable upon exercise of all issued and outstanding warrants held by the selling shareholders. The shares of common stock are being offered for sale by the selling shareholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On September 22, 2006, the last reported sale price of our common stock was $1.00 per share. These prices will fluctuate based on the demand for the shares of common stock.

The selling shareholders named in this prospectus are offering all of the 31,348,080 shares of common stock offered through this prospectus. We will not receive any of the proceeds from the sale of the 12,715,386 shares of common stock by the selling shareholders. However, the Company may receive proceeds from the exercise of any of the 18,632,694 warrants issued unless the warrant holders elect to implement the cashless exercise option that is available for any warrants exercised prior to the existence of an effective registration statement with respect to such underlying shares. (See Section entitled "Use of Proceeds" and "Offering").

This offering and an investment in our shares involves a high degree of risk and is suitable only for those persons with substantial financial resources in relation to their investment and who understand the particular risks of this investment. Please see "Risk Factors" on pages 9-13 to read about factors you should consider carefully before buying our shares.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS


SUMMARY........................................................................3

OFFERING.......................................................................7

RISK FACTORS...................................................................9

FORWARD LOOKING STATEMENTS....................................................13

USE OF PROCEEDS...............................................................14

DIVIDEND POLICY...............................................................14

DILUTION......................................................................15

SELLING SHAREHOLDERS..........................................................15

PLAN OF DISTRIBUTION..........................................................18

LEGAL PROCEEDINGS.............................................................19

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................22

DESCRIPTION OF SECURITIES.....................................................23

INTEREST OF NAMED EXPERTS AND COUNSEL.........................................23

DISCLOSURE OF COMMISSION POSITION FOR SECURITIES ACT LIABILITY................23

ORGANIZATION WITHIN THE LAST FIVE YEARS.......................................24

DESCRIPTION OF BUSINESS.......................................................24

MANAGEMENT DISCUSSION AND ANALYSIS............................................33

DESCRIPTION OF PROPERTY.......................................................48

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................48

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................49

EXECUTIVE COMPENSATION........................................................50

FINANCIAL STATEMENTS..........................................................53

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTANT CONTROL
AND FINANCIAL DISCLOSURE......................................................53

FURTHER INFORMATION...........................................................54

                                     SUMMARY

Global Aircraft Solutions, Inc. ("Global" or "Company") was incorporated in Nevada on September 5, 1997. Our principal office is located at 6901 S. Park Ave., Tucson, AZ 85706. Global is a public company that trades in the U.S. over-the-counter market. Our common stock is quoted on the OTC Bulletin Board under symbol GACF. Global was formed as a holding company to establish, maintain and administer the equity and debt funding of any acquired subsidiaries as well as maintain such capitalization of any subsidiaries. On April 12, 2002, Global acquired 100% of the common stock of Johnstone Softmachine Corporation (Johnstone) pursuant to the Stock Purchase Agreement and Plan of Reorganization by and between LogiCapital Corporation (the principal shareholder of Johnstone), an entity controlled by John Brasher who, at that time, was a director of Global (he has since resigned). Mr. Brasher was also a principal stockholder of Global prior to the merger. As such, this transaction represented a transfer between control groups and is reported on a historical cost basis. Johnstone was formed on May 8, 1996 has had no substantial operations, and is in the development stage. Johnstone currently lacks the funding necessary to commence operations.

On May 2, 2002, Global acquired newly formed Hamilton Aerospace Technologies, Inc., a Delaware corporation, located at 6901 S. Park Ave., Tucson, AZ 85706 ("HAT") in a stock-for-stock exchange. HAT was formed on April 5, 2002 and commenced operations on April 15, 2002, to create a premier provider of aircraft maintenance, repair, and overhaul ("MRO") services to owners and operators of Transport Category commercial jet aircraft. Its customers are all aircraft operators, including passenger and cargo air carriers, and aircraft leasing companies. In conjunction with commencing operations on April 15, 2002, HAT entered into an agreement to purchase the operating assets and inventory from an existing MRO, Hamilton Aviation ("Sale of Assets Agreement") as well as entering into a Lease/Purchase Agreement with Hamilton Aviation for the same assets so that HAT could commence operations pending a closing of the Sale of Assets Agreement ("Lease Agreement"). Shortly after entering into this Sale of Assets Agreement, Hamilton Aviation filed for reorganization under Chapter 11 of the United States Bankruptcy Code. The Sale of Assets Agreement was submitted to the Bankruptcy Estate for approval as part of Hamilton Aviation's plan of reorganization; and pending the Bankruptcy Estate's review and acceptance of the Sale of Assets Agreement and such plan of reorganization, HAT and Hamilton entered into an interim agreement whereby HAT agreed to assume Hamilton Aviation's service contracts pending approval of the Sale of Assets Agreement. During the Bankruptcy Estate's review of the Sale of Assets Agreement and plan of reorganization, HAT and Hamilton renegotiated the terms and purchase price of the Sale of Assets Agreement; and in March 2004, the modified Sale of Assets Agreement was approved by the Bankruptcy Estate and memorialized and finalized by the entry of a Settlement Agreement among HAT, Hamilton Aviation and the Bankruptcy Estate. This Settlement Agreement was then confirmed by Order of the Bankruptcy Court dated May 6, 2004.

 On July 15, 2004, Global acquired World Jet Corporation ("World Jet") a privately owned Nevada corporation, located at 6900 S. Park Ave., Tucson, AZ 85706 pursuant to a stock purchase agreement whereby Global acquired 100% of the stock of World Jet for a total purchase price of $2,050,000.00 payable as follows: 1) $1,250,000.00 in cash, 2) $300,000.00 promissory note, and 3)
1,000,000 shares of Global stock at a price of $0.50 per share as well as assuming all liabilities of World Jet including the income tax liability for World Jet fiscal 2003. World Jet is an aircraft parts sales and aircraft parts brokerage facility servicing aircraft operators, aircraft leasing companies and MRO facilities. Tucson, Arizona is the only workplace for Global, HAT and World Jet.

On August 26, 2005, Global together with BCI Aircraft Leasing, ("BCI"), formed a joint venture Delaware limited liability company called Jetglobal, LLC. This is a special purpose LLC formed to acquire and remarket commercial jet aircraft. BCI will be primarily responsible for the marketing aspects of Jetglobal while Global will be responsible for the technical, repair and maintenance aspects associated with remarketing purchased aircraft. Global invested an initial amount of $1,125,000 for a 30% membership and profit interest and BCI invested an initial amount of $2,625,000 for a 70% membership interest in Jetglobal. Pursuant to the terms of Jetglobal's Operating Agreement, although the Company has a 30% membership interest, it is only responsible for 25% of the costs and expenses associated with Jetglobal including any business transactions.

During the year ended December 31, 2005, 73% of the Company's operations were conducted by two operating subsidiaries: HAT which accounted for approximately 56% of the Company's revenue and Word Jet which accounted for approximately 17% of the Company's revenue. The Company's share of Jetglobal 2005 net income was over $1,000,000. Global contributed 27% of the Company's revenue through its entrance into the aircraft trading venue. In addition to the operating expenses incurred by Global for administrative, legal and accounting functions associated with Global managing the shares of its wholly owned subsidiaries as well as all activities related to capitalizing and maintaining adequate capitalization levels for its subsidiaries, Global, beginning in 2005, also reports expenses generated in the pursuit of aircraft trading.

The Company has divided its operations into the following reportable segments: aircraft maintenance, repair, and overhaul; aircraft trading (i.e. aircraft brokerage and/or the purchase for resale or lease of aircraft and/or aircraft engines); and part sales. All aircraft maintenance, repair and overhaul is performed at HAT. Beginning January 1, 2005, all of the Company's aircraft trading has been done through Global. (the Company's partnership, Jetglobal , also did aircraft trading). Prior to that date all aircraft trading transactions were handled through HAT. Subsequent to its acquisition in January 2004, substantially all part sales were done by the Company's wholly owned subsidiary, World Jet.

The following table graphically depicts the quarterly performance for Global, HAT and World Jet operating subsidiaries on a stand-alone and consolidated basis for the year ended December 31, 2004, the year ended December 31, 2005 and the Quarters ending March 31, 2006 and June 30, 2006:

------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
       Period       Income             Stand Alone      Stand Alone       Stand Alone       * Eliminate       Consolidated
Quarter Ended       Statement:         Global           HAT               World Jet           HAT/WJI              Global
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
March 31,2004       Revenues           $    230,576     $ 3,355,532       $   789,964        $   (90,041)     $  4,286,031
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
                    Cost of Sales          (144,832)     (2,299,340)         (547,140)            90,041        (2,901,271)
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
                    Expenses               (188,875)       (465,427)          (15,685)                            (669,987)
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
                    Net Profit (Loss)    ($ 103,131)    $   590,765       $   227,339                         $    714,773
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------

------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
June 30, 2004       Revenues           $    545,458     $ 3,083,528       $   743,721       $    (71,833)     $  4,300,874
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
                    Cost of Sales          (286,625)     (2,108,359)         (377,292)            71,833        (2,700,443)
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
                    Expenses               (354,016)       (496,756)           53,315                             (797,457)
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
                    Net Profit (Loss)     ($ 95,183)    $   478,412       $   419,744                          $   802,973
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------

------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
Sept. 30, 2004      Revenues           $   1 65,968     $ 6,576,013       $ 1,893,902       $   (523,801)     $  8,112,082
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
                    Cost of Sales           (92,624)     (5,153,587)       (1,486,416)           523,801        (6,206,743)
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
                    Expenses               (694,927)       (338,106)         (232,162)                          (1,267,278)
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
                    Net Profit (Loss)    ($ 621,583)    $ 1,084,320       $   175,324                         $    638,061
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------

------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
Dec. 31, 2004       Revenues           $    105,679     $12,273,815       $ 3,630,877       $ (1,858,239)     $ 14,152,131
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
                    Cost of Sales            67,437     (11,522,222)       (3,000,840)         1,858,239       (12,595,303)
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
                    Expenses               (363,431)       (710,419)         (345,416)                          (1,431,349)
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
                    Net Profit (Loss)    ($ 190,315)        $41,174        $  284,620                         $    135,479
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------


                                                         Page 4



------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
             2004  Revenues            $  1,047,681     $25,288,888       $ 7,058,464       $ (2,543,914)     $ 30,851,118
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
      Year End     Cost of Sales           (456,644)    (21,083,509)       (5,411,688)         2,543,914       (24,407,926)
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
       Results     Expenses              (1,601,249)     (2,010,708)         (539,948)                          (4,151,906)
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
                   Net Profit (Loss)       (1,010,212)  $  2,194,671      $ 1,106,827                         $  2,291,286
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------

------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
March 31,2005      Revenues            $  1,775,000     $ 5,730,920       $ 2,255,788       $ (1,109,472)     $  8,652,236
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
                   Cost of Sales           (975,000)     (4,879,870)       (1,609,007)         1,109,472        (6,354,405)
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
                   Expenses                (588,411)       (655,535)         (395,793)                          (1,639,739)
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
                   Net Profit (Loss)      $ 211,589       $ 195,515        $  250,988                         $    658,092
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------

------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
June 30,2005       Revenues            $  1,420,000     $ 6,364,608       $ 2,092,211       $ (1,047,441)     $  8,829,378
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
                   Cost of Sales           (750,068)     (5,169,421)       (1,558,291)        (1,047,441)       (6,430,339)
 ------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
                   Expenses                (371,917)     (1,138,211)         (206,744)                          (1,716,872)
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
                   Net Profit (Loss)      $ 298,015        $ 56,976        $  327,176             $0          $    682,167
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------

------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
September 30,2005  Revenues            $  8,680,000     $ 4,226,592       $ 3,245,789       $   (690,235)     $ 15,462,146
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
                   Cost of Sales         (6,861,538)     (3,736,561)       (2,312,666)           690,235       (12,220,530)
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
                   Expenses              (1,067,583)       (855,049)         (364,465)                          (2,287,107)

                   Tax Estimate                                                                                   (293,266)
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
                   Net Profit (Loss)   $    750,879     $  (365,018)      $   568,648             $0          $    661,243
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
December 31, 2005  Revenues            $   (178,462)    $ 6,882,992       $ 3,028,893       $ (1,448,535)     $  8,284,888
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
                   Cost of Sales            626,269      (5,778,207)       (2,349,284)         1,448,535        (6,052,687)
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
                   Expenses                (455,883)     (1,023,620)         (669,118)                          (2,148,621)

                   Equity-Net             1,111,096                                                              1,111,096
                   Expenses of
                   Affilates

                   Tax Estimate            (262,638)                          189,816                              (72,822)
------------------- ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
                   Net Profit (Loss)   $    840,382     $    81,165       $   200,307             $0          $  1,121,854
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------


                                                                Page 5


------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
             2005  Revenues            $ 11,696,538     $ 23,205,112      $ 10,622,681           $ 0          $ 41,228,648
      Year End     Cost of Sales          (7,960,337)    (19,564,059)      (7,829,248)             0           (31,057,961)
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
       Results     Expenses              (2,483,794)     (3,672,415)       (1,636,120)                          (7,792,339)

                   Tax Estimate            (262,638)                          189,816                              (72,822)

                   Equity-Net
                   Expenses of
                   Affiliates             1,111,096                                                              1,111,096
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------
                   Net Profit (Loss)     2, 100,865     $   (31,362)      $ 1,347,119              0          $  3,416,622
------------------ ------------------- ---------------- ----------------- ----------------- ----------------- --------------------

------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
       Period       Income             Stand Alone      Stand Alone       Stand Alone       * Eliminate       Consolidated
Quarter Ended       Statement:         Global           HAT               World Jet           HAT/WJI              Global
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
March 31,2006       Revenues           $  3,175,000     $ 6,554,442       $ 2,975,124       $ (1,195,843)     $ 11,508,723
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
                    Cost of Sales        (1,949,139)     (4,586,370)       (2,195,743)         1,195,843        (7,535,409)
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
                    Expenses             (1,549,446)       (759,779)         (540,688)                          (2,849,913)
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
                    Net Profit (Loss)      (323,585)    $ 1,208,293       $   238,693                         $  1,123,401
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------

------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
June 30, 2006       Revenues           $  1,300,000     $ 7,788,142       $ 3,187,544       $ (2,077,035)     $ 10,198,651
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
                    Cost of Sales        (1,574,485)     (5,841,501)       (2,429,094)         2,077,035        (7,768,045)
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
                    Expenses               (174,900)       (703,017)         (497,313)                          (1,375,230)
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------
                    Net Profit (Loss)      (449,385)    $ 1,243,624       $   261,137                         $  1,055,376
------------------- ------------------ ---------------- ----------------- ----------------- ----------------- --------------------


* The eliminate column reflects the dollar amounts of Inter-Company Sales by World Jet to HAT in 2004 & 2005. On a consolidated basis Revenues and Cost of Sales are reduced to reflect the Revenues and Cost of Sales for external sales only, with a zero $ impact on stand alone or consolidated profit (loss) figures.


The current registration includes 12,715,386 shares of common stock of the Company that have been issued pursuant to a private placement exempt from registration with the SEC pursuant to Rule 506 under Regulation D as promulgated by the SEC pursuant to Section 4(2), and 18,632,694 shares of common stock of the Company issueable upon exercise of warrants 7,200,000 of which were exercised by selling shareholder Barron on July 27, 2005; 399,000 of which were exercised by selling shareholder JG Capital on September 20, 2005 and 22,812 which were exercised by selling shareholder Grushko on September 14, 2005. If all warrants are exercised, the number of shares of common stock the Company is registering (31,348,080) will represent 63.6% of the authorized and outstanding shares of common stock of the Company.

Unless otherwise indicated, "Global Aircraft Solutions, Inc." "we", "us" "our" "Company" refer to Global Aircraft Solutions, Inc. and its subsidiaries.

                                    OFFERING


Securities Being Offered      20,343,215 shares of common stock (1) and up to
                              10,887,865 shares of common stock upon the exercise of all warrants (2).

Securities Issued             38,618,215 shares of common stock were issued and
and to be Issued              outstanding as of the date of this prospectus and
                              an additional 10,887,865 shares of common stock will be issued and outstanding if all warrants are exercised (3). Also see footnote (2)

 Use of Proceeds              We will not receive any proceeds from the sale of
                              the private placement issue of (i) 18,799,000
                              shares of common stock by the selling
                              shareholders, Contrarion Equity Fund, LP ("CEF"),
                              CRT Capital Group, LLC ("CRT"), Contrarioan Long
                              Short, L.P. ("CLS"), Silver Point Capital Offshore
                              Fund, Ltd. ("SPCOF"), Delta Offshore, Ltd.
                              ("DOFS"), Delta Institutional ("DI"), Brencourt
                              Advisors, LLC ("BA"), Brencourt Distressed
                              Securities Master, Ltd. ("BDSM"), Loeb Partners
                              Corporation ("Loeb"), JMG Triton Offshore Fund,
                              Ltd. LP ("Triton"), JMG Capital Partners, LP
                              ("JMG"), Blackmore Offshore, Ltd. ("BOFS"),
                              Blackmore Wallace Partners, LP ("BWP"), Delta
                              Onshore, LP ("DONS"), Blackmore Partners ("BP"),
                              Delta Pleiades, LP ("DP"), Silver Point Capital
                              Fund, LP ("SPCF") , AHFP Contrarian ("AHFP"), AF
                              Capital, LLC ("AFC"), Core Fund, L.P. ("CF"),
                              Cedarview Opportunities Master Fund ("COMF") and
                              JG Capital, Inc. ("JG Capital") (ii) 1,000,000
                              shares of common stock by selling shareholder
                              Ralph Garcia; and (iii) 1,515,386 shares of common
                              stock by selling shareholders Alpha Capital
                              ("Alpha"), Stonestreet Limited Partnership
                              ("Stonestreet"), Whalehaven Capital Fund Limited
                              ("Whalehaven") and Greenwich Growth Fund Limited
                              ("Greenwich"). We will receive the proceeds from
                              the exercise of any of the warrants issued to the
                              selling shareholders Barron Partners, LP
                              ("Barron"), Whalehaven, Stonestreet, Greenwich,
                              Alpha, JG Capital, Inc., Heza Holding, Inc. and
                              Grushko & Mittman, P.C. ("Grushko") ") unless the
                              cashless exercise feature (which is available to
                              all warrant holders if the registration of shares
                              underlying such warrants is not effective at the
                              time of a warrant exercise), is exercised by the
                              warrant holder. See section entitled "Use of
                              Proceeds".
--------------------------------------------------------------------------------

(1) 9,600,000 shares of common stock were issued to the selling shareholders, Barron Partners, pursuant to a private placement under Rule 506 of Regulation D of SEC Act of 1933,7,200,000 shares of common stock were issued to selling shareholder Barron Partners on July 27, 2005 upon the exercise of $.68 warrants and stock issueable upon exercise of such warrants pursuant to a private placement under Rule 506 of Regulation D of SEC Act of 1933 on May 31, 2004, 399,000 shares of common stock were issued to selling shareholder JG Capital on September 20, 2005 upon the cashless exercise of a $.34 warrant representing 501,000 of 720,000 shares of common stock (discounted to 399,000 shares upon a cashless exercise) issueable upon exercise of such warrants pursuant to a private placement under Rule 506 of Regulation D of SEC Act of 1933 on September 2, 2004, 22,812 shares of common stock were issued to selling shareholder Grushko on September 14, 2005 upon the cashless exercise of a $.52 warrant (discounted to 22,812 from 31,731 shares upon a cashless exercise) issueable upon exercise of such warrants pursuant to a private placement under Rule 506 of Regulation D of SEC Act of 1933 on September 2, 2004; and 21,017 shares of common stock were issued to selling shareholder Heza on December 27, 2005 upon the cashless exercise of a $.52 warrant (discounted to 21,017 from 31,731 shares upon a cashless exercise) issueable upon exercise of such warrants pursuant to a private placement under Rule 506 of Regulation D of SEC Act of 1933 on September 2, 2004 . All of the 16,800,000 shares of common stock owned by Barron were sold by Barron in a private placement to Qualified Institutional Buyers CEF, CRT, CLS, DOFS, DI, BA, BDSM, Loeb, Triton, JMG, BOFS, BWP, DONS, BP DP, SPCOF , SPCF and AHFP. A total of 2,115,386 shares of common stock were issued to selling shareholders as follows: Whalehaven Capital Fund Limited ("Whalehaven") 288,462 shares; Stonestreet Limited Partnership ("Stonestreet") 384,616 shares; Alpha Capital ("Alpha") 1,250,000 shares and Greenwich Growth Fund Limited ("Greenwich") 192,308 shares pursuant to a private placement under Rule 506 of Regulation D of SEC Act of 1933. 1,000,000 shares of common stock were issued to selling shareholder Ralph Garcia pursuant to a private placement under Rule 506 of Regulation D of SEC Act of 1933 as partial compensation for the acquisition of World Jet Corporation.

(2) Warrants entitling the selling shareholder Barron Partners, JG Capital, Inc., Alpha, Stonestreet, Whalehaven, Greenwich, Heza Holding, Inc. and Grushko & Mittman, P.C. to an additional 10,887,865 shares of common stock upon the exercise of such warrants as follows: Barron Partners - warrants to purchase 7,200,000 shares of common stock at an exercise price of $1.36 per share; JG Capital, Inc. - warrants to purchase 219,000 (instead of 321,000 shares due to the discount of 102,000 shares for a cashless exercise of warrants) shares of common stock at $0.34 per share, 95,192 shares of common stock at an exercise price of $0.52 per share, 540,000 shares of common stock at $0.68 per share, 47,597 shares of common stock at $1.00 per share, and 587,597 shares of common stock at $1.36 per share; ; Alpha- warrants to purchase 625,000 shares of common stock at an exercise price of $1.00 per share and 625,000 shares of common stock at an exercise price of $1.36 per share; Stonestreet - warrants to purchase 192,308 shares of common stock at an exercise price of $1.00 per share and 192,308 shares of common stock at an exercise price of $1.36 per share; Whalehaven - warrants to purchase 144,231 shares of common stock at an exercise price of $1.00 per share and 144,231 shares of common stock at an exercise price of $1.36 per share; Greenwich - warrants to purchase 96,154 shares of common stock at an exercise price of $1.00 per share and 96,154 shares of common stock at an exercise price of $1.36 per share; Heza Holding, Inc. - warrants to purchase 15,865 shares of common stock at an exercise price of $1.00 per share, and 15,865 shares of common stock at an exercise price of $1.36 per share; Grushko - warrants to purchase 15,865 shares of common stock at an exercise price of $1.00 per share, and 15,865 shares of common stock at an exercise price of $1.36 per share. All warrants are subject to a cashless exercise option at the election of the warrant holder if the shares issueable upon exercise of the warrants are not registered at the time such warrants are exercised.


(3) The amount of shares issued and outstanding will increase up to a maximum of 49,333,080 upon the exercise of all warrants. The amount of issued and outstanding shares includes 1.5 million shares of common stock issued to Seajay Holding which have been voided by the Company and for which the Company has filed a lawsuit against Seajay Holdings seeking a court order for the return of the 1.5 million shares (See "Legal Proceedings" section).
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                                     Page 8

                                  RISK FACTORS

Investing in our common stock involves a high degree of risk. Before agreeing to buy, you should carefully consider the following risk factors, in addition to the other information contained or incorporated by reference in this prospectus:

PROBLEMS IN THE AIRLINE INDUSTRY

Problems in the airline industry could adversely affect our business. Since our customers consist primarily of passenger and cargo air carriers and aircraft leasing companies, the lingering effects of the terrorist events of September 11, 2001 continue to adversely impact the airline industry and consequently adversely impact our business. However, it does affect our business to a much lesser extent than it affects Maintenance, Repair and Overhaul ("MRO") firms that rely heavily on major airlines for business. When economic factors adversely affect the airline industry, they tend to reduce the overall demand for maintenance and repair services, causing downward pressure on pricing and increasing the credit risks associated with doing business with airlines. We cannot assure you that economic and other factors, which may affect the airline industry, will not adversely impact our business, financial condition or results of operations. Such adverse effects in the airline industry, can also adversely affect our aircraft parts sales business conducted by our wholly owned subsidiary, World Jet. Any event or occurrence which adversely impacts the aircraft maintenance industry will also adversely impact the aircraft parts sales industry because aircraft parts sales are directly related to the demand for maintenance of aircraft.

INCREASING COST OF JET FUEL

The potential for increasing costs in jet fuel prices may adversely affect our business. The price of jet fuel affects the maintenance and repair markets, since older aircraft, which consume more fuel and which account for most of our maintenance and repair services business, become less viable as the price of fuel increases.

TERRORIST ATTACKS

The events of September 11th have had a negative impact on the airline industry in general, and thereby indirectly on us. Factors arising (directly or indirectly) from these terrorist attacks which could affect our business may include: (i) the impact of these terrorist attacks and the impact in declines in air travel as a result of these terrorist attacks on the financial condition of one or more of our airline customers, (ii) possible increases in jet fuel prices as a result of events relating to these terrorist attacks, (iii) potential reductions in the need for aircraft maintenance due to declines in airline travel and cargo business and (iv) the adverse effect these terrorist attacks, or future events arising as a result of these terrorist attacks, on the economy in general.

AVIATION INDUSTRY IS SUBJECT TO HEAVY GOVERNMENT REGULATION

The aviation industry is highly regulated by the FAA in the United States and by similar agencies in other countries. We must be certified by the FAA, and in some cases authorized by the original equipment manufacturers, in order to repair aircraft components and to perform maintenance and repair services on aircraft. Commercial jets, like any other complex vehicles, require periodic maintenance to allow for their safe and economical operation. Unlike many vehicles, the repair and modification of such aircraft is highly regulated by the various aviation authorities in each country of operation around the world.

In the United States, the Federal Aviation Administration (FAA) regulates the manufacture, repair, overhaul and operation of all aircraft and aircraft equipment operated in the U.S. pursuant to the Federal Aviation Regulations
(FARs). The FAA must certify each authorized repair station, and certified facilities are issued an Air Agency Certificate. Each certificate contains ratings and limitations that specifically authorize the repair station to only perform certain types of services on specific makes and models of aircraft. FAA regulations are designed to ensure that all aircraft and aircraft equipment are continuously maintained in proper condition to ensure safe operation of the aircraft. Similar rules apply in other countries. All aircraft must be maintained under a continuous condition-monitoring program and must periodically undergo thorough inspection and maintenance. The inspection, maintenance and repair procedures for the various types of aircraft and aircraft equipment are prescribed by regulatory authorities and can be performed only by certified repair facilities utilizing certified technicians. Certification and conformance is required prior to installation of a part on an aircraft. We closely monitor the FAA and industry trade groups in an attempt to understand how possible future regulations might impact us.

There is no assurance that new and more stringent government regulations will not be adopted in the future or that any such new regulations, if enacted, will not materially adversely affect our business, financial condition or results of operations. Further, our operations are also subject to a variety of worker and community safety laws. In the United States, the Occupational Safety and Health Act mandates general requirements for safe workplaces for all employees. Specific safety standards have been promulgated for workplaces engaged in the treatment, disposal or storage of hazardous waste. We believe that our operations are in material compliance with health and safety requirements under the Occupational Safety and Health Act.

DEPENDENCE ON A SMALL NUMBER OF CUSTOMERS

For the partial year ended December 31, 2002, our 2 largest continuing customers accounted for approximately 80% of our total revenues, and our largest continuing customer accounted for approximately 43% of total revenues. For the year ended December 31, 2003, our 2 largest continuing customers accounted for 36% of our total revenues and our largest continuing customer accounted for approximately 25% of total revenues. Five customers accounted for 74% of our total 2003 revenue. For the year ended December 31, 2004, our 2 largest continuing customers accounted for 34% of our total revenues and our largest continuing customer accounted for 21% of total revenues. For the year ended December 31, 2005, our largest continuing customer accounted for 8.3% of our revenue. Four customers accounted for 37.6% of our revenue. The broadening of our customer base has spread the risk associated with the failure of a significant customer. Efforts are continually being made to broaden and strengthen our customer base. While the relative significance of customers varies from period to period, the loss of, or significant curtailments of purchase of our services by, one or more of our significant customers at any time could adversely affect our revenue and cash flow. The customers upon whom the Company subsidiaries relied for 10% or more of its revenue as of the year ending December 31, 2004 are as follows:

HAT                                           WORLD JET
---                                           ---------

Customer          Percentage of Revenue       Customer            Percentage of Revenue
--------          ---------------------       --------            ---------------------

Jets MD Lease          11%                    HAT                         40%

                                              Aircraft LLC                17%

                                              Jetran                      14%


HAT was World Jet's largest customer for the year ended December 31, 2005, accounting for 40% of World Jet's revenue. Since HAT and World Jet now operate as wholly owned subsidiaries of Global, any significant adverse events that affect HAT and Global will also adversely impact World Jet. Likewise, any significant curtailment in purchases of aircraft parts by one or more of World Jet's significant customers could adversely affect World Jet's revenues and cash flow.

LEASE OF PROPERTY

Global's wholly owned subsidiary, HAT is currently conducting operations on leased property at the Tucson International Airport ("TIA"). The lease is a one year lease commencing March 1, 2005 and permits HAT to apply for two additional one year options. On March 1, 2006, HAT signed an amendment to extend the lease through March 1, 2007. TIA is implementing a Master Plan for airport development, which precludes issuing a long term lease to HAT, but will not effect HAT's facilities for at least five years. Until HAT possesses a long-term lease, there remains a risk that HAT will have to relocate operations which could have an adverse impact on HAT's operations.

RISK OF OPERATING IN ONE LOCATION

Global conducts more than 73% of its operations through its two wholly owned subsidiaries, HAT and World Jet, at 6901 and 6900 South Park Avenue, Tucson, Arizona respectively. While World Jet serves as HAT's parts supply facility for aircraft parts at 6900 South Park Avenue Tucson, Arizona, and accounts for 17 % of Global's total revenue, the repair and maintenance operation of HAT located at 6901 South Park Avenue, Tucson, Arizona comprises approximately 56% of Global's revenue. By having only one location for aircraft repair and maintenance HAT is at risk of temporary or permanent cessation of all operations should HAT encounter an event which renders its facility unusable for any period of time or HAT encounters any issues or problems related to the use of the facility at this location.

Although World Jet represents only 17 % of Global's operations, World Jet operates out of only one location in Tucson, Arizona and cessation of operation at this location due to events which render the facility unusable for any period of time will correspondingly adversely impact Global's operations and revenue stream. Since World Jet maintains all of its parts inventory at this one location, any damage to or destruction of this facility and/or the inventory will also adversely impact the Company.

STATUS AS A GOING CONCERN

The Company operating through its two wholly owned subsidiaries, HAT and World Jet, engages in business operations solely related to the aviation industry. Any problems in the airline/aviation industry may have an adverse impact on our operations and ability to operate as a going concern. Any terrorist incidents, increases in the price of Jet fuel, or other economic factors which adversely impact the airline/aviation industry could effect our ability to operate as a going concern. Moreover, any events which may adversely impact our ability to continue operations at our facilities at Tucson, Arizona could also adversely affect our ability to operate as a going concern.

IMPACT OF BEING AN OTC BULLETIN BOARD STOCK

Global's common stock is quoted on the OTC Bulletin Board under the trading symbol GACF and is traded in the over-the-counter markets. Unless and until our common shares become quoted on the NASDAQ system or listed on a national securities exchange, we may at any time be subject to the "penny stock" provisions of the Exchange Act and applicable SEC rules. At any time when the market price of our common stock is below $5.00 per share, our common stock may be deemed to be a penny stock. In that event, our common stock will be subject to rules that impose additional sales practices on broker-dealers who sell our securities. For transactions covered by the penny stock rules, the broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the SEC. So long as Global's common shares are considered "penny stocks", many brokers will be reluctant or will refuse to effect transactions in Global's shares, and many lending institutions will not permit the use of penny stocks as collateral for any loans. This could have an adverse effect on the liquidity of our common stock.

OUR COMMON STOCK IS THINLY TRADED AND OUR STOCK PRICE MAY BE MORE VOLATILE THAN THE MARKET IN GENERAL

Because our common stock is thinly traded, its market price may fluctuate significantly more than the stock market in general or the stock prices of similar companies, which are exchanged, listed or quoted on NASDAQ. Our public float is approximately 25,689,715 shares, thus our common stock will be less liquid than the stock of companies with broader public ownership, and, as a result, the trading prices for our common stock may be more volatile. Among other things, trading of a relatively small volume of our common stock may have a greater impact on the trading price for our stock than would be the case if our public float were larger

SINCE BECOMING A PUBLIC COMPANY, WE HAVE NEVER PAID DIVIDENDS.

 Since becoming a public company in September of 1997, Global has never paid a dividend and does not expect to pay a cash dividend upon its capital stock in the foreseeable future. Payment of dividends in the future will depend on our earnings (if any) and our cash requirements at that time, but we expect to retain earnings for business expansion over the foreseeable future.

RELIANCE ON EXECUTIVE OFFICERS AND KEY EMPLOYEES

Our continued success depends significantly upon the services of our executive officers and upon our ability to attract and retain qualified personnel in all of our operations. While we have or are issuing employment agreements with each of our executive officers and certain of our key employees, most of our employees are employed on an at-will basis. The loss of one or more of our executive officers and of a significant number of our other employees without capable replacements could materially adversely affect our business, financial condition or results of operations.

COMPETITION

The barriers to entry in the commercial jet maintenance and modification business are very high due to the stringency of FAA regulation, the complexity and sophistication of modern jet aircraft, and the reluctance of operators to entrust their aircraft maintenance to new, unproven start-up facilities. Even if a new entrant succeeds in completing the very costly and time consuming process of obtaining FAA approval for a new repair station, they are then faced with the difficult task of convincing operators to input aircraft into an unproven facility that may experience learning curve cost overruns and delays.

Given the many billions of aircraft maintenance dollars spent each year, and the relatively limited number of approved repair stations, much of the meaningful competition in today's aircraft maintenance industry is not so much competition for customers as it is for qualified personnel to perform the work. In view of the importance of employing highly competent personnel in the quality critical field of commercial aircraft maintenance, HAT's pay scales generally meet or exceed national standards. Also, HAT has been very successful in recruiting key personnel by focusing on providing a good quality work environment and due to the desirability of Tucson's lifestyle.

In the local area, HAT's major competitor for narrow-body aircraft maintenance work is Evergreen Air Center, which is located in Marana, Arizona and employs approximately 500 people. Evergreen Air Center services Evergreen Airline's fleet of Boeing 747 and McDonnell Douglas DC-9 commercial aircraft and provides services to outside customers.

Nationally, Hamilton Aerospace competes in the narrow-body segment of the market with Tramco, owned by Goodrich Corporation and located in Seattle, Washington; AAR Group, Inc., located in Oklahoma City, Oklahoma; Mobile Aerospace, located in Mobile, Alabama; Timco, located in Greensboro, North Carolina, Macon, Georgia, Arizona and Lake City, Florida; FlightStar, located in Jacksonville, Florida; Commercial Jet Miami, located at Miami, Florida and Avborne Heavy Maintenance, located at Miami, Florida. Internationally, Hamilton Aerospace competes with Coopesa, located in San Jose, Costa Rica and Aeroman, part of the Taca Groupa, located in San Salvador, El Salvador.

Because World Jet is a parts broker, the most significant determiner of competitive advantage for World Jet is parts availability. Major parts' brokers competing in the marketplace with World Jet include: Pac Air Industries, Unical Aviation, Pacific Air Industries, Volvo Aero, Aero Controls, AAR-Allen Aircraft, Kellstrom Industries, Broward Aviation, Memphis Group, ABX-Air, A.J. Walter, Turbo Resources, Jet Accessory Center, Aero Inventory-UK, American Jet Industries, Continental A/L and Wencor West.

PRODUCT LIABILITY

Our business exposes us to possible claims for personal injury or death, which may result from the failure of an aircraft or an aircraft part repaired or maintained by us or from our negligence in the repair or maintenance of an aircraft or an aircraft part. While HAT maintains what we believe to be adequate liability insurance to protect us from claims of this type, based on our review of the insurance coverage maintained by similar companies in our industry, we cannot assure you that claims will not arise in the future or that our insurance c overage will be adequate. Additionally, there can be no assurance that insurance coverage can be maintained in the future at an acceptable cost. Any liability of this type not covered by insurance could materially adversely affect our business, financial condition or results of operations or our ability to continue as a going concern.

SUSCEPTIBILITY TO OTHER LIABILITY CLAIMS

Our business exposes us to possible claims for personal injury or death, which may result if we were negligent in repairing or overhauling an airplane. We cannot assure you that claims will not arise in the future or that our insurance coverage will be adequate to protect us in all circumstances. Additionally, we cannot assure you that we will be able to maintain adequate insurance coverage in the future at an acceptable cost. Any liability claim not covered by adequate insurance could materially adversely affect our business, financial condition or results of operations.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the Offering and exercise of all warrants, the Company will have outstanding 49,333,080 shares of Common Stock. Of these shares, the Common Stock sold in the Offering will be freely tradable without restriction or limitation under the Securities Act of 1933, as amended (the "Securities Act"), unless purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act. The Company, its executive officers, directors and stockholders, have agreed that, for a period of 180 days from the date of this Prospectus, they will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, subject to certain exceptions. The sale of a substantial number of shares of Common Stock in the public market following the Offering, or the perception that such sales could occur, could adversely affect the market price of the Common Stock and/or impair the Company's ability in the future to raise additional capital through the sale of its equity securities.

PRICE VOLATILITY

The market price of the Common Stock could be subject to significant fluctuations in response to variations in quarterly operating results and other factors. From time to time in recent years, the securities markets have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies. These broad fluctuations may adversely affect the market price of the Common Stock.

IMPACT OF WARRANT EXERCISE ON MARKET

In the event of the exercise of a substantial number of warrants within a reasonably short period of time after the right to exercise commences, the resulting increase in the amount of our common stock in the trading market could substantially affect the market price of our common stock.

PREEMPTIVE RIGHTS

The selling shareholders, Barron Partners, Alpha, Stonestreet, Whalehaven and Greenwich have preemptive rights/rights of first refusal with respect to all shares they hold or may acquire whereby each such investor shall have the right to participate in any equity or debt convertible into equity or equivalent financing, by the Company on a pro rata basis at 100 percent (100%) of the offering price, provided that the price of such financing is not less than $0.68 per share. If the price is less than $0.68 per share, then each investor shall have the right to invest at 80% of such price. One risk of such preemptive rights is that it may make it difficult to attract new capital since new investors could, in effect, overpay compared to those who possess preemptive rights that it may make it extremely difficult to obtain new financing unless we purchase back the issued preemptive rights. Another risk factor of the existing preemptive rights would be that dilution may occur to the extent that the selling shareholders exercise their preemptive rights/rights of first refusal (see section titled "Dilution").

THE MARKET PRICE OF OUR COMMON STOCK COULD BE DEPRESSED BY FUTURE SALES

Future sales of our common stock, or the perception that these sales could occur, could adversely affect the market price of our common stock. We cannot assure you as to when, and how many of, the shares of our common stock will be sold and the effect these sales may have on the market price of our common stock. In addition, we may issue additional shares of common stock in connection with possible future acquisitions or other transactions. Although these securities may be subject to regulatory or contractual resale restrictions, as these restrictions lapse or if these shares are registered for sale to the public, they may be sold to the public. In the event we issue a substantial number of shares of our common stock, which subsequently become available for unrestricted resale, there could be a material adverse effect on the prevailing market price of our common stock.

                           FORWARD LOOKING STATEMENTS

This prospectus contains certain forward-looking statements and information relating to Global Aircraft Solutions, Inc. "Global" and its wholly owned subsidiaries Hamilton Aerospace Technologies Inc. ("HAT") and World Jet Corporation , ("World Jet") that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this report, the words "anticipate", "believe", "estimate", "expect", "intend", "plan" and similar expressions, as they relate to Global, HAT, World Jet, or its management, are intended to identify forward-looking statements. These statements reflect management's current view of Global, HAT and World Jet concerning future events and are subject to certain risks, uncertainties and assumptions, including among many others relating to our results of operations: competitive factors, shifts in market demand, and other risks and uncertainties (including those described under "Risk Factors" below and elsewhere in this\report), our ability to generate sufficient working capital to meet our operating requirements and service our indebtedness, our ability to refinance our secured debt, or to convert such debt to equity, maintaining good working relationships with our vendors and customers, our ability to attract and retain qualified personnel, future terrorist-related activities, economic factors that affect the aviation industry, changes in government regulation, increases in fuel prices, and the overall economy.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of (i) the 3,355,669 shares of common stock offered through this prospectus by selling shareholder CEF, (ii) the 2,500,000 shares of common stock offered through this prospectus by selling shareholder CRT, (iii) the 2,000,000 shares of common stock offered through this prospectus by Silver Point, (iv) the 1,599,900 shares of common stock offered through this prospectus by selling shareholder DOFS, (v) the 1,260,000 shares of common stock offered through this prospectus by selling shareholder SPCOF, (vi) the 650,000 shares of common stock offered through this prospectus by Alpha,
(vii) the 1,015,500 shares of common stock offered through this prospectus by selling shareholder DI, , (viii) the 1,000,000 shares of common stock offered through this prospectus by selling shareholder BA, (ix) the 1,000,000 shares of common stock offered through this prospectus by selling shareholder BDSM, (x) the 1,000,000 shares of common stock offered through this prospectus by selling shareholder Ralph Garcia, (xi) the 800,000 shares of common stock offered through this prospectus by selling shareholder Loeb (xii) the 750,000 shares of common stock offered through this prospectus by selling shareholder JMG, (xiii) the 750,000 shares of common stock offered through this prospectus by selling shareholder Triton, (xiv) the 740,000 shares of common stock offered through this prospectus by selling shareholder SPCF (xv) the 534,313 shares of common stock offered through this prospectus by selling shareholder CLS, (xvi) the 486,763 shares of common stock offered through this prospectus by selling shareholder BOFS,(xvii) the 384,616 shares of common stock offeredthrough this prospectus by Stonestreet, (xviii) the 335,038 shares of common stock offered through this prospectus by selling shareholder BWP, (xix) the 300,000 shares of common stock offered through this prospectus by selling shareholder AFC; (xx) the 288, 462 shares of common stock offered through this prospectus by selling shareholder Whalehaven, (xxi) the 200,100 shares of common stock offered through this prospectus by selling shareholder DONS (xxii) the 200,000 shares of common stock offered through this prospectus by selling shareholder CF; (xxiii) the 192, 308 shares of common stock offered through this prospectus by selling shareholder Greenwich (xxiv) the 184,500 shares of common stock offered through this prospectus by selling shareholder DP, (xxv) the 178,199 shares of common stock offered through this prospectus by selling shareholder BP, (xxvi) the 110,018 shares of common stock offered through this prospectus by selling shareholder AHFP; (xvii) the 100,000 shares of common stock offered through this prospectus by selling shareholder COMF . We have received the proceeds of $4,896,000.00 from the exercise by Barron of a $.68 warrant to purchase 7,200,000 shares of common stock.
These proceeds will be used as follows:
$3,196,000 - debt reduction (factoring, M&I credit facility and vendor debt) $1,000,000 - HAT working capital
$700,000 - World Jet working capital

We may receive the proceeds from the exercise of any warrants issued to selling shareholders Barron, JG Capital, Inc. Whalehaven, Alpha, Stonestreet, Greenwich, Heza Holdings or Grushko. However, all such warrants have a cashless exercise feature that may be implemented by the warrant holder in the event the shares underlying any warrants remain unregistered at the time the warrants are exercised by such shareholder. JG Capital has elected the cashless exercise option on 501,000 of the 720,000 shares underlying a $.34 warrant issued pursuant to a private placement on September 2, 2004; however, the total shares issued to JG Capital upon such exercise on September 20, 2005 was 399,000 as a consequence of the discount rate applied for exercise of the cashless feature of the warrant. Grushko has elected the cashless exercise option on 31,731 shares underlying a $.52 warrant issued pursuant to a private placement on September 2, 2004; however, the total shares issued to Grushko upon such exercise on September 14, 2005 was 22,812 as a consequence of the discount rate applied for exercise of the cashless feature of the warrant. Heza has elected the cashless exercise option on 31,731 shares underlying a $.52 warrant issued pursuant to a private placement on September 2, 2004; however, the total shares issued to Heza upon such exercise on December 27, 2005 was 21,017 as a consequence of the discount rate applied for exercise of the cashless feature of the warrant. If the remaining warrants are exercised without implementing the cashless exercise feature, these proceeds will amount to $13,700,926.00. The intended use of these proceeds will be for working capital, acquisition of assets and acquisitions of businesses. We have used the proceeds of $3,264,000.00 already received from the Barron Partners private placement equity funding and the $1,100,000.00 private placement equity funding received from Stonestreet, Alpha Capital, Whalehaven and Greenwich as follows: $3,264,000.00 - working capital and acquisition of World Jet $1,100,000.00 - purchase of operating assets from bankruptcy estate of Hamilton Aviation

                                 DIVIDEND POLICY

The Company does not intend to pay any cash dividends with respect to its Common Stock in the foreseeable future, Rather, the Company intends, after the consummation of the Offering, to retain its earnings, if any, for use in the operation of its business.

                                    DILUTION

The Company is a reporting Company. Dilution to our existing shareholders will occur should the selling shareholders exercise the warrants. If the selling shareholders exercise any of the warrants dilution may occur to the extent of such exercise. If all warrants are exercised in addition to any common stock currently held by any of the selling shareholders, the selling shareholders will own the following percentages of the issued and outstanding common stock of the Company:, Barron Partners, will own 14.6%; selling shareholder CEF will own 6.8%; selling shareholder CRT will own 5%; selling shareholder Alpha will own 5%; selling shareholder JG Capital, Inc. will own 4.03%; selling shareholder DOFS will own 3.2%; selling shareholder SPCOF will own 2.55%; selling shareholder BA will own 2%; selling shareholder BDSM will own 2%; selling shareholder DI will own 2%; selling shareholder Loeb will own 1.6%; selling shareholder Stonestreet will own 1.56%; selling shareholder JMG will own 1.5%; selling shareholder Triton will own 1.5%; selling shareholder SPCF will own 1.5%; selling shareholder Whalehaven will own 1.16%; selling shareholder AHFP will own .2%; selling shareholder CLS will own 1%; selling shareholder AFC will own .6%; selling shareholder CF will own .4%; selling shareholder DONS will own ..4%; selling shareholder DP will own .3%; selling shareholder BP will own .3%; selling shareholder BWP will own .67%; selling shareholder BOFS will own .98%; selling shareholder Greenwich will own .77%; selling shareholder COMF will own ..2%; selling shareholder Heza Holdings will own 0.12%; and selling shareholder Grushko will own 0.12%. The selling shareholders, Barron, Alpha, Stonestreet, Whalehaven and Greenwich also have preemptive rights/rights of first refusal with respect to all shares held or acquired whereby each such investor shall have the right to participate in any equity or debt convertible into equity or equivalent financing, by the Company on a pro rata basis at 100 percent (100%) of the offering price, provided that the price of such financing is not less than $0.68 per share. If the price is less than $0.68 per share, then each investor shall have the right to invest at 80% of such price. The selling shareholders, , CEF, CLS, DONS, DP, DI, DOFS, BP, BWP, BOFS, JMG, Triton, Loeb, BA, BDSM, CRT, Silver Point, AHFP, Heza Holdings, Grushko, Ralph Garcia and JG Capital, Inc., do not have any such preemptive rights.

The Company has also adopted the following stock option and stock compensation plans for directors, officers and employees of Global and HAT: (i) 2002 Compensatory Stock Option Plan for directors and officers of Global and HAT which has reserved a maximum of 3,000,000 shares of common stock of which 1,920,000 shares of common stock remain available to be issued; and (ii) 2003 Employee Stock Compensation Plan for employees of HAT which has reserved a maximum of 5,000,000 shares of common stock of which 2,800,000 shares of common stock remain available to be issued.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 31,348,080 shares of common stock offered through this prospectus. The shares include the following:

1. 9,600,000 shares of our common stock that selling shareholder, Barron Partners, acquired from us in an offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 and completed on May 31, 2004 and 7,200,000 shares of common stock that were issued to selling shareholder Barron Partners on July 27, 2005 upon the exercise of a $.68 warrant and stock issueable upon exercise of such warrant which was issued pursuant to a private placement under Rule 506 of Regulation D of SEC Act of 1933 on May 31, 2004 for a combined total of 16,800,000 shares all of which such 16,800,000 shares of common stock were sold by Barron in a private placement transaction to the following qualified institutional buyers who are selling shareholders: 3,355,669 shares of common stock to CEF; 2,500,000 shares of common stock to CRT; 1,599,900 shares of common stock to DOFS; 1,260,000 shares of common stock to SPCOF; 1,000,000 shares of common stock to BA; 1,015,500 shares of common stock to DI; 1,000,000 shares of common stock to BDSM; 800,000 shares of common stock to Loeb; 750,000 shares of common stock to JMG; 750,000 shares of common stock to Triton; 740,000 shares of common stock to SPCF; 534,313 shares of common stock to CLS; 335,038 shares of common stock to BWP; 486,763 shares of common stock to BOFS; 200,100 shares of common stock to DONS; 184,500 shares of common stock to DP;178,199 shares of common stock to BP and 110,018 shares of common stock to AHFP. A total 2,115,386 shares of our common stock that the selling shareholders Whalehaven (288,462), Stonestreet (384,616), Alpha (1,250,000; 600,000 of
     which were sold by Alpha in a private placement transaction on August 4, 2005 as follows: AFC - 300,000 shares; CF - 200,000 shares; and COMF - 100,000 shares) and Greenwich (192,308) acquired from us in an offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 and completed on September 3, 2004; 1,000,000 shares of our common stock that the selling shareholder Ralph Garcia acquired from us in an offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 as partial consideration for the purchase of World Jet; 7,200,000 shares of our common stock that selling shareholder, Barron Partners, may receive pursuant to warrants issued in conjunction with the private placement of Common Stock, warrants and shares issueable upon the exercise of warrants on May 31, 2004.

     A total of 399,000 shares of our common stock that selling shareholder JG Capital received upon exercise of a $.34 warrant issued pursuant to a private placement on September 2, 2004; A total of 22,812 shares of our common stock that selling shareholder Grushko received upon exercise of a $.52 warrant issued pursuant to a private placement on September 2, 2004 and the following shares of common stock issueable upon the exercise of warrants issued pursuant to a private placement of common stock and warrants under Rule 506 of Regulation D of SEC Act 1933 on September 2, 2004: A total of 21,017 shares of our common stock that selling shareholder Heza received upon exercise of a $.52 warrant issued pursuant to a private placement on September 2, 2004 and the following shares of common stock issueable upon the exercise of warrants issued pursuant to a private placement of common stock and warrants under Rule 506 of Regulation D of SEC Act 1933 on September 2, 2004; 1,489,386 shares of our common stock selling shareholder, JG Capital, Inc., may receive pursuant to warrants; 1,250,000 shares of our common stock selling shareholder Alpha may receive pursuant to warrants; 384,616 shares of our common stock selling shareholder Stonestreet may receive pursuant to warrants; 288,462 shares of our common stock selling shareholder Whalehaven may receive pursuant to warrants; 192,308 shares of our common stock selling shareholder Greenwich may receive pursuant to warrants; 31,731 shares of our common stock selling shareholder Heza Holdings may receive pursuant to warrants; and 31,731 shares of our common stock selling shareholder Grushko may receive pursuant to warrants.

The following table provides as of February 2, 2006, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   The number of shares owned by each prior to this offering;
     2.   The total number of shares that are to be offered for each;
     3. The total number of shares that will be owned by each upon completion of the offering;
     4.   The percentage owned by each; and
     5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock; however, all selling shareholders may be deemed underwriters. Based upon information provided to use by the selling shareholders, CRT Capital Group, LLC is the only selling shareholder that is a broker-dealer and therefore considered an underwriter. None of the other selling shareholders are broker-dealers or affiliates of a broker-dealer. Because the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act and the rules promulgated thereunder and they may be subject to certain statutory liabilities under the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 49,333,080 shares outstanding upon the exercise of all warrants.

Name of                               Shares             Total of              Total                       Percent
Selling Shareholder                   Owned Prior         Shares               Shares                      Owned
                                      To This             Offered              After                       After
                                      Offering            For Sale             Offering                    Offering
------------------------------------------------------------------------------------------------------------------------------------
Barron Partners, LP                 7,200,000(4)          7,200,000                  0                         0
(Andrew Worden
controlling person)

Contrarian Equity Fund, L.P.        3,355,669             3,355,669                  0                         0

CRT Capital Group, LLC              2,500,000             2,500,000                  0                         0


                                                                 Page 16



Alpha Capital                       2,500,000(6)          2,500,000                  0                         0
Konrad Ackerman
and Rainer Posch
controlling persons)

JG Capital, Inc.                    1,888,386(5)          1,888,386                  0                         0
(Richard Josephberg
controlling person)

Delta Offshore, Ltd.                1,599,900             1,599,900                  0                         0

Silver Point Capital
Offshore Fund, Ltd.                 1,260,000             1,260,000                  0                         0

Deltal Institutional, LP            1,015,500             1,015,500                  0                         0

Ralph Garcia                        1,000,000             1,000,000                  0                         0

Brencourt Advisors, LLC             1,000,000             1,000,000                  0                         0

Brencourt Distressed
Securities Masters, Ltd.            1,000,000             1,000,000                  0                         0

Loeb Partners Corporation             800,000               800,000                  0                         0

Stonestreet                           769,232(7)            769,232                  0                         0

JMG Capital Partners, LP              750,000               750,000                  0                         0

JMG Triton Offshore Fund, Ltd.        750,000               750,000                  0                         0

Silver Point Capital Fund, L.P.       740,000               740,000                  0                         0

Whalehaven                            576,924(8)            576,924                  0                         0

Contrarian Long Short, L.P.           534,313               534,313                  0                         0

Blackmore Offshore, Ltd.              486,763               486,763                  0                         0

Greenwich                             384,616(9)            384,616                  0                         0

Blackmore Wallace Partners            335,038               335,038                  0                         0

AF Capital, LLC                       300,000               300,000                  0                         0

Delta Onshore, LP                     200,100               200,100                  0                         0

Core Fund, LP                         200,000               200,000                  0                         0

Delta Pleiades, LP                    184,500               184,500                  0                         0

Blackmore Partners                    178,199               178,199                  0                         0

AHFP Contrarian                       110,018               110,018                  0                         0

Cedarview Opportunies
Master Fund                           100,000               100,000                  0                         0


                                                              Page 17





Heza Holding, Inc.                     52,748(10)            52,748                  0                          0
(Ari Kluger
controlling person)

Grushko                                54,543(11)            54,543                  0                          0
(Edward Grushko,
controlling person)

(4)  all of which is common stock issueable upon the exercise of warrants
(5)  1,489,386 of which is common stock issueable upon the exercise of warrants
(6)  1,250,000 of which is common stock issueable upon the exercise of warrants
(7)  384,616 of which is common stock issueable upon the exercise of warrants
(8)  288,462 of which is common stock issueable upon the exercise of warrants
(9)  192,308 of which is common stock issueable upon the exercise of warrants
(10) 31,731 of which is common stock issueable upon the exercise of warrants
(11) 31,731 of which is common stock issueable upon the exercise of warrants

To our knowledge, none of the selling shareholders:

     1. Has had a material relationship with Global or HAT other than as a shareholder as noted above at any time within the past three years; or
     2.   Has ever been an officer or director of Global or HAT

Selling Shareholder Ralph Garcia, was the majority shareholder of the acquired company World Jet Corporation during the past three (3) years.


                              PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;
2.   in privately negotiated transactions;
3.   through the writing of options on the common stock;
4.   in short sales; or
5.   in any combination of these methods of distribution.

The sales price to the public may be:

1.   the market price prevailing at the time of sale;
2.   a price related to such prevailing market price; or
3. such other price as the selling shareholders determine from time to time. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. However, only those selling shareholders who are listed in this prospectus, or added through post-effective amendment or supplement, may resell through this prospectus. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. not engage in any stabilization activities in connection with our common stock;
     2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus amended from time to time, as may be required by such broker or dealer; and
     3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                LEGAL PROCEEDINGS

Global

On June 29, 2004, the Company initiated a lawsuit against Corwin Foster and Jane Doe Foster, husband and wife, and Seajay Holdings, LLC a Michigan Limited Liability Company (the "Defendants") in the United States District Court for the District of Arizona requesting entry of a judgment for the return of 1,500,000 shares of common stock. Global and HAT have asserted claims that Corwin Foster (who is the sole shareholder and president of Seajay Holdings) and Seajay Holdings acquired 1,500,000 shares of common stock of Global as part of a Stock Exchange Agreement without consideration for the receipt of such common stock. The Company is pursuing the return of these shares. This lawsuit emanates from a stock exchange agreement of April 2002 whereby Old Mission Assessment ("OMAC") agreed to provide HAT financing and capital for its newly established business. OMAC and its officers Corwin Foster and others, entered into two debenture related agreements on April 15, 2002 whereby OMAC agreed to pay to HAT the sum of $1,500,000.00 under each debenture agreement on or before July 15, 2002. In consideration of this agreement HAT agreed to provide to various investing parties, including Corwin Foster's entity Seajay Holdings, shares of stock of HAT. On May 2, 2002, Global acquired HAT in a stock exchange thereby entitling the investing parties, including Corwin Foster's entity Seajay Holdings, to Global stock in consideration for the $3,000,000.00 investment. Seajay Holdings acquired 1,500,000 shares of common stock of Global pursuant to this transaction. Although Global stock was issued to the investors, including Corwin Foster's entity Seajay Holdings, HAT/Global only received $400,535.00 of the agreed upon $3,000,000.00 to be paid pursuant to the debenture agreements. Since payment in full was never received by Global for the shares of common stock issued as consideration for the debenture agreements, Global was able to secure the return of all common stock issued in connection with the debenture agreements except the 1,500,000 shares of common stock issued to Corwin Foster's entity Seajay Holdings. Global has agreed to return the $400,535.00 of the agreed upon $3,000,000.00 received pursuant to the debenture agreements. This sum was released from escrow and paid to United Pay Phone, an investor in OMAC, pursuant to an agreed upon order of court.

Although Global has made repeated demands upon Corwin Foster and Seajay Holdings to return the 1,500,000 shares of common stock, Corwin Foster and Seajay Holdings have failed and refused to return such stock. As a consequence of Corwin Foster's and Seajay Holdings failure to return the common stock received, Global initiated legal proceedings for damages in the amount of no less than $1,000,000.00 plus interest and fees; the return of the 1,500,000 shares of common stock; and punitive damages in the amount of $10,000,000.00.

Mr. Corwin Foster is now proceeding pro se. and on or about July 24, 2006 which was far beyond the procedurally acceptable time within which to file a counterclaim and without the required leave of court, Corwin Foster filed a pro se counterclaim against Global, HAT, Hamilton Aviation, Ian Herman, Gordon Hamilton, John Sawyer, Ronald Clark, Frank Hooper, United Payphone, Financial Capital, Interwest Transfer and the law offices of Tharpe Howell alleging fraud, unjust enrichment, breach of contract and constructive trust. All of these claims are categorically denied and Global has filed a motion to strike this counterclaim based upon the above referenced defects. Pretrial statements were filed in August 2006. The matter is expected to proceed to trial early in 2007.

HAT

HAT is not involved in any legal proceedings.

World Jet

World Jet is not involved in any legal proceedings.

                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
                               AND CONTROL PERSONS

The Directors and Officers of Global, all of whose terms will expire as follows:

                                                               Date First Elected
Name & Address        Age         Position                     or appointed                Term Expires
-------------------------------------------------------------------------------------------------------
Ian Herman             60         Chairman/CEO /Director            5/02                       05/09

John Sawyer            41         Director & President              5/02                       05/08

Gordon Hamilton        53         Director                          5/02                       05/07

Alfredo Mason          44         Director                          5/04                       05/07

Lawrence Mulcahy       56         Director                          5/04                       05/08

Seymour Siegel         64         Director                          1/06                       05/09

Govindarajan Sankar    46         CFO                               6/06                        N/A

Each of the foregoing persons may be deemed a "promoter" of the company, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors Hamilton and Mason are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified; directors Sawyer and Mulcahy are elected to serve until the 2008 annual meeting of stockholders and until their successors have been elected and qualified; and directors Herman and Siegel are elected to serve until the 2009 annual meeting of stockholders and until their successors have been elected and qualified Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No Executive Officer or Director of the Corporation has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

 No Executive Officer or Director of the corporation is the subject of any pending legal proceedings.

Resumes

Ian Herman: CEO /Chairman. From June 2006 to the present, Mr. Herman has served as the CEO and Chairman of Global Aircraft Solutions, Inc. From 2002 until June 2006 Mr. Herman served as the CEO/CFO and Chairman of Global Aircraft Solutions, Inc.. From 2000 through the present, Mr. Herman has been the President of the Financial Capital Group, Inc. which is engaged in financial and business consulting. From 1995-2000, Mr. Herman was Chairman and a Board Member for the British government handling major inward investments into the United Kingdom as well as administering and evaluating projects in diverse industries totaling more than $200,000,000.00. During his tenure with the British government, Mr. Herman was awarded the Freedom of the City of London in recognition of his services. During the period of 1990-1999, Mr. Herman was the Chief Executive Officer of his own accounting and business consulting business specializing in publishing, healthcare, telecommunications, airlines, manufacturing and information technology. From 1988-1990 Mr. Herman was Chairman and Chief Executive Officer for British World Airways Limited.

John B. Sawyer: President, Chief Operating Officer and Director. From May 2002 through the present, Mr. Sawyer has been the President of Global Aircraft Solutions, Inc.. From 1998 through May 6, 2002, John Sawyer was Chief Operating Officer of Hamilton Aviation, Inc. From 1996 until 1997, Mr. Sawyer was president of Matrix Aeronautica S.A. de C.V., a Mexican repair station located in Tijuana, Baja California. John received an A.A. in Aerospace Engineering from the University of Texas (Austin). In 1986 John joined Pan American World Airways based in Berlin, Germany. Subsequent to that he worked as a Production Foreman at Raytheon, a Quality Control Supervisor at TIMCO, a Heavy Maintenance Representative for World Airways, and Director of Quality Control at Federal Express Feeder.

Gordon D. Hamilton: Director. Gordon is the son of Hamilton Aviation founder, Gordon B. Hamilton, and literally grew up in the aviation business. Mr. Hamilton joined Hamilton Aviation full time as Vice President, Marketing after graduating with honors from the University of Chicago in 1978 with a BA in Tutorial Studies. Gordon became President and Chief Executive Officer of Hamilton Aviation in 1993; a position that he held until joining Hamilton Aerospace in 2003.

Alfredo Alejandro Mason: Director. From 1983 - 1986 Mr. Mason was the Director of Administration and Engineering for Pan Aviation Airlines. From 1986 - 1988 Mr. Mason was the Senior Account Executive for the Aviation and Aerospace Division of Marsh & McLennan. From 1988 - 1990 Mr. Mason was the Director of Aviation and Aerospace for Sedgwick James. From 1990 - Present Mr. Mason was the founder of and currently serves as the President and CEO of Southeast Marine and Aviation Insurance. Mr. Mason attended Embry-Riddle Aeronautical University where he majored in Aeronautical/Aerospace Engineering and also attended the University of Miami where he studied International Finance and Insurance.

Lawrence Mulcahy: Director. Since 1988, Mr. Mulcahy has served as the President of L.L. Industries, d/b/a Davis Kitchens. Davis Kitchens is a wholesale distributor of cabinetry for commercial and residential use. Since 1994, Mr. Mulcahy has served as the President of Becker Specialties and Manufacturing in Tucson, AZ, a manufacturer of plastic laminate countertop blanks. Mr. Mulcahy has also been a partner in Davis Kitchens since 1994. Mr. Mulcahy received his B.S. in Economics from the University of Arizona and was a member of the United States Air Force prior to attending college.

Seymour Siegel: Director. Mr. Siegel is a principal in the Siegel Rich Division of Rothstein, Kass & Company, P.C. Rothstein, Kass & Company is a national firm of accountants and consultants with over 600 members and offices in 7 cities. Mr. Siegel was managing partner and founder of Siegel Rich and Co., P.C., which merged into Weiser & Co., LLP, a large regional firm where he was a senior partner until forming Siegel Rich Inc. in 1994, which in April 2000, became a division of Rothstein Kass. Mr. Siegel is also currently the Chairman of the Audit Committee of Hauppauge Digital, Inc., Emerging Vision, Inc., and Gales Industries, Inc.

Govindarajan Sankar: Chief Financial Officer. Mr. Sankar was hired as the Chief Financial Officer for the Company on June 1, 2006. Prior to his employment with the Company, Mr. Sankar served as Chief Financial Officer for First Student, Inc. since 2003. First Student, Inc. is a student transportation company, with a revenue of $700 million and wholly owned by First plc. Prior to serving as Chief Financial Officer for First Student, Inc., Mr. Sankar was the Director/VP of Finance from 1995 through 2003 for DHL Airways, Inc., an international logistics and distribution company with $6.3 billion in annual revenue and wholly owned by Deutsche Post AG. From 1989 through 1995 Mr. Sankar was the Controller for USAir Group (USAir Express). Mr. Sankar also gained public accounting experience at Deloitte and Touche from 1980 to 1984. Mr. Sankar has an MBA in finance from Wright State University, a CMA from the Institute of Cost and Works Accountants of India; and MS in Finance and Tax from Madras university; a CPA from the institute of Chartered Accountants of India and a BS in Accounting from Madras University. Mr. Sankar is Chairman of FENG Cincinnati Chapter and an advisory board member of the College of Business for Wright State University.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth information on the ownership of the company's voting securities by Officers, Directors and major shareholders as well as those who own beneficially more than five percent (5%) of the company's issued and outstanding common stock through the most current date - September 25, 2006:

Title of Class             Name                      Amount and Nature                  Percent Owned (1)
                                                     of beneficial Owner
--------------------------------------------------------------------------------------------------------

Common            Barron Partners, LP                     7,200,000 (2)                       15.4%
                  730 Fifth Ave., 9th Floor
                  New York, NY 10019

Common            Ewing & Partners                        5,675,000                          14.35%
                  4514 Cole Ave., Ste. 808
                  Dallas, TX 75205

Common            Officers/Directors as a Group           5,053,500 (3)                      12.48%
                  6901 S. Park Ave.
                  Tucson, AZ 85706

Common            Contrarian Funds , LLC                  4,000,000                          10.11%
                  411 West Putnam, Ste. 225
                  Greenwich, CT 06830

Common            Delta Offshore                          3,000,000                           7.58%
                  900 Third Ave., 5th Floor
                  New York, NY 10022

Common            Silver Point Capital                    2,000,000                           5.05%
                  2 Greenwich Plaza
                  Greenwich, CT

Common            Officers/Directors Individually

Common            Ian Herman/Officer & Director           3,080,166 (4)                       7.64%
                  6901 S. Park Ave.
                  Tucson, AZ 85706

Common            John Sawyer/Officer & Director          1,723,334 (5)                       4.34%
                  6901 S. Park Ave.
                  Tucson, AZ 85706

Common            Lawrence Mulcahy, Director                120,000 (6)                         *
                  6901 S. Park Ave.
                  Tucson, AZ 85706

Common            Alfredo Mason, Director                   110,000 (6)                         *
                  6901 S. Park Ave.
                  Tucson, AZ 85706

Common            Seymour Siegel, Director                   20,000 (6)                         *
                  6901 S. Park Ave.
                  Tucson, AZ 85706

* Denotes less than 1% ownership

(1) In setting forth this information, the Company has relied upon its stock and transfer records, to the extent available to the Company without unreasonable effort or expense, and upon Schedule 13D and Schedule 13G filings of, and other information provided by the persons listed. Beneficial ownership is reported in accordance with Securities and Exchange Commission ("SEC") regulations and therefore includes shares of the Company's Common Stock which may be acquired within 60 days after September 25, 2006, upon the exercise of outstanding warrants or options. Shares of Common Stock issuable upon the exercise of such warrants are deemed outstanding for purposes of computing the percentage of Common Stock owned by the beneficial owner thereof listed in the table, but are not deemed outstanding for purposes of computing the percentage of outstanding Common Stock owned by any other stockholder. For each shareholder, Percent of Class Owned is based on the 39,555,307 shares of Common Stock issued and outstanding on September 25, 2006 plus any shares which may be acquired by such beneficial shareholder within 60 days. This calculation does not include warrants and options held by non-beneficial shareholders holding less than 5% of the outstanding stock.

(2) Shares of Company common stock underlying a warrant exerciseable at any time until May 2009 at an exercise price of $1.36 per share.

(3) Includes options to purchase 930,000 shares of Company Common Stock held among all directors and officers.

(4) Includes options to purchase 766,666 shares of Company Common Stock

(5) Includes options to purchase 133,334 shares of Company Common Stock

(6) Includes options to purchase 10,000 shares of Company Common Stock


                            DESCRIPTION OF SECURITIES

The company's Certificate of Incorporation authorizes the issuance of 100,000,000 Shares of Common Stock, .001 par value per share and 5,000,000 shares of preferred stock. On May 17, 2004, the Company cancelled all authorized shares of preferred stock. There is no preferred stock outstanding. The board of directors retains the right to issue shares of preferred stock and determine the rights associated with the preferred stock including, but not limited to rate of dividends; voting rights; priority; rights in liquidation; and any other privileges. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have cumulative voting rights. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Barron Partners, Alpha, Stonestreet, Whalehaven, and Greenwich are the only holders of Common Stock that have preemptive or rights of first refusal with respect to such shares.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the legality of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.


        DISCLOSURE OF COMMISSION POSITION FOR SECURITIES ACT LIABILITIES

Global's By-Laws allow for the indemnification of company Officers and Directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Global was incorporated in Nevada on September 5, 1997 as a holding company. Global was formed as a holding company to establish, maintain and administer the equity and debt funding of any acquired subsidiaries as well as maintaining such capitalization of any subsidiaries. In April 2002, Global issued 3,000,000 shares of common stock to LogiCapital in a stock for stock exchange of Johnstone SoftMachine ("JSM") a Colorado Corporation that never existed past the development stage. JSM held a data license, but Global never exploited such data license and no revenue was generated therefrom as Global chose to focus its efforts entirely in the aircraft maintenance, repair and overhaul industry. On May 2, 2002, Global acquired newly formed HAT in a stock-for-stock exchange. On July 15, 2004 (effective as of January 1, 2004), Global acquired World Jet Corporation, a privately owned Nevada corporation, located at 6900 S. Park Ave., Tucson, AZ 85706 ("World Jet") pursuant to a stock purchase agreement whereby Global acquired 100% of the stock of World Jet for a total purchase price of $2,050,000.00 payable as follows: 1) $1,250,000.00 in cash, 2) $300,000.00 promissory note, and 3) 1,000,000 shares of Global stock at a price of $0.50 per share as well as assuming all liabilities of World Jet including the income tax liability for World Jet fiscal 2003. World Jet is an aircraft parts sales and aircraft parts brokerage facility servicing aircraft operators, aircraft leasing companies and MROM facilities.

The Company has divided its operations into the following reportable segments: aircraft maintenance, repair, and overhaul; aircraft trading (i.e. aircraft brokerage and/or the purchase for resale or lease of aircraft and/or aircraft engines); and part sales. All aircraft maintenance, repair and overhaul is performed at HAT. Beginning January 1, 2005, all of the Company's aircraft trading has been done through Global. (the Company's partnership, Jetglobal , also did aircraft trading). Prior to that date all aircraft trading transactions were handled through HAT. Subsequent to its acquisition in January 2004, substantially all part sales were done by the Company's wholly owned subsidiary, World Jet.

On August 26, 2005, Global together with BCI Aircraft Leasing, ("BCI"), formed a joint venture Delaware limited liability company called Jetglobal, LLC. This is a special purpose LLC formed to acquire and remarket commercial jet aircraft. BCI will be primarily responsible for the marketing aspects of Jetglobal while Global will be responsible for the technical, repair and maintenance aspects associated with remarketing purchased aircraft. Global invested an initial amount of $1,125,000 for a 30% membership and profit interest and BCI invested an initial amount of $2,625,000 for a 70% membership interest in Jetglobal. Pursuant to the terms of Jetglobal's Operating Agreement, although the Company has a 30% membership interest, it is only responsible for 25% of the costs and expenses associated with Jetglobal including any business transactions.


                             DESCRIPTION OF BUSINESS

Global is a public company that trades in the U.S. over-the-counter market. Our common stock is quoted on the OTC Bulletin Board under symbol GACF. Global was formed as a holding company to establish, maintain and administer the equity and debt funding of any acquired subsidiaries as well as maintaining such capitalization of any subsidiaries. At the beginning of 2005, it was decided that in addition to its role as holding company, Global would become active in aircraft trading, replacing HAT in that arena. The only revenue that was reported by Global prior to 2005 was revenue derived from a contract with Mesa Airlines beginning in the third quarter of 2003 and ending in December of 2004. That revenue represented the first revenue produced by the parent Company (Global) since consolidation with HAT. This work was performed by HAT, but revenue and expenses were booked to Global because the customer wanted to contract directly with HAT's parent (Global) rather than with the wholly owned subsidiary (HAT).

HAT was organized on April 5, 2002 and World Jet was organized on April 22, 1997. On May 2, 2002, Global acquired newly formed HAT, a Delaware corporation ("HAT") in a stock-for-stock exchange. HAT was formed on April 5, 2002, and began operations on April 15, 2002. HAT was created as a provider of aircraft maintenance, repair, overhaul ("MRO") services to owners and operators of Transport Category commercial jet aircraft. Its customers are all aircraft operators, including passenger and cargo air carriers, and aircraft leasing companies. HAT has also developed a segment of business in aircraft trading. Aircraft trading denotes the purchase and resale or lease, for profit, of aircraft, aircraft engines, and/or other aircraft major components. On July 15, 2004, (effective as of January 1, 2004), Global acquired World Jet Corporation, a privately owned Nevada corporation, located at 6900 S. Park Ave., Tucson, AZ 85706 ("World Jet") pursuant to a stock purchase agreement whereby Global acquired 100% of the stock of World Jet for a total purchase price of $2,050,000.00 payable as follows: 1) $1,250,000.00 in cash, 2) $300,000.00 promissory note, and 3) 1,000,000 shares of Global stock at a price of $0.50 per share as well as assuming all liabilities of World Jet including the income tax liability for World Jet fiscal 2003. World Jet is an aircraft parts sales and aircraft parts brokerage facility servicing aircraft operators, aircraft leasing companies and MROM facilities.

On August 26, 2005, Global together with BCI Aircraft Leasing, ("BCI"), formed a joint venture Delaware limited liability company called Jetglobal, LLC. This is a special purpose LLC formed to acquire and remarket commercial jet aircraft. BCI will be primarily responsible for the marketing aspects of Jetglobal while Global will be responsible for the technical, repair and maintenance aspects associated with remarketing purchased aircraft. Global invested an initial amount of $1,125,000 for a 30% membership and profit interest and BCI invested an initial amount of $2,625,000 for a 70% membership interest in Jetglobal. Pursuant to the terms of Jetglobal's Operating Agreement, although the Company has a 30% membership interest, it is only responsible for 25% of the costs and expenses associated with Jetglobal including any business transactions.

During the year ended December 31, 2005, 73% of the Company's operations were conducted by two operating subsidiaries: HAT which accounted for approximately 56% of the Company's revenue and Word Jet which accounted for approximately 17% of the Company's revenue. The Company's share of Jetglobal 2005 net income was over $1,000,000. Global contributed 27% of the Company's revenue through its entrance into the aircraft trading venue. In addition to the operating expenses incurred by Global for administrative, legal and accounting functions associated with Global managing the shares of its wholly owned subsidiaries as well as all activities related to capitalizing and maintaining adequate capitalization levels for its subsidiaries, Global, beginning in 2005, also reports expenses generated in the pursuit of aircraft trading.


HAMILTON AEROSPACE TECHNOLOGIES, INC. ("HAT")
---------------------------------------------

HAT is an aircraft repair station licensed by the Federal Aviation Administration (FAA) and by the Joint Aviation Authority of the European Economic Community (JAA). Its MRO services include maintenance, repair, overhaul and modification of narrow-body Transport Category aircraft; repair and overhaul of aircraft components and aircraft interiors. Our major modification services include the conversion of passenger aircraft to freighter configuration and technical support for third party modification programs.

While the airlines and large leasing operators get the lion's share of attention, MRO facilities such as HAT are companies in the aviation industry that provide services for the following reasons:

     First, no modification or repair can be made to any aircraft, nor can any parts be installed, inspected or certified, except by FAA or similarly certified repair facilities.

     Second, aircraft require regular inspection and maintenance in accordance with FAA or similar regulations and must regularly visit repair stations.

     Third, operators frequently rely on repair stations to obtain parts for them, and many operators rely on repair stations entirely to manage their parts usage.

     Fourth, when operator customers have planes to be torn down and parted out, or parts inventories to be disposed of, repair stations are often called upon to do the work and find buyers for the parts.

     Fifth, because of their closeness to their operator customers, repair stations often are the first to learn of bargains on parts inventories and aircraft.

     Sixth, repair stations can avoid many of the effects of aviation downturns because air fleets still must undergo scheduled maintenance irrespective of industry conditions. Even in a severe downturn when large numbers of aircraft are parked, aircraft storage can still be a profit center for repair stations.

     Seventh, HAT's extensive working relationships with aircraft leasing companies, airlines, subcontractors and vendors provides the foundation for identifying and evaluating further asset and company acquisitions.


OPERATIONS

As your jet rolls away from the gate and over the tarmac toward the runway, you may have noticed at some airports the hangars in which large commercial jets were being serviced. This is exactly what HAT does. HAT was created to provide aircraft maintenance, repair, overhaul and modification services to owners and operators of Transport Category commercial jet aircraft. Its customers are all aircraft operators or owners, including passenger and cargo air carriers and aircraft leasing companies.

When economic factors adversely affect the airline industry, they tend to reduce the overall demand for aircraft maintenance and repair services, causing downward pressure on pricing and increasing the credit risks associated with doing business within the industry. Additionally, the price of fuel affects the aircraft maintenance and repair markets, since older aircraft, which consume more fuel and which account for most of our aircraft maintenance and repair business, become less viable as the price of fuel increases. We cannot assure you that economic and other factors that have affected the airline market in the past and may affect the airline industry in the future will not adversely impact our business, financial condition or results of operations. However, since inception, HAT has aggressively increased its market share by focusing on quality service, turn time and breadth of services offered.


Regulatory Oversight:

The aviation industry is highly regulated by the FAA in the United States and by similar agencies in other countries. We must be certified by the FAA, and in some cases authorized by the original equipment manufacturers, in order to repair aircraft components and to perform maintenance and repair services on aircraft. Commercial jets, like any other complex vehicles, require periodic maintenance to allow for their safe and economical operation. Unlike many vehicles, the repair and modification of such aircraft is highly regulated by the various aviation authorities in each country of operation around the world.

In the United States, the Federal Aviation Administration (FAA) regulates the manufacture, repair, overhaul and operation of all aircraft and aircraft equipment operated in the U.S. pursuant to the Federal Aviation Regulations
(FARs). The FAA must certify each authorized repair station, and certified facilities are issued an Air Agency Certificate. Each certificate contains ratings and limitations that specifically authorize the repair station to only perform certain types of services on specific makes and models of aircraft. FAA regulations are designed to ensure that all aircraft and aircraft equipment are continuously maintained in proper condition to ensure safe operation of the aircraft. Similar rules apply in other countries. All aircraft must be maintained under a continuous condition-monitoring program and must periodically undergo thorough inspection and maintenance. The inspection, maintenance and repair procedures for the various types of aircraft and aircraft equipment are prescribed by regulatory authorities and can be performed only by certified repair facilities utilizing certified technicians. Certification and conformance is required prior to installation of a part on an aircraft. We closely monitor the FAA and industry trade groups in an attempt to understand how possible future regulations might impact us.

Aircraft maintenance and modification is a highly regulated industry, and a good working relationship with the FAA is essential to the successful operation of an FAA-approved Repair Station such as HAT. The policy of HAT management is to work closely and proactively with the FAA, which has resulted in the relationship needed to insure that when significant issues do occasionally arise between HAT and the FAA they are addressed in a reasonable and constructive nature.

HAT holds FAA Air Agency Certificate #HOCR426X ("FAA Certificate") as an authorized and approved FAA repair station, which permits HAT to service narrow body large commercial jet aircraft. This certificate allows HAT the following ratings: Instrument, Accessory, Limited Airframe, and Limited Engine for the following aircraft (with certain limitations for each rating and aircraft):

RATING             MANUFACTURER          MAKE/MODEL
------             ------------          ----------
Airframe           Boeing                B-727-100-200 - All Series
                   Boeing                B-737-100/200/300/400/500 - All Series
                   Boeing                B-757-All Series, Limited
                   Douglas               DC-8 - All Series
                   Douglas               DC-9 - All Series

Power Plant        Pratt & Whitney       JT-3D
                   Pratt & Whitney       JT-8D
                   General Electric      CFM-56

HAT is inspected regularly by the FAA for conformity to federal regulations and consistently passes those inspections with no significant discrepancies. Weekly visits by the primary maintenance inspector (PMI) from the FAA provide continuous monitoring of all HAT activities. HAT maintains a working relationship with the FAA staff and all work is carried out according to the standards and requirements of the FARs.

HAT also holds an equivalent certificate in the European Economic Community, JAA Agency No. JAA.5903. Without the JAA certificate, HAT would not be allowed to work on aircraft that operate in European Economic Community ("EEC") airspace. Both certificates are in good standing. Licensure and regulation of aviation companies is almost exclusively federal in nature.

Quality Assurance (which includes Quality Control and Inspection) and Production functions are separate and distinct at HAT, as required by the FAA, and the management of each is autonomous from the other, as federal law requires. Upon completion, all work will have been fully documented as to the materials used, parts and labor applied, and conformity to the approved data and FARs.


MRO Services

HAT is a full service aviation maintenance and modification repair facility that primarily performs heavy maintenance and component overhaul of large narrow body jets, such as the Boeing 727, 737, 757, DC9 and MD80 series aircraft. HAT has extensive engine hush-kit experience including Federal Express and Raisbeck kits for Boeing 727 aircraft, ABX kits for DC9 aircraft, as well as Nordam and Av Aero kits for Boeing 737 aircraft. Below is a brief description of HAT's core services:

     o    Routine minor and major maintenance (phase checks A, B, C and D)
     o    Corrosion control and prevention programs
     o    Structural inspections
     o    Avionic upgrades
     o    Interior reconfiguration and refurbishment
     o    Strip and paint services to operators' livery requirements
     o    Comprehensive systems and structural modifications
     o    Flight test support
     o    Component overhaul


Aircraft Heavy Maintenance and Repair

Maintenance and repairs for narrow body commercial jet aircraft constitutes HAT's core business. These services include simple repairs and servicing, heavy maintenance referred to as a "C-check" and complete overhaul referred to as a "D-check." In addition, HAT performs major configuration changes of commercial aircraft, such as interior reconfiguration and conversion from passenger service to cargo service. Each airline operator has a governmental-approved and mandated maintenance schedule for each of its commercial aircraft on the line. Certain maintenance is typically performed by the operator's maintenance personnel (for example, daily line checks), while other, more substantial maintenance can be self-performed or contracted out to certified repair stations such as HAT.

As applied to large commercial jets, the term "maintenance" is a broad one that includes regular and routine inspections, heavy maintenance ("C-checks"), scheduled major overhauls ("D-checks"), Airworthiness Directives, Service Bulletins, Structurally Significant Inspection Documents ("SSIDs"), and other aging aircraft requirements to assure the continued integrity of commercial aircraft. All such services are performed under FAA regulations, and only a licensed facility can provide them.

HAT provides services for each aircraft under a Maintenance and Service Agreement (MSA) with each operator. These contracts are generally fixed-price labor-only, with a cap on hours expended on unforeseen repairs. Parts are either provided by the operator or can be procured by HAT and resold to the operator. Delivery of the aircraft to and from HAT's facility are at the operator's cost and risk, and HAT requires each operator to execute a Final Acceptance and Release which acknowledges that the services have been performed properly, that the commercial aircraft is airworthy, and which, apart from contractual warrantees, releases HAT from any financial or legal responsibility with respect to the aircraft and services. With certain long-term customers such as Jetran International, BCI Aircraft Leasing, Q Aviation and Avolar, HAT has entered into a General Terms Agreement, which is an umbrella agreement that covers the general framework for all services HAT expects to render to the customer.

HAT is qualified to perform all levels of maintenance service from pre-flight checks up through complete major overhauls ("D" checks). Because of its low overhead structure and the experience of its employees, HAT is widely recognized throughout the industry as a provider of cost-effective, quality maintenance services for Boeing 727 and 737 and DC9/MD80 aircraft. HAT is now building its reputation in the newly entered Boeing 757 market.

In addition to scheduled maintenance services, HAT also offers refinishing, painting and return-to-service maintenance. HAT also offers numerous related services, such as worldwide commercial aircraft pre-purchase inspection and appraisal services, post-purchase configuration, maintenance and operational program development, post-contract and post-lease condition assessment, commercial aircraft accident assessment and recovery, flight line maintenance, termination of lease recovery, and aircraft storage and storage maintenance.

Component Overhaul:

In order to better support its aircraft maintenance operations, HAT has been developing its component overhaul capabilities. HAT performs maintenance, repair and overhaul of airframe components, including fairing panels, nacelle systems and exhaust systems, and refurbishes aircraft interior components. Not only do these activities enjoy high profit margins, but existing and potential customers also tend to view extensive component back shop capabilities positively.

Modification Services:

HAT modification services include passenger to cargo conversions, engine noise suppression, power plant retrofits, and avionics upgrades to the latest in navigation, communication, and digital technology. Also, airline passengers quickly form their opinion of aircraft from the attractiveness and comfort of the interior. HAT provides interior replacement and refurbishment services as well variety of custom seating arrangements to meet operators' requirements, including all types of commercial configurations as well as special purpose interiors for sports teams, humanitarian missions or VIP aircraft.

HAT plans to opportunistically grow its modification services. However, HAT intends at this time to concentrate its business-building efforts in its primary maintenance services.

Market:

Narrow body commercial airliners (Boeing 727s, 737s, 757's DC9s, MD80s) are HAT's primary market for selling aircraft maintenance, repair, and component overhaul services. Major commercial airlines, lower-tier airlines, package carriers, regional airlines and charter operators operate these aircraft. We estimate that the North American market for MRO services is approximately $40 billion annually. HAT's target market of specific narrow body commercial jet and regional aircraft constitutes an estimated 25% of the worldwide commercial aircraft maintenance market. Due to the relatively small portion of its revenues that come from activities other than its core MRO services, HAT has not examined the markets for those other activities.

Customers and Revenue Streams:

When it was first launched, HAT concentrated its marketing efforts on so-called "Tier 2" operators of older, narrow-body commercial jets, particularly Boeing 727 aircraft. HAT has expanded those efforts and now pursues both Tier 1 and Tier 2 narrow-body and regional jet operators of 727, 737, 757, MD80 and DC9 aircraft.

HAT's customers include Jets MD Lease (11.8%) and MD Leasego, Ltd. (5.3%), both Daimler Chrysler, division of Aviation, partnerships, Jetran International (9.4%), an aircraft trading and leasing company, Savanna Aviation, LLC (9.6%), a leasing company and a subsidiary of Jetran, Aero California (5.9%), a Mexican airline, Falcon Air Express (5.4%), a 121 United States passenger operator, Pegasus Aviation (4.5%), a large aircraft leasing company and long-time Hamilton Aviation customer, as well as a number of smaller customers. HAT is working to increase and diversify its customer base and expects to sign more maintenance contracts.

Ancillary Activities and Services:

In addition to its core maintenance, repair, component overhaul and modification services, HAT opportunistically generates additional income from the following revenue sources encountered in the course of the company's day-to-day business activities:

     o Distress purchases: HAT is able to buy planes and parts at pennies on the dollar, re-certify parts, engines and airframes and resell them at a profit.

     o Parts Sales: HAT generates revenue on all parts it installs in customer aircraft.

     o Commission Sales: HAT buys parts on request for customers that don't maintain parts inventory and charges a commission for that service.

     o Aircraft storage: HAT offers environmentally favorable aircraft storage to aircraft operators and has some 60 aircraft parked on its ramp for which the customers are paying both tarmac space rental and storage maintenance labor and components. Because it costs tens of thousands of dollars to fly them to another comparable facility, most of these aircraft will be returned to service at a cost of hundreds of thousands of dollars each in new work for Hamilton.

     o Inspection and Certification: HAT charges a service to inspect and to re-certify parts, engines and airframes for customers.

     o Aircraft Sales and Leasing Commissions: HAT takes full advantage of its position as a maintenance provider to earn commissions on aircraft sales or leases.

     o Aircraft Ferry and Flight Crew Services: HAT offers aircraft ferry service and flight crew operations, to shuttle aircraft for maintenance or repositioning. Contract crews are used in order not to create additional overhead.

     o Labor Contracting: HAT provides teams of technicians to understaffed competitors on a contract basis, or as field teams to rescue distressed aircraft in remote locales.

These other services are synergistic in that each can generate additional services and opportunities. For example, HAT typically gets the maintenance and overhaul work on aircraft stored on its tarmac, due to the tens of thousands of dollars often required to relocate such aircraft. HAT also frequently gets the first offer to buy or broker aircraft due to knowledge of the industry and its ability insect, appraise, and return the aircraft to service on a turn-key basis in accordance with the new operator's specifications. These abilities exist because, as described above, aircraft repair stations such as HAT are companies at the center of the aviation industry.

Emphasis on Quality:

Our MRO facility is licensed by the FAA and JAA. We emphasize quality and on-time delivery to our customers. We are focused on meeting and exceeding FAA and JAA requirements. As industry, regulatory and public awareness have focused on safety, our ability to meet and exceed these requirements on a consistent basis has become important to customers.

Description of Property and Facilities:

The principal executive offices for both Global and Hamilton Aerospace are located at the Hamilton Aerospace hangar facilities in Tucson, Arizona at Tucson International Airport. This favorable location provides 360 days of sunshine per year together with extremely low humidity year round. These facilities are situated on the northwest ramp on 22 acres of concrete within the airport proper and are patrolled by the Tucson Airport Authority police force. HAT leases these facilities at a rental rate of $25,650 per month.

The HAT facility is fully paved with concrete sufficient to handle the largest aircraft on any part of its 22 acres. Two hangars provide the space for any modification and maintenance work that must be performed indoors. The larger hanger has 180' clear span and is 185' deep (30,400 sq. ft.) enabling it to wholly enclose a DC9 and a 727 at the same time. The hangar has been modified to use as a paint booth as needed.

The smaller hangar is 100' clear span by 100' deep (10,000 sq. ft.) with 2,000 square feet of office space on the north side and another 4,000 square feet of enclosed space on the south. Offices for production planning and control are in this area, as engineering, the welding shop, receiving, materials and purchasing departments. The two hangars face each other at a distance of approximately 220 feet. Numerous mobile offices have been added to provide additional space for administrative and customer representative offices.

To the southeast of the large hangar is a 12,000 foot covered building used to store aircraft components and maintenance equipment. A 9,000 square foot warehouse on the west side of the facility houses the interior department as well as additional storage for materials and records. Both main hangars are equipped with lighting, water, compressed air, and 115/220/440 volt AC electricity. All office spaces are heated and cooled.

World Jet operates out of a 73,000 square foot facility in Tucson, Arizona. This facility consists of office space and warehouse space to accommodate the aircraft parts (Expendables, Rotables and Consumables), airframe components, engines and engine material inventory maintained by World Jet. This facility is located directly across the street from HAT which allows HAT immediate access to aircraft parts, (Expendables, Rotables and Consumables), airframe components, engines and engine material necessary to perform MRO services without incurring any costs or delays that may be related to shipping and improves the turn time of any such services provided. Additionally, World Jet is leasing 59,000 square feet adjacent to the HAT complex for the purpose of inventory storage.

Asset Purchases

On April 15, 2002, HAT entered into an agreement to purchase the operating assets and inventory from an existing MRO, Hamilton Aviation ("Sale of Assets Agreement") as well as entering into a Lease/Purchase Agreement with Hamilton Aviation for the same assets so that HAT could commence operations pending a closing of the Sale of Assets Agreement. Shortly after entering into this Sale of Assets Agreement, Hamilton Aviation filed for reorganization under Chapter 11 of the United States Bankruptcy Code. The Sale of Assets Agreement was submitted to the Bankruptcy Estate for approval as part of Hamilton Aviation's plan of reorganization; and pending the Bankruptcy Estate's review and acceptance of the Sale of Assets Agreement and such plan of reorganization, HAT and Hamilton entered into an interim agreement whereby HAT agreed to assume Hamilton Aviation's service contracts ("Service Agreement") pending approval of the Sale of Assets Agreement. During the Bankruptcy Estate's review of the Sale of Assets Agreement as part of Hamilton Aviation's plan of reorganization, HAT and Hamilton Aviation renegotiated the terms and purchase price of the Sale of Assets Agreement; and in March 2004, the modified Sale of Assets Agreement was approved by the Bankruptcy Estate and memorialized and finalized by the entry of a Settlement Agreement among HAT, Hamilton Aviation and the Bankruptcy Estate. This Settlement Agreement was then confirmed by Order of the Bankruptcy Court dated May 6, 2004.


The Settlement Agreement provides for the acquisition of all the ramp equipment, special tooling, FAA-approved data, office furnishings and equipment, including phone and computer systems necessary to perform the functions required to operate the FAA-approved aircraft repair station. These assets are located in the HAT facility and are being used daily in HAT's operations. More specifically, the equipment and tooling includes:

     o Ground equipment consisting of stands, compressors, jacks, tugs, power and hydraulic equipment, etc.
     o Special tools appropriate to the specific type of aircraft applied for on the FAA Air Agency application, including engine slings, jack pads, hand tools, special fittings, etc.
     o Computer hardware and software relevant to the inventory purchased and repair logistics management
     o Machinery including drill presses, lathes, shears, brakes, presses and other machine shop equipment.
     o General tools used in repair, maintenance and modification of commercial aircraft.

The Settlement Agreement also includes certain intellectual property assets from Hamilton Aviation as well as the estate of Gordon B. Hamilton (deceased), including all uses of the name "Hamilton," "Hamilton Aviation," "Gordon B. Hamilton," "Gordon D. Hamilton," "Hamilton Brothers," and "Hamilton Aeronautics".

The Settlement Agreement requires a down payment of $100,000, $73,365.75 of which had already been paid, and monthly payments of $15,000 plus interest at 6% per annum. An additional lump sum payment is to be made by HAT within 60 days of the Entry date plus $50,000 shall be paid on or before each annual anniversary of the Entry Date. The agreement has a reduced payoff provision stipulating that if all payments have been made in a timely manner by the fifth anniversary date of the entry date $1,000,000 will be considered as payment in full, otherwise the amount is to be $1,500,000. The agreement calls for a five year entry date anniversary profit payment equal to one-half of HAT's net profits in excess of 12%, but limited so as to provide no more than a total of all payments due of $1,500,000 plus interest over the five-year term of the agreement. The Company recorded the $1,500,000 as the total liability pursuant to the Settlement Agreement.

As set forth above, during the quarter ended March 31, 2004, the Sale of Assets Agreement was renegotiated and finalized in the Settlement Agreement. The liabilities which accrued during the period HAT was operating pending approval of the transaction by the bankruptcy estate were not required to be paid. The overaccrued liabilities have been recognized as a gain during the period ended June 30, 2004.

Employees and Employment


At December 31, 2005 a total of approximately 173 employees were employed by HAT, 27 of which performed administrative functions. World Jet has approximately 20 employees consisting of sales staff and administrative personnel. In connection with the acquisition of World Jet by Global, Global retained the entire World Jet staff including key sales and management personnel to maintain customer contacts and relations to assure a smooth and consistent administration of operations.

All employees are highly trained and qualified. During the last quarter of 2003, a reassessment of the HAT business plan resulted in the decision to employ a work force whose number would be adequate to handle the workflow without downtime in slower periods. This decision was focused on increased efficiency and profitability. The employment capacity of the facilities currently occupied by HAT is estimated to be at least up to 500 full-time employees working two staggered shifts, which allows for considerable growth in the future. Global, World Jet and HAT are non-union and believe that their relationships with employees are good. HAT's management is also experienced in the hiring, training, and retention of people necessary to operate its repair, maintenance and modification facilities.

Based upon the available talent pool, Global, World Jet, and HAT believe that their needs for labor will be addressed adequately in the future. This includes the key technical positions that require licensure by the FAA. The Company does not expect that identifying; attracting and retaining qualified personnel in any of the key areas will be difficult.

In addition, Pima Community College, located in Tucson, has been training mechanics since 1991. Pima operates a major new training facility adjacent to HAT's facility. HAT works closely with Pima to apprentice new Pima students to work at HAT and to hire experienced Pima alumni.

Due to complexity of aircraft maintenance operations, it is essential that HAT employ highly experienced and highly competent people in key management positions. This is necessary both to attract and keep business and to maintain HAT's good standing with the FAA. Accordingly, HAT has found it most cost effective to attract and keep key personnel by offering attractive salaries, while aggressively replacing those key employees who, after given a reasonable opportunity to do so, fail to successfully meet their job requirements. While this may seem harsh, the critical public safety issues associated with commercial aircraft maintenance require that HAT quickly identify and address any shortcomings in the oversight of its activities.

Similarly, in an industry where aircraft down time represents tens of thousands of dollars a day in lost revenue, and a misdrilled hole or a bolt left in an engine inlet can cost tens of thousands of dollars to address, HAT has found it most cost effective to pay its production personnel wages at the higher end of national standards while demanding in return a high level of professionalism from its employees. To insure that a good level of communication is maintained with all employees, HAT provides regular written evaluations to all employees.

Significant Employees

The following persons are considered significant employees of our HAT subsidiary:

Ian Herman, Chairman and Chief Executive Officer. See Biography information under Section titled Directors, Executive Officers, Promoters, and Control Persons.

John B. Sawyer, President. See Biography information under Section titled Directors, Executive Officers, Promoters, and Control Persons.

Alan R. Abate, Vice President and Senior Corporate Officer. Mr. Abate started his aviation career in 1976 at Hamilton Aviation. During his early years, he earned his FAA Airframe and Powerplant certificates and honed his skills in transport category aircraft repair, maintenance and modification. In 1986, Mr. Abate joined the management team at Hamilton Aviation. Working days and going to school at night, he earned an Advanced Certificate and AAS degree, with honors, in Business Administration from Pima College in Tucson, Arizona. Since joining HAT shortly after its inception in April 2002, Mr. Abate has been responsible for contract management and corporate administration including human resources and information systems for Hamilton Aerospace.

Patricia Graham, Vice President of Finance. Since 1995, Patricia Graham has been associated with the aviation industry serving as Divisional Controller for IAC Complete Controls, Inc., as Regional Controller for American Aircarriers Support, Inc., and as Controller and Corporate Officer for Evergreen Air Center, Inc. prior to joining HAT. Ms. Graham graduated Summa Cum Laude from the University of Arizona with a B.S. in Business Administration. Ms. Graham has over 15 years history in accounting, fiscal planning and budgetary operations, as well as 5 years public accounting experience.

David T. Querio - Vice President of Operations, Hamilton Aerospace Mr. Querio joined the company in May 2004 and brings with him over 21 years of aviation industry maintenance and maintenance management experience. Prior to joining HAT, Mr. Querio was Vice President of Operations for a large FAR145 Repair Station supervising in excess of 450 personnel. Prior to this, Mr. Querio served as Vice President, General Manager of the AMS Goodyear, AZ facility; Vice President, Engineering and Maintenance for Mesa Airlines; Vice President, Maintenance for Mahalo Airlines and Vice President; Customer Support, Planning and Sales for West Virginia Air Center. Mr. Querio also worked for American Airlines for nine years in numerous mechanical and management positions.

The following persons are considered significant employees of our World Jet, Inc subsidiary:

Ralph Garcia, General Manager, World Jet Corporation. Mr. Garcia established World Jet Corporation in 1996 as a broker in the aircraft parts industry. World Jet Corporation operated an aircraft parts facility in Los Angeles, CA until 2003 when the company relocated it's operations to Tucson, AZ. Mr. Garcia was the owner and managing director of World Jet Corporation for 7 years until January 1,2004, the effective date of the acquisition of World Jet Corporation by Global Aircraft Solutions, Inc. After the acquisition in January 2004, Mr. Garcia accepted employment as the General Manager of the World Jet Corporation division of Global Aircraft Solutions, Inc. Prior to establishing World Jet Corporation in 1996, Mr. Garcia was self employed as an independent sales and marketing representative and has over 15 years of experience in sales and the aviation industry.

Andrew Maxam, Sales. Mr. Maxam started in the aviation business in 1987 as director of sales with American Aerospace, Inc From 1991 - 1996 Mr. Maxam served as President of International Aerotech, Inc., an aerospace parts sales company employing 25 in Irvine, CA. Currently Mr. Maxam is responsible for sales for World Jet Corp,.

Ramon P. Curbita, Accountant. Has been with the company since 2000. A professional with 17 years experience in accounting and other related fields. He has extensive knowledge in various industries such as banking, manufacturing, construction, wholesale and retail industry. Graduated college with the a Bachelor of Science Degree in Commerce, major in Accounting and an undergraduate of Master in Business Administration at the Polytechnic University of the Philippines. He held various positions as Finance and Operations Manager for Tan Holdings Group of Companies in Guam and Chief Accountant for Saipan Ice and Water Company in the Commonwealth of the Northern Mariana Islands, U.S. Commonwealth, Pacific.


WORLD JET CORPORATION, INC. ("WORLD JET")
-----------------------------------------

Operations and Services
-----------------------

World Jet sells and brokers the sale of aircraft parts, airframe components, engines and engine materials including Expendables, Rotables and Consumables. Expendables are miscellaneous hardware items such as nuts, bolts, rivets, screws, etc. used as part of the aircraft part installation and service process. Rotables are serialized aircraft parts and components that are FAA certificated and tracked as FAA certified parts. Consumables are miscellaneous supplies such as sealants, grease, oil, lubricants, tape, etc. that are used and consumed in conjunction with the installation of Expendables and Rotables. World Jet brokers the sale of aircraft parts, airframe components, engines and engine materials and also maintains an inventory of it's own overhauled aircraft parts, airframe components, engines and engine materials for re-sale. When brokering such materials and parts, World Jet introduces other aircraft parts sellers with aircraft parts consumers who are in need of certain aircraft parts and receives a brokerage commission for arranging such sale. World Jet also maintains an inventory of aircraft parts, airframe components, engines and engine materials for re-sale which World Jet obtains from distressed companies and by purchasing aircraft and salvaging and overhauling the parts therefrom.

If any parts purchased by World Jet from distressed companies or removed and salvaged from aircraft purchased by World Jet require any repairs or overhaul, World Jet outsources such repair and/or overhaul work to an FAA approved repair and overhaul facility which must comply with FAA regulations regarding the traceability of certificated aircraft parts. World Jet services aircraft operators, aircraft leasing companies and MROM facilities such as HAT. World Jet is recognized by the Airline Suppliers Association ("ASA") as an ASA-100 (FAA Advisory Circular 00-56) accredited supplier of aircraft parts. This certification, audited annually, is recognized and accepted by the FAA for suppliers of replacement aircraft parts. This certification, audited annually, is recognized and accepted by the FAA for suppliers of replacement aircraft parts.

Regulatory Oversight
--------------------

World Jet is a seller/broker of aircraft parts which is not an operation or activity which is regulated by the FAA or any other governing body or governmental agency; however, any aircraft parts sold by World Jet must be accompanied by documentation verifying that such part is traceable to either an FAA approved manufacturer, overhaul or repair facility, or an FAA certificated operator. In furtherance of satisfying customers that World Jet does sell and broker parts that are traceable to FAA certification, World Jet voluntarily participates in the Airline Suppliers Association ("ASA") which requires an annual audit of suppliers of aircraft parts to verify that such supplier maintains the proper traceability documents, properly tags aircraft parts in support of such traceability and maintains proper packaging and storage of aircraft parts. In addition to the foregoing, World Jet also certifies to each customer that any part or material sold was not involved in any incident and is not government surplus.

Property and Facilities
-----------------------

World Jet operates out of a 73,000 square foot facility in Tucson, Arizona. This facility consists of office space and warehouse space to accommodate the aircraft parts (Expendables, Rotables and Consumables), airframe components, engines and engine material inventory maintained by World Jet. This facility is located directly across the street from HAT which allows HAT immediate access to aircraft parts, (Expendables, Rotables and Consumables), airframe components, engines and engine material necessary to perform MRO services without incurring any costs or delays that may be related to shipping and improves the turn time of any such services provided.

Employees
---------

World Jet has approximately 20 employees consisting of sales staff and administrative personnel. In connection with the acquisition of World Jet by Global, Global retained the entire World Jet staff including key sales and management personnel to maintain customer contacts and relations to assure a smooth and consistent administration of operations.


                       MANAGEMENT DISCUSSION AND ANALYSIS

Global Aircraft Solutions, Inc., ("Global") formerly Renegade Venture (Nev.) Corporation is a public company that trades in the U.S. over-the-counter market. Our common stock is quoted on the OTC Bulletin board under the symbol GACF.OB On May 2, 2002, Global acquired newly formed aviation company Hamilton Aerospace Technologies, Inc., a Delaware corporation ("HAT") in a stock-for-stock exchange. HAT was formed on April 5, 2002, to create a premier provider of large aircraft maintenance, repair, overhaul and modification ("MRO") services to owners and operations of certain Transport Category commercial jet aircraft. Its customers are all aircraft operators, including passenger and cargo air carriers, and aircraft leasing companies. During 2004, Global acquired 100 percent of the common stock of World Jet Corporation, a privately owned Nevada Corporation. World Jet, incorporated in 1997, is an aviation parts sales company servicing aircraft operators, aircraft leasing companies and MRO facilities.

Global was initially formed as a holding company to establish, maintain and administer the equity and debt funding of any acquired subsidiaries as well as maintaining such capitalization of any subsidiaries. However, during fiscal 2005, all of the Company's aircraft trading was assumed by Global. (Jetglobal, LLC, a limited liabilirty company in which Global is a minority member, also did aircraft trading). Prior to 2005, all aircraft trading transactions were handled through HAT and the only revenue that was been reported by Global was revenue derived from a contract with Mesa Airlines beginning in the third quarter of 2003 and represented the first revenue produced by the parent Company (Global) since consolidation with HAT. This work was performed by HAT, but booked to Global because the customer wanted to contract directly with HAT's parent (Global) rather than with the wholly owned subsidiary (HAT). The Company has divided its operations into the following reportable segments: aircraft maintenance, repair, and overhaul; aircraft trading (i.e. aircraft brokerage and/or the purchase for resale or lease of aircraft and/or aircraft engines); and part sales. All aircraft maintenance, repair and overhaul is performed at HAT.

On August 26, 2005, Global together with BCI Aircraft Leasing, ("BCI"), formed a joint venture Delaware limited liability company called Jetglobal, LLC. This is a special purpose LLC formed to acquire and remarket commercial jet aircraft. BCI will be primarily responsible for the marketing aspects of Jetglobal while Global will be responsible for the technical, repair and maintenance aspects associated with remarketing purchased aircraft. Global invested an initial amount of $1,125,000 for a 30% membership and profit interest and BCI invested an initial amount of $2,625,000 for a 70% membership interest in Jetglobal. Pursuant to the terms of Jetglobal's Operating Agreement, although the Company has a 30% membership interest, it is only responsible for 25% of the costs and expenses associated with Jetglobal including any business transactions.

Nearly simultaneously to the finalization of the LLC agreement with BCI, a customer of the Company's opted to purchase an aircraft that the LLC bought subsequent to the formation of the LLC. By mutual agreement of the LLC partners, BCI and the Company, that particular aircraft was transferred to the Company for a direct sale to the Company's customer. The Company's investment in the LLC was reduced by $215,385, which represented 25% of the cost of the aircraft and which had been originally invested by the Company into the LLC. The other 75% of the cost of the aircraft was paid directly to BCI, the Company's partner in the LLC. This transaction was largely the result of the timing of different sets of negotiations. It is not the company's plan to purchase aircraft from the LLC in the future. The Financial Statements herein presented for September 30, 2005 include an amount of $861,538 in cost of sales related to this transaction. The approximate consolidated net income before tax included related to this sales transaction is $888,462.

During the year ended December 31, 2005, 73% of the Company's operations were conducted by two operating subsidiaries: HAT which accounted for approximately 56% of the Company's revenue and Word Jet which accounted for approximately 17% of the Company's revenue. The Company's share of Jetglobal 2005 net income was over $1,000,000. Global contributed 27% of the Company's revenue through its entrance into the aircraft trading venue. In addition to the operating expenses incurred by Global for administrative, legal and accounting functions associated with Global managing the shares of its wholly owned subsidiaries as well as all activities related to capitalizing and maintaining adequate capitalization levels for its subsidiaries, Global, beginning in 2005, also reports expenses generated in the pursuit of aircraft trading.

Global's plan of operation for the immediate future includes seeking and acquiring, if possible, aviation industry related businesses to complement its HAT and World Jet subsidiaries. Additionally, the Company will seek to expand HAT and World Jet by organic growth. Global will not limit its search for business combination candidates to any particular geographical area. Management of Global will seek combination candidates in the United States and other countries, as available time and resources permit, through existing associations and by word of mouth. This plan of operation has been adopted in order to attempt to increase value for Global's shareholders.

Company management has rejected a policy of growth for growth's sake in favor of focusing on profitability and building a good reputation for the Company and its subsidiaries by limiting contracts to those perceived to have a high probability of success. This strategy is also beneficial to the Company's marketing efforts in that a good track record of maintenance and modification contracts, delivered successfully on-time and on-budget, is by far the most potent tool for securing new work contracts; and expedited delivery of parts at a competitive price leads to greater volume of parts sales. In managing its operations, the Company is committed to continuously evaluating the adequacy of its management structure and its existing systems and procedures.

Management is cautiously optimistic that efforts to strengthen the quality of our customer base, our adeptness at garnering jobs with the likelihood of good gross profit potential and our continued vigilance at holding down costs will enhance future results and our profitability will be sustainable for 2006. HAT's option of being selective in the work booked is due to their growing reputation for providing quality, on-budget, on-time deliveries to their customers. HAT and World Jet are experiencing success in securing new customers and securing more business from existing customers as well.

Global's aircraft trading represents a significant niche in our business. Successful efforts in this area will go a long way to building our company. During 2005, aircraft trading accounted for 19% of the Company's revenue. The considerable impact that can be made through growth of aircraft trading is evident when you consider that fewer than 10 transactions took place in our aircraft trading segment, (which excludes any Jetglobal activity), during the year ended December 31, 2005. Obviously, there is opportunity for a positive synergistic increase in MRO revenue and part sales revenue related to those aircraft traded with both new and continuing customers.

Gross profit levels during any particular period are dependent upon the number and type of aircraft serviced, the contract terms under which services are performed and the efficiencies that can be obtained in the performance of such services. Significant changes in any one of these factors could have a material impact on the amount and percentage of gross profits. Additionally, gross profit could be impacted in the future by considerations as to the value of our inventory.

HAT competes principally on the high quality of its services and its price competitiveness due to its location in the Southwest. Location related benefits include low labor rates; a dry, mild climate enabling HAT to do many MRO projects outdoors; and low overhead. World Jet competes on price competitiveness and expedited delivery of parts. World Jet has spent years acquiring inventories at deep discounts and this inventory is the type HAT uses on a daily basis. World Jet's customer base includes airlines, aircraft leasing companies and MRO facilities. The large aircraft repair business and the aircraft parts sales business are highly competitive. Revenues are sensitive to adverse changes in the air carrier business, with factors such as airline profit levels, changes in fuel costs, average fare levels, and passenger demand. The heavily regulated airline industry, however, requires scheduled maintenance and repair services irrespective of industry economics, thus providing a reasonably steady market for HAT's and World Jet's services.

Aircraft maintenance and modification is a highly regulated industry, and a good working relationship with the FAA is essential to the successful operation of an FAA-approved Repair Station such as HAT. The policy of HAT management is to work closely and proactively with the FAA, which has resulted in the very positive relationship needed to insure that when significant issues do occasionally arise between HAT and the FAA they are addressed in a reasonable and constructive nature.

Hamilton Aerospace Technologies ("HAT")

HAT is an aircraft repair station licensed by the Federal Aviation Administration (FAA) and by the Joint Aviation Authority of the European Economic Community (JAA), and is known as an "Air Agency" in FAA parlance. HAT provides MRO services including maintenance, repair, overhaul and modification services for narrow-body Transport Category aircraft, repair and overhaul services on a wide range of aircraft components and aircraft interiors, and servicing of Pratt & Whitney JT8D and General Electric CFM56 engines. HAT's major modification services comprise the conversion of passenger aircraft to freighter configuration. In order to control overhead expense, some services are outsourced, such as engine overhaul.

Key operational strategies of HAT are governed by the complexity of aircraft maintenance operations. It is essential that HAT employ highly experienced and highly competent people in key management positions. This is necessary both to attract and keep business and to maintain HAT's good standing with the FAA. Accordingly, HAT has found it most cost effective to attract and keep key personnel by offering attractive salaries, while aggressively replacing those key employees who, after given a reasonable opportunity to do so, fail to successfully meet their job requirements. While this may seem harsh, the critical public safety issues associated with commercial aircraft maintenance require that HAT quickly identify and address any shortcomings in the oversight of its activities.

Similarly, in an industry where aircraft down time represents tens of thousands of dollars a day in lost revenue, and a miss-drilled hole or a bolt left in an engine inlet can cost tens of thousands of dollars to address, HAT has found it most cost effective to pay its production personnel wages at the higher end of national standards while demanding in return a high level of professionalism from its employees. To insure that a good level of communication is maintained with all employees, HAT provides regular written evaluations to all employees.

The principal focus of the operations group at HAT is the implementation of strategies to enhance worker productivity, which include assigning dedicated crews and dedicated project managers to each maintenance and modification job, ongoing training for supervisors, project managers and quality control personnel, and improving material flow to each job site.

Management has rejected a policy of growth for growth's sake in favor of focusing on profitability and building a good reputation for HAT's operations group by limiting work contracts to those perceived to have a high probability of success. This strategy is also beneficial to the company's marketing efforts in that a good track record of maintenance and modification contracts, delivered successfully on-time and on-budget, is by far the most potent tool for securing new work contracts. In managing its operations, the Company is committed to continuously evaluating the adequacy of its management structure and its existing systems and procedures; including its quality control, financial, and internal controls systems. HAT is focused on maintaining a small, but tightly knit and multi-tasking, highly experienced management team.

Aircraft maintenance and modification is a highly regulated industry, and a good working relationship with the FAA is essential to the successful operation of an FAA-approved Repair Station such as HAT. The policy of HAT management is to work closely and proactively with the FAA, which has resulted in the very positive relationship needed to insure that when significant issues do occasionally arise between HAT and the FAA they are addressed in a reasonable and constructive nature.

HAT competes principally on the high quality of its services and its price competitiveness due to its location in the Southwest. Location related benefits include low labor rates; a dry, mild climate enabling HAT to do many MRO projects outdoors; and the low cost of its Tucson facility.

The large aircraft repair business is highly competitive. Revenues are sensitive to adverse changes in the air carrier business, with factors such as airline profit levels, changes in fuel costs, average fare levels, and passenger demand. The heavily regulated airline industry, however, requires scheduled maintenance and repair services irrespective of industry economics, thus providing a reasonably steady market for HAT's services.

In addition to performing MRO services, the Company and HAT have also seized opportunities to engage in the aircraft trading business. Aircraft trading denotes the purchase and resale or lease, for profit, of aircraft, aircraft engines, and/or other aircraft major components. Aircraft trading accounted for approximately one-quarter of the Company's 2004 annual income and it is the goal of the Company to maintain this level of aircraft trading as a percentage of revenue.


World Jet Corporation ("World Jet")

World Jet is a seller/broker of aircraft parts located across the street from Global's wholly owned operating subsidiary HAT in Tucson, Arizona. World Jet is recognized by the Airline Suppliers Association ("ASA") as an ASA-100 (FAA Advisory Circular 00-56) accredited supplier of aircraft parts. This certification, audited annually, is recognized and accepted by the FAA for suppliers of replacement aircraft parts. World Jet supplies certified airframe components, engines and engine material and aircraft parts. World Jet is not an operation or activity which is regulated by the FAA or any other governing body or governmental agency; however, any aircraft parts sold by World Jet must be accompanied by documentation verifying that such part is traceable to either an FAA approved manufacturer, overhaul or repair facility, or an FAA certificated operator. In furtherance of satisfying customers that World Jet does sell and broker parts that are traceable to FAA certification, World Jet services aircraft operators, aircraft leasing companies and MRO facilities such as HAT.

On July 15, 2004 (effective January 1, 2004), Global acquired World Jet Corporation ("World Jet"), a privately held, Nevada corporation, pursuant to a stock purchase agreement whereby Global acquired 100% of the stock of World Jet for a total purchase price of $2,050,000.00 payable as follows: 1) $1,250,000.00 in cash, 2) $300,000.00 promissory note, and 3) 1,000,000 shares of Global stock at a price of $0.50 per share as well as assuming all liabilities of World Jet including the income tax liability for World Jet fiscal 2003. World Jet has been a supplier of aircraft parts to HAT since HAT's inception in April 2002 and acquiring World Jet as part of HAT's operations is a natural and beneficial association. By acquiring World Jet, Global now owns an aircraft parts supplier through which its subsidiary, HAT, can more easily and more cost effectively acquire aircraft parts to support its MRO operations as well as gaining access to other revenue generating operations in the aircraft parts and brokerage industry.

World Jet's operating revenues consist primarily of revenues from sales of aircraft parts. Since aircraft parts sales are directly related to maintenance of aircraft, aircraft parts sales fluctuate and are impacted by the timing of maintenance by air carriers. Increases in aircraft maintenance prompted by FAA Administrative Directives or slower periods in air travel will correspondingly increase the demand for aircraft maintenance and aircraft parts. The September 11 terrorist attacks carried out against the United States in 2001 had a severe impact on the aviation industry including aircraft parts sales due to the fact that many aircraft were retired from service as a consequence of reduced air travel thereby reducing the number of aircraft requiring maintenance, service and parts.


RECENT DEVELOPMENTS AFFECTING OUR OPERATIONS

The aerospace industry continues to display a state of dynamic tension and change. Within the U.S. and abroad the major airlines or `legacy' carriers are experiencing severe competitive pressure from existing and start up low cost carriers that are not burdened by the higher operating costs and hub-and-spoke structures found in most of the legacy carriers. Several legacy carriers have recently filed for Chapter 11 protection and large scale restructuring within the entire industry is likely to continue. Legacy carriers and low cost operators alike are being severely negatively impacted by increased fuel prices and the entire industry is susceptible to the impact of changes in fuel availability and prices due to war, terrorism or political events. While the airline industry has not experienced significant terrorist attacks since September 11, 2001, the effect of the terrorist acts, the continued alerts by the U.S. Department of Homeland Security and fears of new terrorist attacks could quite possibly produce negative impact on the aviation industry. Also, since a significant portion of Global's business involves emerging economies around the world, that portion of the Company's business remains at risk from localized or regional political or economic turmoil.

RESULTS OF OPERATIONS

As a holding company, the bulk of our day-to-day operations are currently and were as of September 8,2006, conducted by our operating subsidiaries, HAT, which was organized on April 5, 2002 and began operations on April 15, 2002, and World Jet, which was acquired July 25, 2004, with an effective date of January 1, 2004. Management elected, beginning in 2005, to conduct our aircraft trading operations under the parent company Global Aircraft Solutions, Inc.
The Company has divided its operations into the following reportable segments:
Aircraft maintenance, repair, and overhaul; aircraft trading (i.e. aircraft brokerage and /or the purchase for resale or lease of aircraft and /or aircraft engines; and part sales. All aircraft maintenance, repair and overhaul is performed at HAT. Beginning January 1, 2005, all aircraft trading has been done through Global. Prior to that date all aircraft trading transactions were handled through HAT. Subsequent to its acquisition in January 2004, substantially all part sales were done by the Company's wholly owned subsidiary, World Jet.

HAT operating revenues consist primarily of service revenues and sales of materials consumed while providing services. World Jet revenues consist primarily of sales of aircraft parts. Cost of sales consists primarily of labor and materials, cost of parts and freight charges. Operating results have fluctuated in the past and may fluctuate significantly in the future. Many factors affect our operating results, including timing of repair orders and payments from large customers, competition from other third-party MRO service providers, the state of the aviation industry and the number of customers seeking services, the impact of fixed pricing on gross margins and our ability to accurately project our costs, our ability to obtain financing and other factors.

Significant portions of our operating expenses, such as insurance, rent, debt payments, certain salaries and such, are relatively fixed. Since we typically do not obtain long-term commitments from our customers, we must anticipate the future volume of orders based upon the historic patterns of our customers and upon discussions with our customers as to their future requirements. Cancellations, reductions or delays in orders by a customer or group of customers could have a material adverse effect on our business, financial condition and results of operations.


2004 & 2005 Operations
----------------------

During 2005, we saw revenues increase to $41,228,648, which is a 33.6% increase over 2004's $30,851,118. (See following paragraph regarding Jetglobal revenue). The Company had $2.3 million in net income, before taxes in 2004 compared with $3.5 million is 2005; and EBITDA increased from $3,108,651 for 2004 to $4,528,655 in 2005. It should be noted that 2004 net income and EBITDA was aided by the inclusion of $1,144,502 in extraordinary items while there were no extraordinary items in 2005. A comparison of the Company's gain from operations illustrates 80.3% growth from 2004's $1,320,770 to 2005's $2,381,579.

It should be noted that the required accounting treatment for Jetglobal's results is an entry on the Company's Income Statement for the Company's percentage of the net income of the Jetglobal partnership. In 2005, the revenues of Jetglobal were $7,599,000, 30% of which is $2,279,700. This is an important consideration to keep in mind for 2005 results, and the results of future periods, since Management believes aircraft trading results for our Jetglobal partnership will increase over time. Those who look to revenue growth as the fundamental indication of a company's success and growth need to be aware that no matter how much revenue is generated by Jetglobals's aircraft trading activities no increase in revenue will be shown on the Company's results. Net income, however, will reflect the Company's percentage of the net income of Jetglobal operations.

Efforts to take advantage of opportunities, as they arose, to grow our aircraft trading business met with success. Aircraft trading denotes the purchase and resale or lease, for profit, of aircraft, aircraft engines, and /or other aircraft major components. Aircraft trading specifically encompasses the transactions representing approximately 19% of the Company's 2005 annual revenue. This aircraft trading was done directly by the Company without Jetglobal participation. Our 2004 revenue included $7.9 million attributable to aircraft sales compared with $13.6 million in 2005. Gross profit for the fourth quarter of 2005 was $2,307,561 while gross profit for the fourth quarter of 2004 was $1,554,744, also a substantial increase.

While the Company aggressively seizes revenue-producing opportunities such as aircraft trading, management gauges results by looking at what has been the core revenue producing activity to date, the sale of labor hours. In 2004, revenue produced from labor was $14.3 million and was virtually the same in 2005 at $14.3 million. Billable hours for each period are essentially the same. The comparative costs for all direct labor, including work performed by outside contractors, was $8,428,919 in 2004 compared with $9,190,898 in 2005, representing a 9% increase in cost. The relationship between direct labor costs to direct labor revenues rose approximately 5% to about 64% in 2005 as compared with 59% in 2004. Direct labor percentages will always vary to some degree due to the nature of flat rate bidding as opposed to billing for all time and materials. Included in the operating expenses for the Company in the years ended December 31,2005and December 31, 2004 are $326,594 and $476,613, respectively, associated with the award of stock and stock options.

In order to compare results from one period to the next it should be remembered that 2005 had no extraordinary gains. There was a reduction in tax expense of $189,816 resulting from the overexpensing of taxes in our World Jet subsidiary during a prior period. There was $1,144,502 in gains reported during 2004 that were the result of several contract renegotiation items. In 2004, our HAT subsidiary experienced a gain of $88,000 on the waiving of rental fees to Hamilton Aviation during contract negotiations. HAT also experienced a gain of $607,194 in 2004 as the result of the acceptance of a payment of $750,000 cash to satisfy all obligations under then existing agreement generated upon the purchase of the Hamilton Aviation assets. For details of the Hamilton Aviation transaction see Note 12, Related Party Transactions, in the footnotes of the Audited Financial Statements included as part of this report. World Jet reported gains of $449,308 in 2004 related to renegotiations of amounts due under various agreements, the predominate items being: $209,708 in commissions was waived, $173,000 of debt was forgiven and $33,700 was the result of the renegotiation of management services fees. Additionally, 2005 results include the Company's share on net income, $1,111,096, from our Jetglobal partnership.


Company SG&A expenses were $4,826,519 for 2004 and as a percentage of revenues were 16%. In 2005 SG&A expenses were $7,788,047, which was 19% as a percentage of revenues. During 2004, SG&A expenses included approximately $680,000 due to commissions related to aircraft sales transactions compared with $1,260,000 in 2005. Other notable increases in SG&A expenses included:

     o An increase in rent expense and facility use fees from 2004 to 2005 of $253,824, mainly attributed to additional warehouse space for inventory storage and annual increases imposed by our landlord, TAA. Hangar space in Tijuana, Mexico to facilitate servicing our Avolar contract was $139,093 and was fully recovered from Avolar.

     o An increase in insurance from 2004 to 2005 of $192,215 mainly attributed to Global's new D&O policy and new coverage related to aircraft trading, and property coverage on additional space required by inventory additions.

     o An increase in travel from 2004 to 2005 of $156,418 relating to the Avolar project and also to aircraft trading.

     o    Interest expense for 2004 was $329,023 and for 2005 was $386,927.


The following table graphically depicts the operating performance for Global, HAT and World Jet subsidiaries on a stand-alone and consolidated basis for the year ended December 31, 2004:

---------------- ------------------------ -------------- ----------------- -------------- ---------------- ---------------

       Period                                Global            HAT           World Jet    * Eliminate      Consolidated

                                           Stand Alone     Stand Alone      Stand Alone   Intercompany
---------------- ------------------------ -------------- ----------------- -------------- ---------------- ---------------

      2004       Revenues                 $ 1,047,680    $ 25,288,888      $ 7,058,464     $ (2,543,914)   $  30,851,118
---------------- ------------------------ -------------- ----------------- -------------- ---------------- ---------------
   Year End      Cost of Sales               (456,643)    (20,871,009)      (5,411,688)       2,543,914      (24,195,426)
---------------- ------------------------ -------------- ----------------- -------------- ---------------- ---------------
       Results   Expenses                  (1,524,055)     (2,873,658)        (937,209)                       (5,334,922)
---------------- ------------------------ -------------- ----------------- -------------- ---------------- ---------------
                 Operating Profit (Loss)     (933,018)   $  1,544,221      $   709,567                     $   1,320,770
---------------- ------------------------ -------------- ----------------- -------------- ---------------- ---------------

 * The eliminate column reflects the $ amounts of Inter-Company Sales by World
Jet to HAT in 2004. On a consolidated basis Revenues and Cost of Sales are reduced to reflect the Revenues and Cost of Sales for external sales only, with a zero $ impact on stand alone or consolidated profit (loss) figures.


                                     Page 38


The following table graphically depicts the operating performance for Global, HAT and World Jet subsidiaries on a stand-alone and consolidated basis for the year ended December 31, 2005:

---------------- ------------------------ ---------------- ---------------- --------------- ----------------- ------------------
       Period                                 Global             HAT          World Jet     * Eliminate       Consolidated

                                            Stand Alone      Stand Alone     Stand Alone    Intercompany
---------------- ------------------------ ---------------- ---------------- --------------- ----------------- ------------------

        2005     Revenues                 $11,396,538      $23,505,112      $10,622,681     $ (4,295,683)      $41,228,648
---------------- ------------------------ ---------------- ---------------- --------------- ----------------- ------------------
    Year End     Cost of Sales             (7,930,337)     (19,594,059)      (7,829,248)       4,295,683       (31,057,961)
---------------- ------------------------ ---------------- ---------------- --------------- ----------------- ------------------
       Results   Expenses                  (2,489,347)      (3,700,204)      (1,599,557)                        (7,789,108)
---------------- ------------------------ ---------------- ---------------- --------------- ----------------- ------------------
                 Operating Profit (Loss)      976,854          210,849        1,193,876                          2,381,579
---------------- ------------------------ ---------------- ---------------- --------------- ----------------- ------------------

It should be noted that the Company elected in 2005 to show aircraft trading revenues under Global as opposed to HAT, which recorded that type of revenue in 2004. In 2004 aircraft trading revenue was 7.9 M and in 2005 was $13.6 M. These numbers, of course, do not include Jetglobal aircraft trading results.


First Quarter 2006
------------------

Operating revenue for the three months ended March 31, 2006 was $11,508,723, which was bolstered by the inclusion of $2,573,000 in revenue from aircraft trading operations. Aircraft trading revenues were $1,000,000 higher than in 2005 during the same period. Our operating revenue for the three months ended
March 31, 2006 was approximately 33% more than the $8,652,236 that was earned during the same period in 2005. The following table indicates the major sources of these revenues:

                Revenue breakdown 1st Quarter, 2006                       Revenue breakdown 1st  Quarter, 2005
                -----------------------------------                       ---------------------  -------------
                                                          (millions)                                                 (millions)

HAT             MRO activity                              $6.005          MRO activity                               $4.922
                Commissions                               0               Commissions                                $ .680
                Parts                                     $ .011          Parts                                      $ .082
                AC/engine Sales                           $ .048
                Other services                            $ .175          Other services                             $ .047

World Jet       Part Sales, less Intercompany             $2.095          Part Sales, less Intercompany              $1.123
                Commissions                                               Commissions                                $ .023

Global          AC Sales                                  $2.525          Mesa manpower contract                     $1.525
                Commissions                                 .650          Mesa facility usage fees                   $ .250


Gross profit for the first quarter of 2005 was $2,297,831 while gross profit for the first quarter of 2006 was $3,973,314, an 73% increase. During the first quarter of 2005, 51% of HAT's revenue came from its top five customers, 36% of Word Jet's revenue, after intercompany eliminations, was derived from its top 4 customers. During the first quarter of 2006, 50.5% of HAT's revenue came from its top three customers, 32.6% of Word Jet's revenue, after intercompany eliminations, was derived from its top customer.

Company SG&A expenses were $1,970,463 for the first quarter of 2006 and as a percentage of revenues were 17%. The same period in 2005 showed SG&A expenses of $1,628,734, which was 19% as a percentage of revenues. Management's continued efforts to control costs remain a high priority for the remainder of 2006.

Interest expense for the Company, during the first quarter of 2005, was $133,791. Interest expense for the company, during the 1st quarter of 2006, was $84,674.

The following tables depict our results of operations for the first quarter of 2006 and for the first quarter of 2005 on a stand-alone basis and a consolidated for Global, HAT and World Jet:


                                     Page 39



1st Quarter 2006
                                        Global           HAT          World Jet      Intercompany
                                     Stand-Alone     Stand-Alone     Stand-Alone     Eliminations      Consolidated
                                     -----------     -----------     -----------     ------------      ------------

Revenues                              3,175,000       6,554,442       2,975,124       1,195,843         11,508,723
  Less:  Cost of sales                1,949,139       4,586,370       2,195,743       1,195,843          7,535,409
  Less:  Expenses                       676,674         777,610         516,179                          1,970,463
Pre-tax Operating Profit (Loss)         549,187       1,190,462         263,202                          2,002,851


1st Quarter 2005
                                        Global           HAT          World Jet      Intercompany
                                     Stand-Alone     Stand-Alone     Stand-Alone     Eliminations      Consolidated
                                     -----------     -----------     -----------     ------------      ------------

Revenues                              1,775,000       5,730,920       2,255,788       1,109,472          8,652,236
  Less:  Cost of sales                  975,000       4,879,870       1,609,007       1,109,472          6,354,405
  Less:  Expenses                       598,825         677,609         361,300                          1,628,734
Pre-tax Operating Profit (Loss)         210,175         173,441         285,481                            669,097


Second Quarter 2006
-------------------

Net sales for the three months ended June 30, 2006 increased $1.4 million, or 15.5%, to $10.2 million from $8.8 million for the three months ended June 30, 2005. The increases were due to increases in the segments of Hamilton Aerospace Technologies and Global Aircraft Trading.

Net sales for the six months ended June 30, 2006 increased $4.2 million, or 24.2%, to $21.7 million from $17.5 million for the six months ended June 30, 2005. The reasons for the increase in net sales for the six months ended June 30, 2006 compared to the comparable period of the prior year, was due to the reasons described above.

Cost of sales consists of costs of inventory sold for World Jet, time and materials for HAT and aircraft purchase price for Global aircraft trading.

Cost of sales for the three months ended June 30, 2006 increased $1.4 million, or 21.8%, to $7.8 million from $6.4 million for the three months ended June 30, 2005. Cost of sales for the six months ended June 30, 2006 increased $2.6 million, or 20.7%, to $21.7 million from $17.5 million in the prior year period ended June 30, 2005. Cost of sales for the three and six months ended June 30, 2006 increased compared to the prior year as a result of increase in net sales. Cost of sales for Global for the six-month period ending June 30, 2006 includes the cost of an engine in the amount of $686,710. This engine had to be purchased to replace one damaged during shipping. The company has initiated a suit to recover this amount from the freight company involved and has made a claim against our insurance. If the claim is accepted for the full amount, the profit before tax would have been over $2.0 million.

Gross profit for the three months ended June 30, 2006 of $2.4 million exceeded the prior year quarter gross profit by $32,000. The sales from Jetglobal are not reflected in the Net Sales of Global Aircraft Solutions, as Global is 30% beneficiary of the venture. The income from Jetglobal is shown as " Equity in income of unconsolidated affiliates". For the quarter ended June 30, 2006 the "Equity in income of unconsolidated affiliates" from Jetglobal is $968,933.

While the Company aggressively seizes revenue-producing opportunities such as aircraft sales, management gauges results by looking at what historically has been the core revenue producing activity, the sale of labor hours. In the first half of 2005, revenue produced from labor was $7,947,876 as compared with $8,158,106 the first half of 2006. This represents an increase of 3%. The comparative costs for all direct labor, including work performed by outside contractors, was $4,797,509 in the first half of 2005 compared with $5,043,471 for the same period in 2006. All direct labor costs were 45% of total sales in first half of 2005 compared with 38% in the first half of 2006. The relationship between direct labor costs and direct labor revenues rose 2% from 2005 to 2006. Direct labor percentages will always vary to some degree due to the nature of flat-rate bidding as opposed to billing for all time and materials. Also, a substantial sudden increase in volume can be expected to have a temporary impact on efficiencies and are viewed by Management as a temporary consequence of growth. Management is confident that adjustments to increased volume will be made and profitability will benefit over time.

Selling, general and administrative expenses for the three months ended June 30, 2006 decreased as percentage to sales to 18% from 19.7% in three months ended June 30, 2005. Selling, general and administrative expenses for the six months ended June 30, 2006 decreased as percentage to sales to 17.5% from 19.3% in six months ended June 30, 2005.

Interest expense for the Company, during the first half of 2006, was $231.868.

Management is cautiously optimistic that our adeptness at garnering jobs with the likelihood of similar high gross profit potential and our continued vigilance at holding down costs will be sustainable for the remainder of 2006. HAT's option of being selective in the work booked is due to their growing reputation for providing quality, on-budget, on-time deliveries to their customers. HAT and World Jet are experiencing success in securing new customers and securing more business from existing customers as well. Global has experienced some success in branching out into the aircraft trading arena and Management believes this segment will experience increasing growth and profits during the last half of 2006 and into the future.

The following tables depict our pre-tax operating profit for the second quarter of 2005 and for the second quarter of 2006 on a stand-alone basis and a consolidated for Global, HAT and World Jet:


2nd Quarter 2005
                                        Global           HAT          World Jet      Intercompany
                                     Stand-Alone     Stand-Alone     Stand-Alone     Eliminations      Consolidated
                                     -----------     -----------     -----------     ------------      ------------

Revenues                              1,420,000       6,364,608       2,092,211       1,047,441          8,829,378
  Less:  Cost of sales                  750,068       5,169,421       1,558,291       1,047,441          6,430,339
  Less:  Expenses                       373,059       1,124,751         241,237                          1,739,047
Pre-tax Operating Profit (Loss)         296,873          70,436         292,683                            659,992

2nd Quarter 2006
                                        Global           HAT          World Jet      Intercompany
                                     Stand-Alone     Stand-Alone     Stand-Alone     Eliminations      Consolidated
                                     -----------     -----------     -----------     ------------      ------------

Revenues                              1,300,000       7,788,142       3,187,544       2,077,035         10,198,651
  Less:  Cost of sales                1,574,485       5,841,501       2,429,094       2,077,035          7,768,045
  Less:  Expenses                       658,864         711,683         471,895                          1,842,442
Pre-tax Operating Profit (Loss)        (933,349)      1,234,958         286,555                            588,164

The cost of sales in Global exceeds the revenues because it includes a one-time engine purchase of $687K as discussed in the cost of sales comments above.

While Management has been aggressively doing its aircraft trading and aircraft parts sales business, it still views HAT's aircraft maintenance segment as the major generator of business opportunities for World Jet and Global. In order to prevent further cannibalization of HAT's profit margins by Global's rapidly growing aircraft trading business segment, Management has decided that moving forward it makes more sense on an internal accounting basis for HAT to bill Global on a cost-plus basis for all in-house aircraft trading maintenance work. In that way, we can still maintain budgetary pressure on HAT for in-house work but, as the aircraft trading transaction is in process, the numbers will more accurately reflect the contribution of HAT to the total deal while also giving a more realistic picture of the profitability of the trading side of the transaction. This internal accounting change, together with the fact that HAT has completed and delivered the one loss-generating maintenance contract that adversely effected HAT's third quarter bottom line, should insure that HAT will return to profitability in the fourth quarter. This internal accounting change will have no impact on the Company's consolidated results. It should be noted however, that to the extent that aircraft trading operations constitute a growing portion of our business, there will tend to be spikes in revenue in our financial statements upon closing of such transactions due to the large dollar amounts of the same.

                         LIQUIDITY AND CAPITAL RESOURCES

Liquidity

On December 9, 2005, Global Aircraft Solutions, Inc ("Global"), Hamilton Aerospace Technologies, Inc. ("HAT"), a wholly owned subsidiary of Global Aircraft Solutions, Inc. and World Jet Corporation, ("WJ") a wholly owned subsidiary of Global Aircraft Solutions, Inc. (collectively the "Borrowers") closed on a first Modification to the May 5, 2005 Initial Loan Agreement with M&I Marshall & Ilsley Bank ("M&I Bank"). The modification increased the $2.5 million operating line of credit to $5 million ("Line of Credit"); added a Guidance Line of Credit in the amount of $7 million ("Guidance Credit") solely for the acquisition of aircraft and Letter of Credit Facilities in combined amounts not to exceed $200,000.00. The interest rate on the Line of Credit was reduced from 3.50% per annum to 3.00% per annum in excess of the applicable LIBOR rate. The interest rate at December 31, 2005 was 7.39% per annum. The interest rate on the Guidance Credit is also 3.00% per annum in excess of the applicable LIBOR rate. The interest rate for each Letter of Credit Facility, if drawn upon, shall also be 3.00% per annum in excess of the applicable LIBOR rate. The Line of Credit and any Letter of Credit Facility remains secured by a first priority lien on Global's, HAT's and WJ's personal property. Any advances pursuant to the Guidance Credit shall be secured by a first priority lien on any aircraft purchased with such advance. The term of the Line of Credit; the Guidance Credit and the Letter of Credit Facility all expire on October 31, 2007 and the entire outstanding principal balance, all accrued and unpaid interest, and all other sums due and payable under both the Line of Credit and Guidance Credit shall be due on the expiration date.

While there is no required monthly repayment obligation of the Line of Credit, the Line of Credit is based upon and limited by a borrowing base equal to the sum of 80% of the outstanding amount of all Eligible Accounts as defined in the Loan Agreement and 50% of the net book value of all Eligible Inventory as defined in the Loan Agreement. While there is no required monthly repayment obligation of the Guidance Credit, the Borrowers are required to repay, from time to time, (i) an amount equal to any amount by which the outstanding principal balance of the Guidance Credit exceeds $7 million, (ii) all amounts received by Borrowers under any aircraft purchase agreement, other than an initial down payment to the extent it does not exceed twenty-five percent (25%) of the purchase price, and (iii) any portion of an advance or readvance not paid within ninety (90) days of the advance or readvance. Borrowers are also responsible to immediately repay to bank the amount of an advance upon any breach of the aircraft purchase agreement. If any Letter of Credit Facility is drawn upon, all principal and accrued and unpaid interest shall be due and payable upon demand.

The Borrowers paid total fees and expenses of approximately $37,500.00 in connection with the modification to the Line of Credit and addition of the Guidance Credit and Letter of Credit Facility. The Borrowers will owe a loan fee to the bank equal to 1% of the amount of any requested advance under the Guidance Credit with a cap of $52,500.00 in cumulative fees. The Borrowers will owe the bank a fee for the issuance of any Letter of Credit in the amount of 2% of the amount of the letter of credit. The balance due of the Line of Credit at June 30, 2006 was $4,811,929. The Line of Credit also secures a Letter of Credit for $128,000 which was issued to TAA as part of the lease agreement for the HAT facility.

Our ability to make payments of principal and interest on outstanding debt will depend upon our future operating performance, which will be subject to economic, financial, competitive and other factors, some of which are beyond our control. Our ability to repay our indebtedness is dependent on several factors: our continued ability to secure high profit margin jobs, more fully utilizing our capacities, creating a higher bottom line and consequently more cash; and our ability to establish revolving credit lines, which we can draw on as needed.

Significant changes in the Company's Balance Sheet for the quarter ended June 30, 2006 were as follows:

     Total assets increased from $25,031,498 at March 31, 2006 to $28,503,780 at June 30, 2006. Significant changes for the period were:

               Cash on hand decreased $119,329.

               Accounts receivable increased $2,927,065.

               Notes receivable decreased $843,935 during the second quarter of 2006. Most of this difference was due to Falcon Air Express returning engines to satisfy the balance of their note in the amount of $669,428.

               Costs and expenses on uncompleted contracts in excess of billings decreased $984,067.

               Equity in net assets of or advances to affiliates increased $2,648,873. During the quarter the Jetglobal partners agreed that $1,975,000 previously shown as a payment by Jetglobal to Global should actually be taken as a contra against BCI's account receivable.

               The Company's second quarter Balance Sheet reflects the reclassification of $2,568,395 of inventory to inventory, noncurrent. This number largely represents unsold World Jet inventory acquired as part of the World Jet purchase on January 1, 2004

         During the second quarter of 2006, total liabilities increased from $9,807,548 at March 31, 2006 to $12,000,050 at June 30, 2006, primarily due to:

               Accounts payable increased over the March 31, 2006 balance by $856,117.

               Billings in excess of costs and expenses on uncompleted contracts increased $906,625.

               Accrued liabilities increased $191,027 reflecting the increased outstanding accrued payroll due to the scheduled timing of check issuance.

               Income taxes payable increased $541,547.

Cash

As of June 30, 2006 we had $176,419 in cash on hand and approximately $8,644,220 in collectible receivables. Management believes that anticipated cash flows will be adequate to sufficiently provide working capital. We cannot assure you that financing alternatives will be available to us in the future to support our working capital requirements.


OBLIGATIONS

Short-Term Financing

No short term financing was in place at December 31, 2005.

Long-Term Financing

On December 9, 2005, Global, HAT, a wholly owned subsidiary of Global and World Jet, a wholly owned subsidiary of Global (collectively the "Borrowers") closed on a First Modification to the May 5, 2005 Initial Loan Agreement with Global's existing bank. The modification increased the $2.5 million operating line of credit to $5 million, added a Guidance Line of Credit in the amount of $7 million solely for the acquisition of aircraft and Letter of Credit Facilities in combined amounts not to exceed $200,000. The interest rate on the Line of Credit was reduced from 3.5% per annum to 3.00% per annum in excess of the applicable LIBOR rate. The interest rate on the Guidance Credit is also 3.00% per annum in excess of the applicable LIBOR rate. The Line of Credit and any Letter of Credit Facility remain secured by a first priory lien on Global's, HAT's and World Jets personal property. Any advances pursuant to the Guidance Credit shall be secured by a first priority lien on any aircraft purchased with such advance. The Line of Credit, the Guidance Credit and the Letter of Credit Facility all expire on October 31, 2007 and the entire outstanding principal balance, all accrued and unpaid interest, and all other sums due and payable under the Line of Credit, Guidance Credit and Letter of Credit Facility shall be due on the expiration date. The interest rate applicable to the Line of Credit on December 31, 2005 was 7.39% per annum.

While there is no required monthly repayment obligation of the Line of Credit, the Line of Credit is based upon and limited by a borrowing base equal to the sum of 80% of the outstanding amount of all Eligible Accounts as defined in the Loan Agreement and 50% of the net book value of all Eligible Inventory as defined in the Loan Agreement. While there is no required monthly repayment obligation of the Guidance Credit, the Borrowers are required to repay, from time to time, (i) an amount equal to any amount by which the outstanding principal balance of the Guidance Credit exceeds $7 million, (ii) all amounts received by Borrowers under any aircraft purchase agreement, other than an initial down payment to the extent it does not exceed twenty-five percent (25%) of the purchase price, and (iii) any portion of an advance or readvance not paid within ninety (90) days of the advance or readvance. Borrowers are also responsible to immediately repay to bank the amount of an advance upon any breach of an aircraft purchase agreement. If any Letter of Credit Facility is drawn upon, all principal and accrued and unpaid interest shall be due and payable upon demand.

At December 31, 2005, the Company was not in compliance with the quick ratio (defined as cash, liquid cash equivalents and accounts receivable, divided by current liabilities) covenant of the loan agreement. The ratio is to be at least ..90 to 1. At December 31, 2005 the ratio for the Company was .49 to 1.

A large portion of our operating expenses is relatively fixed; therefore cancellations, reductions or delays in orders by a customer or group of customers could materially adversely affect our business, financial condition or results of operations.

The only other continuing obligations of the Company are with respect to the three (3) employment agreements between the Company and officers Ian Herman, John Sawyer and Govindarajan Sankar which provide as follows:

Ian Herman
----------

The Company has an employment agreement with Ian Herman that provides that he shall serve as Chairman of the Board of Directors and Chief Executive Officer of the Company until July 21 2006, subject to successive one-year extensions, at the election of the Company and Mr. Herman, in the event that the Board of Directors fails to give him written notice, on or before July 21 2006, of its intent not to renew the agreement or to renew on different terms. The Company has agreed to compensate Mr. Herman at a base salary of not to exceed $150,000.00 per year plus employee benefits and has agreed to indemnify him against certain losses. Mr. Herman is entitled to an increase in base salary based upon the performance of the Company. In the event the Company's net profit equals at least $1,000,000.00, Mr. Herman's base salary shall be increased not to exceed $200,000.00 for such annual period and in the event the Company's annual net profit is greater than $1,000,000.00, the base salary shall increase up to $250,000.00, with such increase not to exceed 5% of all net profit in excess of $1,000,000.00. Mr. Herman may also be entitled to an annual discretionary bonus as determined by the Company's board of directors.

John Sawyer
-----------

The Company has an employment agreement with John Sawyer that provided that he would serve as President and Chief Operating Officer of the Company until July 21, 2006, subject to successive one-year extensions, at the election of the Company and Mr. Sawyer, in the event that the Company failed to give him written notice, on or before July 21, 2006 of the Company's intent not to renew the agreement or to renew on different terms. Pursuant to this agreement, the Company agreed to compensate Mr. Sawyer at a base salary not to exceed $150,000.00 per year plus employee benefits and, agreed to indemnify him against certain losses. Mr. Sawyer is entitled to an increase in base salary based upon the performance of the Company. In the event the Company's net profit equals at least $1,000,000.00, Mr. Sawyer's base salary shall be increased not to exceed $200,000.00 for such annual period and in the event the Company's annual net profit is greater than $1,000,000.00, the base salary shall increase up to $250,000.00, with such increase not to exceed 5% of all net profit in excess of $1,000,000.00. Mr. Sawyer may also be entitled to an annual discretionary bonus as determined by the Company's board of directors.

Govindarajan Sankar
-------------------

The Company has an employment agreement with Govindarajan Sankar that provides that he will serve as the Chief Financial Officer of the Company until June 2009. Mr. Sankar will receive a base annual salary of $150,000.00, subject to annual review. Upon completion of the first year of service, Mr. Sankar will be awarded 75,000 shares of Global common stock; upon completion of the second year of service, Mr. Sankar will be awarded 100,000 shares of Global common stock; and upon completion of the third year of service, Mr. Sankar will be awarded 125,000 shares of Global common stock. Mr. Sankar will also be eligible for discretionary cash and/or stock bonuses as determined from time to time by Global's Board of Directors. In addition, Mr. Sankar received a one time payment of $25,000.00 upon signing the Agreement for any and all relocation costs incurred.

Each of these employment agreements is terminable by the Company with or without cause and by the named executive officer upon the occurrence of certain events, including a change in control of the Company, and a change in the named executive officer's responsibilities.

On July 29, 2004 Directors Alfredo Mason and Lawrence Mulcahy accepted Engagement Agreements to serve as Directors. The Agreements call for an honorarium payment of $100.00 per hour for every hour reasonably expended in performance of their duties and incentive compensation in the form of options to purchase 50,000 shares each of common stock, under the 2003 CSOP. On October 29, 2004, Gordon Hamilton resigned his position with HAT and became a compensated Director for the Company at the annual rate of $40,000 plus medical benefits and expenses.


OFF BALANCE SHEET ARRANGEMENTS

The Company has no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CRITICAL ACCOUNTING POLICIES

Financial Reporting Release No. 60 of the SEC encourages all companies to include a discussion of critical accounting policies or methods used in the preparation of the financial statements. Our consolidated financial statements filed as part of this annual report include a summary of the significant accounting policies and methods used in the preparation of our consolidated financial statements.

REVENUE RECOGNITION. We recognize revenues related to engine overhaul services when we ship the overhauled engine. Revenues from fixed-fee contracts for MRO sales are recognized on the percentage-of-completion method, measured by the cost-to-cost method, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. Revision in cost and labor hour estimates and recognition of losses on these contracts are reflected in the accounting period in which the facts become known. Revenues from time and material contracts are recognized as the services are performed. Revenues from part sales are recognized when parts are shipped.

USE OF ESTIMATES. Management's Discussion and Analysis of Financial Condition or Plan of Operation is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. Management evaluates these estimates on an on-going basis, including those related to estimated losses on disposal of discontinued operations, the allowance to reduce inventory to the lower of cost or net realizable value, the estimated profit recognized as aircraft maintenance, design and construction services are performed, the allowance for doubtful accounts and notes receivable, future cash flows in support of long lived assets, medical benefit accruals, and the estimated fair values of facilities under capital leases. Management bases its estimates on historical experience and on various other assumptions that they believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

                            Stock-Based Compensation
                            ------------------------

As permitted under the Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation", the Company accounts for its stock-based compensation to employees in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees". As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Certain pro forma net income and EPS disclosures for employee stock option grants are also included in the notes to the financial statements as if the fair value method as defined in SFAS No. 123 had been applied. Transactions in equity instruments with non-employees for goods or services are accounted for by the fair value method.


                           Key Operational Strategies
                           --------------------------

MARKETING STRATEGIES

HAT has identified maintenance and modification of the Boeing 727,737, 757 and the DC-9/MD80 jet aircraft as its major target markets through at least 2006. Although aircraft maintenance is a multi-billion dollar annual industry, in many ways it is a very tightly knit community in which many key players are well known to one another. As a result, there exists a surprisingly efficient flow of information throughout the industry that makes a company's reputation by far its most important marketing asset.

The market for HAT's aircraft maintenance and modification services, although global in scope, is made up of a relatively small number of aircraft owners and operators. As such, HAT does not rely on media advertising, but rather focuses its marketing efforts on building personal relationships with the aircraft owners, operators, operations managers, consultants, customer representatives and key industry vendors that make up this surprisingly tight knit international aviation community.

World Jet's marketing plan centers around building a loyal base of customers by providing quality service. World Jet is one of a limited number of parts brokers who provide 24-hour AOG, (aircraft on ground), coverage to its customers. World Jet strives to broaden its customer base by building inventories, through bargain purchases and securing consignment arrangements for large inventories, which provide customers with a broad range of parts availability.

While Global does provide press releases to industry trade journals, the majority of its advertising budget is spent on "wining and dining" or otherwise entertaining customers and customer representatives on a face-to-face basis. Some of these meetings are made at industry trade conferences or at the customer's offices. More frequently, these meetings take place in Tucson when the customer or his representative visits to inspect HAT's facility or aircraft stored at the facility. Since the most potent marketing tool available to any repair station is a good reputation for delivering aircraft back to its customers on time and on budget, much of HAT's "marketing" really consists of maintaining good communication, performing well and otherwise making sure that each maintenance visit is an enjoyable experience for the customer and his on-site representatives or consultants. The marketing strategies described here have kept, and are keeping, HAT fully booked or over booked for the foreseeable future. Accordingly, HAT has no plans to change its marketing approach at this time.

Global regularly provides press releases on major jobs and provides interviews for trade journals as a method for maintaining visibility in the industry. HAT also maintains a web site that describes its facilities, personnel and capabilities at www.globalaircraftsolutions.com


BUSINESS PHILOSOPHY

Management has rejected a policy of growth for growth's sake in favor of focusing on profitability and building a good reputation for Global's operations group by limiting work contracts to those perceived to have a high probability of success or those that are supportive of Global's aircraft trading activities. This strategy is also very beneficial to the company's marketing efforts in that a good track record of maintenance and modification contracts delivered successfully on-time and on-budget is by far the most potent tool for securing new work contracts.

The principal focus of the operations group at Global and it's subsidiaries is the implementation of strategies to enhance worker productivity, which include assigning dedicated crews and dedicated project managers to each aircraft in work, ongoing training for supervisors, project managers and quality control personnel, and improving material flow to each job site.

In managing its operations, the Company is committed to continuously evaluating the adequacy of its management structure and its existing systems and procedures; including its quality control, financial, and internal controls systems. Global and it's subsidiaries are focused on maintaining a small, but tightly knit and multi-tasking, highly experienced management team.


GOALS

HAT's corporate goals are very narrow and focused. They are:

o Maximize the profitability of the Company by identifying and developing those business opportunities that offer the highest return on investment.

o    Optimize the Company's debt and capital structure.

o Cautiously build Company value through the strategic exploitation of synergistic arbitrage and acquisition opportunities.


OPERATIONS STRATEGIES

Through experience, the management team at Global has learned that, in the aircraft maintenance business, taking on too much work results in reduced profit margins, dissatisfied customers and, ultimately, the loss of future business. On the other hand, limiting work contracts to the number and type that can be performed effectively results in improved profit margins and increased future business opportunities.

Also, for budgetary purposes, most aircraft maintenance customers today prefer fixed-bid contracts on their scheduled maintenance checks. This common industry practice offers efficient well-managed repair stations the opportunity to significantly improve their profit margins, while still maintaining customer satisfaction.

By maintaining small, tightly knit work crews, retaining experienced crew chiefs and carefully screening work contracts, Global and it's subsidiaries have found that it can routinely come under budget on scheduled aircraft maintenance contracts fix-priced at rates widely accepted by the industry. Accordingly, while mindful of the need for long-term growth by the Company, Management is presently focused on pursuing a strategy of maximizing operations profitability and customer satisfaction rather than rapid growth.

FINANCIAL STRATEGIES

The principle financial strategy of Global is to secure equity and/or debt financing sufficient to insure the efficient day-to-day operation of the HAT and World Jet facilities and enable the Company to provide reasonable payment terms to creditworthy customers. Management is also interested in securing additional funding for the purpose of certain productivity-improving or synergistic acquisitions and other asset-based business opportunities. Since HAT and World Jet are profitable, Global can, if necessary, meet its financial requirements internally. However, the equity and/or debt financing currently pursued by Management will greatly accelerate the growth of value in Global. Consequently, while Management is aggressively seeking to secure additional financial resources, it has no interest in entering into overly dilutive equity funding or onerous debt financing.


BUSINESS DEVELOPMENT STRATEGIES

As described in Operations Strategies above, Management is, for the foreseeable future, taking a conservative approach to growing the core aircraft maintenance services business in favor of more aggressively seeking to increase operating profit margins and customer satisfaction. In practical terms, this translates into annual sales revenue growth rates of no more than 20% in the Company's core aircraft maintenance business and greater management focus on growing the less labor-intensive and higher-margin aircraft trading and aircraft parts sales segments of the Company. Our goal is a growth rate in both the aircraft trading and parts sales side of the business in the range of at least 25% to 50% per year over at least the next two years.

Distressed aviation assets often come to the attention of HAT, as a maintenance service provider and aircraft storage facility, prior to becoming known to the market at large. Frequently, such assets can be placed with end-users known to HAT. These arbitrage opportunities can involve distressed parts inventories, distressed aircraft that can be torn down for parts, or distressed aircraft that can be purchased, repaired and sold or leased at a profit. These types of arbitrage opportunities annually represent tens of millions of dollars of additional lucrative potential business available to HAT. As Global gains more access to capital from outside sources or as a result of Company operating profits, Management anticipates the revenue to Global from these types of opportunistic arbitrage transactions will become a significant portion of Global's future growth.

The large aircraft repair business is highly competitive. Revenues are sensitive to adverse changes in the air carrier business, due to factors such as airline profit levels, changes in fuel costs, average fare levels, and passenger demand. The heavily regulated airline industry, however, requires scheduled maintenance and repair services irrespective of industry economics, thus providing a reasonably steady market for HAT's services and World Jet's parts. HAT competes principally on the high quality of its services, its price competitiveness due to its location in the Southwest and low labor rates, its dry, mild climate and ability to do many MRO projects outdoors, and the low cost of its Tucson facility. World Jet competes on parts availability, time of delivery, and competitive pricing.


INDUSTRY OVERVIEW

As is the case in most industries, the aviation industry is cyclical in nature. Historical evidence suggests that the typical business cycle in the aviation industry has a duration of approximately 10 years peak to peak. The aviation industry appeared by mid-2001 to be headed into a prolonged downturn, and this trend was violently accelerated by the event of September 11th. Since September 11, 2001, at least five major repair stations either ceased doing business or filed for Chapter 11 protection. This factor has restricted the supply of services to the industry and opened up an opportunity for Global. Air carriers such as United Airlines also have filed for Chapter 11 protection. The recession in the aviation industry appears to have bottomed out with some indications of a rebound now appearing on the horizon. We believe that the following trends are currently affecting the aviation industry and our operations in particular:

            Growth in the Market for Aircraft MRO Services

            The Boeing 2003 Current Market Outlook Report projects that the average worldwide passenger growth will be 5.1% per year through 2022. Similarly, the Boeing 2003 Current Market Outlook Report projects that the average worldwide cargo traffic growth will be 6.4% per year through 2022. This report also predicts that by 2022 HAT's target market of regional and narrow body jets will make up 74% of the worldwide fleet of commercial aircraft. We anticipate that these factors will in the long term increase the demand for maintenance and repair services. Based on this and other data, HAT estimates the worldwide market for MRO services at approximately $40 billion annually and that approximately $5 billion of that amount will be provided in North America. We believe airlines perform approximately well over half of the North American services and that the balance is performed by independent facilities such as HAT.

            Diversified Services and Strong Competitive Position

            Our services include a wide range of aircraft maintenance and repair services across a number of different airframes. The breadth of our services allows us to be a vendor of choice to our customers in a highly fragmented industry. HAT competes principally on the high quality of its services, its price competitiveness due to its location in the Southwest and low labor rates, its dry, mild climate that allows services to be performed with only rare weather interruptions and to do much of its service out of doors, and the low cost of its Tucson facility.


            Emphasis on Quality

            The FAA and JAA license our MRO facility. We emphasize quality and on-time delivery to our customers. We are focused on meeting and exceeding FAA and JAA requirements. As industry, regulatory and public awareness have focused on safety, our ability to meet and exceed these requirements on a consistent basis has become important to customers.


                             DESCRIPTION OF PROPERTY

The principal executive offices for both Global and HAT are located at the HAT hangar facilities in Tucson, Arizona at Tucson International Airport. This favorable location provides 360 days of sunshine per year together with extremely low humidity year round. These facilities are situated on the northwest ramp on 22 acres of concrete within the airport proper and are patrolled by the Tucson Airport Authority police force. HAT leases these facilities at a rental rate of $25,650 per month.

The HAT facility is level and fully paved with concrete sufficient to handle the largest aircraft on any part of its 22 acres. Two hangars provide the space for any modification and maintenance work that must be performed indoors. The larger hanger has 180' clear span and is 185' deep (30,400 sq. ft.), enabling it to wholly enclose a DC9 and a 727 at the same time. The hangar has been modified to serve as a paint booth as needed.

The smaller hangar is 100' clear span by 100' deep (10,000 sq. ft.) with 2,000 square feet of office space on the north side and another 4,000 square feet of enclosed space on the south. Offices for production planning and control are in this area, as engineering, the welding shop, receiving, materials and purchasing departments. The two hangars face each other at a distance of approximately 220 feet. Numerous mobile offices have been added to provide additional space for administrative and customer representative offices.

To the southeast of the large hangar is a 12,000 foot covered building used to store aircraft components and maintenance equipment. A 9,000 square foot warehouse on the west side of the facility houses the interior department as well as additional storage for materials and records. Both main hangars are equipped with lighting, water, compressed air, and 115/220/440 volt AC electricity. All office spaces are heated and cooled.

World Jet operates out of a 73,000 square foot facility in Tucson, Arizona. This facility consists of office space and warehouse space to accommodate the aircraft parts (Expendables, Rotables and Consumables), airframe components, engines and engine material inventory maintained by World Jet. This facility is located directly across the street from HAT which allows HAT immediate access to aircraft parts, (Expendables, Rotables and Consumables), airframe components, engines and engine material necessary to perform MRO services without incurring any costs or delays that may be related to shipping and improves the turn time of any such services provided. Additionally, World Jet is leasing 59,000 square feet adjacent to the HAT complex for the purpose of inventory storage.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Global
------

On July 15, 2004, Global completed the acquisition of World Jet Corporation, a privately owned Nevada corporation, located at 6900 S. Park Ave., Tucson, AZ 85706 ("World Jet") pursuant to a stock purchase agreement. The consolidated Statement of Cash Flows for the period ending June 30, 2004 for World Jet and HAT, includes accounts payable to a related party, Ralph Garcia, the majority owner of World Jet, which represents $1,250,000 for the World Jet closing; $300,000.00 note payable to Ralph Garcia and Michele Barkan and $454,000.00 due from World Jet in outstanding commissions. All of these obligations have been satisfied as of fiscal year end 2004.

HAT
---

On April 15, 2002, HAT entered into an agreement to purchase the operating assets and inventory from an existing MRO, Hamilton Aviation ("Sale of Assets Agreement"), a privately held Arizona corporation. The agreement contemplated the purchase by HAT of substantially all of Hamilton Aviation's equipment and inventory used in its aircraft maintenance, repair and modification services business. Under the terms of this agreement, the closing date was to be not later than July 15, 2002. The agreement was for a purchase price of $1.5 million, with a down payment in the amount of $300,000. The balance was payable monthly at 6 1/2% interest. Hamilton Aviation is considered a related party because of the dependence of HAT on the agreement with Hamilton Aviation.

Also on April 15, 2002, Hamilton Aerospace entered into a Lease/Purchase Agreement with Hamilton Aviation for the same assets that were included in the Sale of Assets Agreement. Under the Lease/ Purchase Agreement, these assets would be leased for a term of three (3) years or until the Sale of Assets Agreement closed, at which time, all assets would transfer to HAT. The Lease / Purchase Agreement provided for payments in the amount of $8,000 per month to Hamilton Aviation through April 15, 2005. Provided that the Sale of Assets Agreement did not close by the expiration of Lease /Purchase Agreement, title of all assets covered under the Lease / Purchase Agreement would pass from Hamilton Aviation to HAT upon expiration of the Lease/Purchase Agreement.

On May 9, 2002, Hamilton Aviation filed for protection and reorganization under Chapter 11 of the United States Bankruptcy Code. The Sale of Assets Agreement was submitted to the Bankruptcy Estate for approval as part of Hamilton Aviation's plan of reorganization; and pending the Bankruptcy Estate's review and acceptance of the Sale of Assets Agreement and such plan of reorganization, HAT and Hamilton entered an interim agreement whereby HAT agreed to assume Hamilton Aviation's service contracts ("Service Agreement") pending approval of the Sale of Assets Agreement. Because the Sale of Assets Agreement was negotiated prior to Hamilton Aviation's petition for bankruptcy, HAT and Hamilton Aviation renegotiated the Sale of Assets Agreement to better reflect the scope of the current transaction in light of the current market. The renegotiated Sale of Assets Agreement covers sale of a portion of Hamilton Aviation's physical assets and has a reduced payoff clause, which states that $1 million will be considered full payment, providing HAT satisfies said agreement according to its terms. In March 2004, the new sale of assets agreement was approved by the Bankruptcy Estate and memorialized and finalized by the entry of a Settlement Agreement among HAT, Hamilton Aviation and the Bankruptcy Estate. This Settlement Agreement was then confirmed by Order of the Bankruptcy Court dated May 6, 2004.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

During the fiscal year ended December 31, 2003 through October 26, 2004 , the Common Shares were quoted under former symbol "RDVN", on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. Subsequent to October 26, 2004, and as the result of the Company's name change to Global Aircraft Solutions, Inc. the common shares were quoted under the symbol "GACF" on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. Prior to May 2, 2002, the date on which Global acquired HAT, few transactions took place. As of June 30, 2006, the approximate number of record holders of Company common stock was 66 which number does not include shareholders whose shares are held in street or nominee names. The following information relates to the trading of our common stock, par value $.001 per share. The high and low last sales prices of our common stock for each quarter during our two most recent fiscal years, as reported by the OTC Bulletin Board to date, are set forth below:

                                             HIGH                LOW
                                             ----                ---
2006
                    First Quarter            $ 1.76              $ 1.30
                    Second Quarter             1.70                1.13

                                             HIGH                LOW
                                             ----                ---
2005
                    First Quarter            $ .94               $ .73
                    Second Quarter            1.36                 .84
                    Third Quarter             1.94                1.17
                    Fourth Quarter            1.57                1.30

2004
                    First Quarter            $ .53               $ .23
                    Second Quarter             .86                 .19
                    Third Quarter              .72                 .52
                    Fourth Quarter             .85                 .45


                             EXECUTIVE COMPENSATION

Global currently has in place an employee stock compensation plan and two compensatory stock option plans. Global has no long-term incentive plans, as that term is defined in the rules and regulations of the Securities and Exchange Commission. There are no other compensatory or benefit plans, such as retirement or pension plans, in effect or anticipated to be adopted at this time, although in the future the Board of Directors may adopt other plans.


          Compensation of Officers and Directors and Executive Officers

The table below presents information concerning the compensation of the Company's Chairman of the Board, Chief Executive Officer and its other most highly compensated executive officers for the current year. None of such persons were compensated by the Company or by HAT during 2001. Such officers are sometimes collectively referred to below as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                             Long-Term Compensation

                               Annual Compensation                  Awards                      Payouts
----------------------------------------------         ------------------------------      -------------

(a)                  (b)       ( c)        (d)          (e)           (f)           (g)           (h)        (i)

Name and             Year      Salary      Bonus        Other         Restricted    Securities,   LTIP       Other
principal                                                             Stock Awards  Underlying    Payouts    Compensation
position                                                                            options &
                                                                                    SAR's
                                                                      (Shares)

Ian Herman           2005      $125,655    $16,000      None          None          None          None       None
Chairman, CEO

                     2004      $120,012    $13,000     $ 8,000 (1)    2003award     133,334       None       None
                                                                      vested

                  2  2003      $109,717    None         None          2,500,000     None          None       None

                     2002      $ 75,240    None         None          None        $  40,000       None       None


                                                          Page 50


John B. Sawyer       2005      $155,755    $35,000      None          None          None          None       None
President, COO

                     2004      $146,546    $26,000     $46,000(1)    2003award      766,666       None       None
                                                                      vested

                  2  2003      $142,159    None         None          2,500,000     None          None       None

                     2002      $ 88,310    None         None            400,000     None          None       None


Gordon               2005      $ 40,000    None         None          None          None          None       None
Hamilton,
Director

                     2004      $ 46,598    None         None          None          None          None       None



                  3  2003      $ 33,518    None         None          None          None          None       None


Ronald J. Clark      2004      None        None         None          None          None          None       None
Former
President, CEO

                     2003      $ 28,766    None         None          None          None          None       None

                  4  2002      $ 75,240    $15,000      None          None          None          None       None


Randy J. Sasaki      2004      None        None         None          None          None          None       None
Former Director

                     2003      $0          None         None          None          None          None       None

                  5  2002      $0          $22,500      None          None          None          None       None


John                 2004      None        None         None          None          None          None       None
Brasher
Former Director

                     2003      $0          None         None          None          None          None       None

                  5  2002      $0          None        $18,340        None          None          None       None
-----------------------------------------------------------------------------------------------------------------

(1) Represents the amount of compensation from options awarded in May 2004 based up a $.06 discount between the exercise price and the market price at the measurement date.


                                     Page 51


(2) The Restricted stock awards given to Herman and Sawyer in 2003 are pursuant to Employment Agreements filed under form DEF 14C on September 26, 2003.

(3) Hamilton became a director September 1, 2003.

(4) The bonus amounts payable in 2002 to Clark consist of awards of common stock pursuant to the 1997 Employee Stock Compensation Plan. The restricted stock awards consist of common stock awarded pursuant to the 1997 Employee Stock
Compensation Plan.

(5) Sasaki and Brasher were directors, and Sasaki was an executive officer of the Company for the years respectively ended December 31, 2001 and 2002. Their service terminated on May 3, 2002. Other compensation payable to Brasher for those years consisted of legal fees.

The Company has or intends to implement employee benefits that are or will be generally available to all its employees and its subsidiary employees, including medical, dental and life insurance benefits and a 401(k) retirement savings plan.

None of the Named Officers received any form of non-cash compensation from the Company or Hamilton Aerospace in the years ended December 31, 2005, 2004, 2003 or 2002, nor currently receives any such compensation.

                                         OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                       Individual Grants

(a)                       (b)                    (c)                    (d)                    (e)

Name                      Number of Securities   % of Total              Exercise or Base       Expiration Date
                          Underlying             Options/SAR's Granted   Price ($/Sh)
                          Options/SAR's Granted  to Employees in
                                                 Fiscal Year
---------------------------------------------------------------------------------------------------------------

                                                 NONE



                       AGGREGATED OPTION'SAR EXERCISES IN LAST FISCAL YEAR and FISCALYEAR-END OPTION/SAR VALUES

(a)                     (b)                   (c)                  (d)                       (e)

Name                    Shares Acquired on    Value Realized ($)   Exercisable               Unexercisable
                        Exercise
--------                ----------------------------------------------------------------------------------

Ian Herman              None                  N/A                  133,334                   N/A

John B. Sawyer          None                  N/A                  766,666                   N/A

2002 Compensatory Stock Option Plan

Global has adopted the 2002 Compensatory Stock Option Plan for officers, employees, directors and advisors (the "2002 CSO Plan"). Global has reserved a maximum of 3,000,000 Common Shares to be issued upon the exercise of options granted under the 2002 CSO Plan. The 2002 CSO Plan will not qualify as an "incentive stock option" plan under Section 422A of the Internal Revenue Code of 1986, as amended. The Board of Directors or other plan administrator will grant options under the 2002 CSO Plan at exercise prices to be determined. With respect to options granted pursuant to the 2002 CSO Plan, optionees will not recognize taxable income upon the grant of options granted at or in excess of fair market value. Global will be entitled to a compensating deduction (which it must expense) in an amount equal to any taxable income realized by an optionee as a result of exercising the option. The Board of Directors administers the 2002 CSO Plan. Options to purchase an aggregate of 2,540,000 shares of Global common stock have been granted under the 2002 CSO Plan Options to purchase 900,000 shares were outstanding at December 31, 2005 and 270,000 shares had not vested and had not been issued under agreements with employees.


2003 Employee Stock Compensation Plan

Global has adopted the 2003 Employee Stock Compensation Plan for officers, employees, directors and advisors (the "2002 ESC Plan"). Global has reserved a maximum of 5,000,000 Common Shares to be issued upon the grant of awards under the ESC Plan. Employees will recognize taxable income upon the grant of Common Stock equal to the fair market value of the Common Stock on the date of the grant and Global will recognize a compensating deduction at such time. The Board of Directors administers the ESC Plan. 3,430,000 shares of Common Stock available under the ESC Plan have been awarded and 3,330,000 shares had been issued at December 31, 2005.


 Compensation of Directors

We have employment agreements with Ian Herman and John B. Sawyer. Each provides for the payment of a base salary with increases in base salary based upon the company's net profit performance and for bonus compensation based on performance.

On July 29, 2004 Directors Mason and Mulcahy accepted Engagement Agreements to serve as Directors. The Agreements call for an honorarium payment of $100.00 per hour for every hour reasonably expended in performance of their duties and incentive compensation in the form of 100,000 shares each of common stock, under the 2003 CSOP. On October 29, 2004, Gordon Hamilton resigned his position with HAT and became a compensated Director for the Company at the annual rate of $40,000 plus medical benefits and expenses.


                              FINANCIAL STATEMENTS

The audited financial statements of Global for the years ended December 31, 2004 and 2005; the unaudited financial statements for the quarter ended March 31, 2006 and June 30, 2006, as well as the financial statements of World Jet for the years ended December 31, 2002 and 2003 and related notes which are included in this offering have been examined by Larry O'Donnell, CPA, and Epstein, Weber and Conover and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.


           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                        CONTROL AND FINANCIAL DISCLOSURE

 On January 9, 2006, the Audit Committee of the Board of Directors of the Company voted to dismiss Larry O'Donnell, CPA, P.C. as the Company's independent registered public accountant. Larry O'Donnell, CPA, P.C. was notified of the dismissal on January 9, 2006. This dismissal followed the Audit Committee's receipt of proposals from other independent auditors to audit the Company's consolidated financial statements for the fiscal year ended December 31, 2005. None of the reports of Larry O'Donnell, CPA, P.C. on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports did contain a going concern paragraph. During the Company's past two fiscal years and through January 9, 2006 there have been no disagreements with Larry O'Donnell, CPA, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Larry O'Donnell, CPA, P.C. would have caused them to make reference thereto in their reports on the financial statements of the Company for such years.

On January 9, 2006, the Audit Committee of the Board of Directors of the Company engaged Epstein, Weber & Conover, PLC ("EWC") as the Company's independent auditors with respect to the audit of the Company's consolidated financial statements for the fiscal year ended December 31, 2005. The decision to engage EWC was made by the Audit Committee of the Board of Directors. Neither the Company nor someone on behalf of the Company consulted with EWC regarding any of the items listed in Item 304(a)(2) of Regulation SB.


                             FOR FURTHER INFORMATION

We have filed with the SEC, under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other documents are summaries of the material terms of the contract or document. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this document. Our business, financial condition, results of operations and prospects may have changed since that date. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit.

We are a small business reporting company and file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy these reports, proxy statements, and other information at the SEC's public reference rooms at 100 F Street, N.E., Washington, D.C. 20549, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at (800) SEC-0330 for more information about the operation of the public reference rooms. You may also request copies of these documents by writing to the SEC and paying a fee for the copying cost. Our SEC filings are also available at the SEC's web site at "http://www.sec.gov" and at our own web site at "http://www.globalaircraftsolutions.com".

As a small business and SB-2 filer we are not permitted to incorporate any information or documents filed by the Company by reference and therefore we will file post effective amendments when any of our financial statements become outdated.

If you are interested in receiving a copy of any of the Company's filings, we will provide you, without cost, with a copy of any of these filings on request made orally or in writing to us at the following addressee:


                         Global Aircraft Solutions, Inc.
                                 P.O. Box 23009
                                Tucson, AZ 85734
                            Attn: Investor Relations
                               Tel: (520) 294-3481
                               Fax: (520) 741-1430

                         Global Aircraft Solutions, Inc.
                                    formerly,
                       Renegade Venture (NEV.) Corporation
                        CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                                DECEMBER 31, 2005








                                TABLE OF CONTENTS



INDEPENDENT AUDITOR'S REPORT                                  F-1 & F-2

CONSOLIDATED BALANCE SHEETS                                   F-3 & F-4

CONSOLIDATED STATEMENT OF OPERATIONS                          F-5

CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY                F-6 & F-7

CONSOLIDATED STATEMENT OF CASH FLOWS                          F-8 & F-9

NOTES TO FINANCIAL STATEMENTS                                 F-10 - F-34

                           Larry O'Donnell, CPA, P.C.
                             Telephone (303)745-4545
                         2228 South Fraser Street Unit 1
                             Aurora, Colorado 80014


             Report of Independent Registered Public Accounting Firm

To the Board of Directors
Global Aircraft Solutions, Inc.
Tucson, Arizona


I have audited the accompanying balance sheet of Global Aircraft Solutions, Inc. (formerly Renegade Venture (Nev.) Corporation ,as of December 31, 2004, and the related statements of loss, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Aircraft Solutions, Inc. (formerly Renegade Venture (Nev.) Corporation as of December 31, 2004, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


Larry O'Donnell, CPA, P.C.
March 25, 2005

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------


To the Board of Directors and Shareholders of Global Aircraft Solutions, Inc.:

We have audited the accompanying consolidated balance sheet of Global Aircraft Solutions, Inc. and subsidiaries as of December 31, 2005 and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Aircraft Solutions, Inc. and subsidiaries as of December 31, 2005 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.



/s/  EPSTEIN, WEBER & CONOVER, PLC
     Scottsdale, Arizona
     April 3, 2006


                                                   F-3


                                     GLOBAL AIRCRAFT SOLUTIONS, INC.
                                     -------------------------------
                               Formerly Renegade Venture (Nev.) Corporation
                                        Consolidated Balance Sheet
                                        December 31, 2004 and 2005
                                                (Audited)


                                                  ASSETS

                                                                2004                       2005
                                                             -----------               -----------
CURRENT ASSETS
Cash and cash equivalents                                    $   549,904               $   368,013
Accounts receivable                                            4,766,215                 4,993,138
Note receivable                                                  175,642                 1,997,868
Inventory                                                      3,507,249                 6,580,092
Restricted funds                                                                            98,500
Other current assets                                             380,932                   304,987
                                                             -----------               -----------

  TOTAL CURRENT ASSETS                                       $ 9,379,942               $14,342,598

Property, plant and equipment                                  1,632,134                 1,642,141
Investments                                                       25,000                    25,000
Equity in net assets of and advances to affiliates                                       6,333,690
Customer list, net                                               267,771                   133,886
Agreement with vendor, net                                        56,980                    28,490
Goodwill                                                          38,992                    38,992
Inventory, non current                                           212,500                 2,187,343
Deferred income taxes                                                                      130,000
Other assets                                                     144,693                   192,481
                                                             -----------               -----------

  TOTAL ASSETS                                               $11,758,012               $25,054,621
                                                             ===========               ===========


The accompanying notes are an integral part of these consolidated financial statements.


                                                   Page 58



                                                  F-4

                                     GLOBAL AIRCRAFT SOLUTIONS, INC.
                                     -------------------------------
                               Formerly Renegade Venture (Nev.) Corporation
                                        Consolidated Balance Sheet
                                        December 31, 2004 and 2005
                                                (Audited)


                                   LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                   2004                       2005
                                                               ------------               ------------
CURRENT LIABILITIES
Notes payable                                                  $          0               $  2,564,739
Accounts payable - trade                                          2,644,593                  7,181,397
Due to factor                                                       604,411                          0
Customer deposits                                                   280,537
Billings in excess of costs and estimated
  earnings on contracts in progress                                 966,238                     23,458
Accrued liabilities                                                 844,709                    570,724
Income taxes payable                                                311,182                    685,904
Commitments & contingencies                                               0                          0
                                                               ------------               ------------

  TOTAL CURRENT LIABILITIES                                    $  5,651,670               $ 11,026,222

  TOTAL LIABILITIES                                            $  5,651,670               $ 11,026,222

STOCKHOLDERS' EQUITY
Common stock, $.001 par value, 100,000,000 Shares
authorized in 2004 and 2005; 31,030,386 and
38,998,215 issued; 30,650,386 and
38,618,215 outstanding in 2004 and 2005                        $     31,030               $     38,998
Additional paid-in capital                                        7,033,950                 11,904,683
Deferred compensation                                                                          (80,000)
Contributed capital                                                 620,289                    620,289
Retained earnings (Accumulated deficit)                          (1,578,927)                 1,544,429
                                                               ------------               ------------

  TOTAL STOCKHOLDERS' EQUITY                                   $  6,106,342               $ 14,028,399
                                                               ------------               ------------


  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $ 11,758,012               $ 25,054,621
                                                               ============               ============

The accompanying notes are an integral part of these consolidated financial statements.


                                                  Page 59



                                                        F-5

                                         GLOBAL AIRCRAFT SOLUTIONS, INC.
                                         -------------------------------

                                 Formerly Renegade Venture (Nev.) Corporation
                                     Consolidated Statement of Operations
                                    Years ended December 31, 2004 and 2005
                                                  (Audited)

                                                                    2004                        2005
                                                                ------------                ------------

Net sales                                                       $ 30,851,118                $ 41,228,648
Cost of sales                                                    (24,195,426)                (30,842,461)
Inventory write down                                                (212,500)                   (215,500)
                                                                ------------                ------------

Gross profit                                                       6,443,192                  10,170,687
Selling, general and administrative expenses                      (4,826,519)                 (7,788,047)
Penalties                                                           (295,903)                     (1,061)
                                                                ------------                ------------

Gain (loss) from operations                                        1,320,770                   2,381,579

Other income (expense):
  Interest income                                                     85,521                     245,610
  Interest expense                                                  (329,023)                   (386,927)
  Gain on renegotiation of contract                                1,144,502
  Miscellaneous expense                                               (9,084)                       (110)
  Discounts taken                                                     45,438                       7,715
  Miscellaneous income                                                31,162                     130,571
  Equity in income of unconsolidated affiliate                                                 1,111,096
                                                                ------------                ------------

Net profit (loss), before income taxes                          $  2,291,286                $  3,489,534
   Provision for Income Taxes                                                                   (366,178)
                                                                ------------                ------------

Net profit (loss), after taxes                                  $  2,291,286                $  3,123,356
                                                                ============                ============

Net profit (loss) per share (Basic)                             $       0.09                $       0.09
                                                                ============                ============
Net profit (loss) per share (Fully Diluted)                     $       0.09                $       0.09
                                                                ============                ============


The accompanying notes are an integral part of these consolidated financial statements.


                                             Page 60



                                                           F-6

                                             GLOBAL AIRCRAFT SOLUTIONS, INC.
                                             -------------------------------
                                       Formerly Renegade Venture (NEV.) Corporation
                                  Consolidated Statement of Changes in Stockholders' Equity
                         For the Year Ended December 31, 2004 and the Year Ended December 31, 2005


                                           Additional  Contributed     Deferred     Treasury    Accumulated    Stockholder
                                           Paid-in       Capital     Compensation     Stock    Earnings/Deficit   Equity
                                            Capital
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
                      Shares     Amount      Amount       Amount        Amount                     Amount         Amount
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------

   Balance           17,480,000   17,860    2,412,373     620,289      (332,000)                 (3,870,213)    (1,151,691)
 December 31,
    2003
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
  1st Qtr, 2004
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
   Compensation                                                          12,000
     expensed
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
  2nd Qtr, 2004
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
 Shares issued to     9,600,000    9,600    3,009,600
 Barron partners
    for a cash
 consideration of
  $.34 per share
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
Shares pledged as     1,000,000    1,000      499,000
  payment on the
purchase of World
  Jet valued at
   $.50 (issued
     7/27/04)
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
 900,000 options                               54,000
 granted at $ .06
   below market
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
  3rd Qtr, 2004
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
 Shares issued to     2,115,386    2,115      946,832
JG Capital, et al
    for a cash
 consideration or
  $.52 per share
-------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- -----------
  Shares issued          55,000       55       17,545
 upon exercise of
 options at $.32
  per share and
 cash payment of
     $17,600.
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
 Shares issued as       400,000      400       91,600
 compensation for
   professional
  services to be
 rendered over a
 two-year period.
Valued at $92,000
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
 100,000 options                                3,000
  granted at .03
   below market
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
  Shares vested                                                         320,000
 (Herman & Sawyer
    employment
  agreement, 3rd
 Quarter of 2003)
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
  4th Qtr, 2004
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
 Net Income/Loss                                                                                 2,291,286
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
    Balance          30,650,386   31,030    7,033,950     620,289           0                    (1,578,927)     6,106,342
   December 31,
     2004
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
  1st Qtr, 2005
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
  Shares issued,         50,000       50       14,950
Options exercised
  50,000 @ $0.30
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------


                                                        Page 61


                                                          F-7

------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
  2nd Qtr, 2005
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
    No change
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
  3rd Qtr, 2005
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
 Shares issued to     7,200,000    7,200    4,644,000
 Barron Partners
    for a cash
 consideration of
  $.68 per share
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
  Shares issued         421,812      422         (422)
  under non-cash
   provision of
    warrants.
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
  4th Qtr, 2005
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
 Shares issued to       200,000      200      156,800                   (80,000)
 Directors under
 Restricted stock
 award ar $0.80,
  100,000 shares
for 2005; 100,000
  shares to be
expensed in 2006
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
 Shares issued to        15,000       15       19,485
  employee under
    agreement,
      price
 at measurement
 date of $1.30
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- ------------
 Shares issued to        60,000       60       35,940
 employees under
 agreement, price
  at measurement
   date of $.60
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- -------------
  Shares issued          21,017       21          (21)
  under non-cash
   provision of
     warrants
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- -------------
                                                                                                  3,123,356
Net Income/Loss
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- -------------
     Balance         36,618,215   38,998   11,904,683   620,289         (80,000)                  1,544,429     14,028,399
   December 31
       2005
------------------- ----------- ---------- ----------- ------------- -------------- ---------- --------------- -------------


The accompanying notes are an integral part of these consolidated financial statements.


                                                          Page 62



                                                  F-8

                                  GLOBAL AIRCRAFT SOLUTIONS, INC.
                                  -------------------------------
                            Formerly Renegade Venture (Nev.) Corporation
                                Consolidated Statement of Cash Flows
                               Years ended December 31, 2004 and 2005
                                             (Audited)

                                                                    2004                      2005
                                                                 -----------              -----------

Increase (Decrease) in Cash and Cash Equivalents:

Cash flows from operating activities:
    Net Profit/(Loss)                                            $ 2,291,286              $ 3,123,356

Adjustments to reconcile net loss to net cash provided
  (used) by operating activities:
    Equity in income of unconsolidated affiliate                                          (1,111,096)
    Depreciation                                                     325,966                  489,818
    Amortization                                                     162,376                  162,376
    Write down of inventory                                          212,500                  212,500
    Deferred income taxes                                                                       6,400
    Allowance for Doubtful Accounts                                   14,944                  473,208
    Gain from Renegotiation of Contract                           (1,144,502)
    Expenses paid with stock                                         476,613                  326,594
                                                                 -----------              -----------
Net adjustments to reconcile net Profit(Loss) to net cash             47,897                  559,800

Changes in Assets and Liabilities:
    Accounts receivable                                           (3,584,402)              (2,775,131)
     Prepaid expenses                                                (75,157)                (115,149)
    Inventory                                                     (1,631,494)              (5,260,186)
    Investments                                                      (25,000)
    Restricted funds                                                    (409)                 (98,500)
    Other current assets                                              83,906                   56,384
    Other non-current assets                                        (212,500)                (177,788)
    Accounts payable-trade                                         2,269,999                4,535,546
    Accounts payable-related party                                    16,173                   (6,219)
    Customer deposits                                                252,737                 (280,537)
    Billings in excess of cost and estimated
       earnings on contracts in progress                             642,552                 (942,780)
     Income Taxes Payable                                            208,989                  374,722
    Accrued liabilities                                             (414,735)                (272,908)
                                                                 -----------              -----------
Net cash used by operating activities                               (130,158)              (1,279,390)

Cash flows from investing activities:
    Purchase of property, plant and equipment                     (1,388,070)                (499,827)
    Purchase of World Jet, net of cash acquired                     (959,644)
    Payments received on notes receivable                                                     196,390
    Investment in Jetglobal, LLC                                                           (5,222,594)
                                                                 -----------              -----------
Net cash used by investing activities                             (2,347,714)              (5,526,031)


                                                     Page 63



                                                   F-9


Cash flows from financing activities:
    Proceeds from issuance of common stock                          4,381,600                4,911,000
    Payments related to common stock issued                          (395,853)                (244,800)
    Proceeds from bank loans                                        1,723,686                7,511,373
    Repayments of bank loans                                       (1,851,400)              (4,949,634)
    Due to factor                                                    (394,391)                (604,409)
    Redemption of shares                                             (400,535)
    Other financing activities, net                                   (44,011)
                                                                  -----------              -----------
Net cash provided by financing activities                           3,019,096                6,623,530
Net increase (decrease) in cash and cash equivalents                  541,224                 (181,891)
 Cash and cash equivalents at beginning of period                       8,680                  549,904
                                                                  -----------              -----------

Cash and cash equivalents at end of period                        $   549,904              $   368,013
                                                                  ===========              ===========


     o    Interest paid in 2004 was $329,023 and in 2005, $375,745 was paid.
     o    No income taxes were paid in 2004 and$121,473 was paid in 2005.

Schedule of non-cash investing and financing activities:

     o    Common stock issued for World Jet corporation $500,000 in July 2004
     o During the 4th quarter of 2005 $1,475,000 in accounts receivable was transferred to a Note receivable. The Note stipulates weekly payments of $52,993.76, has an interest rate of 8 % per annum, and is all due and payable on or before June 9, 2006
     o During the 4th quarter of 2005, a note receivable in the amount of $600,000 was issued to Avolar Aero Lineas SA de CV. The note is all due and payable on or before June 30, 2006 and bears interest at 6.5% per annum.

The accompanying notes are an integral part of these consolidated financial statements.

                         GLOBAL AIRCRAFT SOLUTIONS, INC.
                         -------------------------------
                  (Formerly Renegade Venture (NEV) Corporation)
                          Notes to Financial Statements
                     December 31, 2004 and December 31, 2005


1. BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

These consolidated financial statements include the accounts of Global Aircraft Solutions, Inc., formerly Renegade Venture (NEV.) Corporation and its wholly owned subsidiaries, Hamilton Aerospace Technologies, Inc. ("HAT") and Johnstone Softmachine Corporation ("Johnstone"), and World Jet Corporation ("World Jet"), collectively, the "Company". HAT and Johnstone were acquired by Global on May 2, 2002. For accounting purposes, the transaction has been treated as an acquisition of Global, formerly Renegade Venture (NEV.) Corporation by HAT and as a recapitalization of Global, formerly Renegade Venture (NEV.) Corporation. The acquisition of 100% of World Jet, Inc. was finalized on July 15, 2003, with an effective date of January 1, 2003. As such, the financial statements reflect the accounting activity of HAT since its inception date of April 5, 2002 and of World Jet since January 1, 2004. Johnstone is currently inactive.

All material transactions and accounts with the subsidiaries have been eliminated from the consolidated financial statements.


2. ORGANIZATION AND NATURE OF OPERATIONS

Global Aircraft Solutions, Inc., formerly Renegade Venture (Nev.) Corporation, formerly Renegade Venture Corporation, was incorporated on February 13, 1989, as a Delaware corporation. In 1997, the Company was re-domiciled as a Nevada Corporation through a merger with a newly formed Nevada Corporation, Renegade Venture (NEV.) Corporation, a wholly owned subsidiary of Renegade Venture Corporation.

On May 2, 2002, the Company acquired 100% of the common stock of Hamilton Aerospace Technologies Inc. ("HAT") pursuant to a Stock Exchange Agreement whereby the former shareholders of HAT received 12,500,000 common shares of Renegade Venture (NEV.) Corporation, now Global Aircraft Solutions, Inc. Subsequent to this reverse merger there were 16,200,000 total common shares outstanding. HAT was formed on April 5, 2002 and commenced operations on April 15, 2002. HAT provides large aircraft maintenance, repair and modification services to owners and operators of large transport-category commercial jet aircraft. Services of this nature are required and needed by passenger and cargo air carriers, aircraft lessors, and governmental entities. HAT provides services to both domestic and foreign customers.

On April 12, 2002, Renegade Venture (NEV.) Corporation, now Global aircraft solutions, Inc., acquired 100% of the common stock of Johnstone Softmachine Corporation (Johnstone) pursuant to the Stock Purchase Agreement and Plan of Reorganization by and between LogiCapital Corporation (the principal shareholder of Johnstone), an entity controlled by John Brasher, who, at that time, was a director of Renegade Venture (NEV.) Corporation (he has since resigned) and Renegade Venture (NEV.) Corporation. Mr. Brasher was also a principal stockholder of Renegade Venture (NEV.) Corporation prior to the merger. As such, this transaction represented a transfer between control groups and is reported on a historical cost basis. Johnstone was formed on May 8, 1996 has had no substantial operations, and is in the development stage. Johnstone currently lacks the funding necessary to commence operations.

On July 15, 2004, the Company finalized an agreement to buy 100% of the common stock of World Jet Corporation, a privately held aircraft parts and brokerage company for $2.05 million payable as follows: $1,250,000 in cash at closing, $300,000 in the form of a note maturing January 27, 2005, and 1,000,000 shares of restricted common stock valued at $0.50 per share for the purposes of this transaction ($500,000). The effective date of this agreement is January 1, 2004. The shares were issued in July 2004. As a result of the acquisition, the Company expects to increase its sales to existing customers as well as those serviced by World Jet by combining the products and services of the two companies. It also expects to lower its parts costs through World Jet's purchasing abilities.


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

We consider cash and investments in securities with maturities at the date of purchase of three months of less to be cash and cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Trade Accounts Receivable

Trade accounts receivable represent amounts billed but uncollected on both completed and in-progress aircraft repair and maintenance contracts as well as amounts billed but uncollected on parts shipped to customers.

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. The allowance is estimated as a percentage of accounts receivable based on a review of accounts receivable outstanding and the Company's prior history of uncollectible accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Changes in the valuation allowance were material to the financial statements in 2005. During 2005, the Company had bad debt expense of $473,000. The Company believes its allowance at December 31, 2005 is adequate based upon review of our outstanding accounts receivable at December 31, 3005.


Inventory

Inventories are stated at the lower of cost (first-in, first-out) or market. Inventory items held for over one year are classified as "inventory, non current". The Company reviews the market value of inventories whenever events and circumstances indicate that the carrying value of inventories may not be recoverable from the estimated future sales price less cost of disposal and normal gross profit. In cases where the market value s are less that the carrying value, a write down is recognized equal to an amount by which the carrying value exceeds the market value of inventories.

Inventories include used parts and parts stripped from aircraft. These inventory items are initially carried at original cost basis determined on the pro-rata fair value of the individual parts based on market or catalog pricing.


Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided for on the straight-line on the straight-line method over the estimated useful lives of the assets. The estimated useful life of computer equipment and software is three years at both our HAT and World Jet subsidiaries; the estimated useful life of all other categories of assets at our HAT subsidiary is five years. World Jet uses estimated useful lives of 3, 5, and 7 years for its other assets. Amortization of leasehold improvements is computed using the shorter of the lease term or the expected useful life of the assets. Maintenance and repairs that neither materially adds to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized when incurred.

The Company reviews the carrying value of property, plant and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result form its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolesce, demand, competition, and other economic factors.

Revenue and Cost Recognition

Revenues from fixed-fee contracts or portions of contracts for MRO sales are recognized by employing the percentage-of-completion method, measured by the cost-to-cost method, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. The cumulative catch-up method is used to account for changes in estimates of total revenues, total costs or extent of progress. Each project is considered complete when the subject aircraft departs our facility. Revision in cost and labor hour estimates and recognition of losses, if any, on these contracts are reflected in the accounting period in which the facts become known. During the periods covered by these financial statements, no material prior period revisions were necessary. As of December 31, 2005 there are no material amounts in excess of the agreed contract price that the Company seeks to collect from customers or others for customer-caused delays, errors in specifications or designs, contract termination, change orders in dispute or unapproved as to both scope and price, or other causes of unanticipated additional costs. Revenue from part sales is recognized when parts are shipped. Revenues from time and material contracts and all other ancillary services are recognized as the services are performed.


Income (Loss) per share

Basic earnings per share includes no dilution and is computed by dividing net earnings (loss) available to stockholders by the weighted number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the Company's earnings. Reconciliation of EPS for 2004 and 2005 are as follows:

                                                                     For the Year Ended 2004
---------------------------------------------------  ------------------  -------------------  ----------------

                                                          Income               Shares            Per-Share
                                                        (Numerator)        (Denominator)          Amount
---------------------------------------------------  ------------------  -------------------  ----------------
Net Income                                                  $2,291,286
---------------------------------------------------  ------------------  -------------------  ----------------

Basic EPS
---------------------------------------------------  ------------------  -------------------  ----------------

Income available to common stockholders                     $2,291,286           24,443,256             $0.09
---------------------------------------------------  ------------------  -------------------  ----------------
---------------------------------------------------  ------------------  -------------------  ----------------

Warrants                                                                            125,656
---------------------------------------------------  ------------------  -------------------  ----------------

Options                                                                             418,073
---------------------------------------------------  ------------------  -------------------  ----------------

Diluted EPS
---------------------------------------------------  ------------------  -------------------  ----------------

Income available to common stockholders + assumed           $2,291,286            24,986,985            $0.09
conversions


                                                       Page 67

                                                         F-13

                                                                       For the Year Ended 2005
---------------------------------------------------  ---------------------------------------------------------

                                                          Income               Shares            Per-Share
                                                        (Numerator)        (Denominator)          Amount
---------------------------------------------------  ------------------  -------------------  ----------------

Net Income                                                  $3,123,356
---------------------------------------------------  ------------------  -------------------  ----------------

Basic EPS
---------------------------------------------------  ------------------  -------------------  ----------------

Income available to common stockholders                     $3,123,356           33,848,722             $0.09
---------------------------------------------------  ------------------  -------------------  ----------------
---------------------------------------------------  ------------------  -------------------  ----------------

Warrants                                                                            639,449
---------------------------------------------------  ------------------  -------------------  ----------------

Options                                                                             772,500
---------------------------------------------------  ------------------  -------------------  ----------------

Diluted EPS
---------------------------------------------------  ------------------  -------------------  ----------------

Income available to common stockholders + assumed           $3,123,356           35,260,671             $0.09
conversions
---------------------------------------------------  ------------------  -------------------  ----------------


Calculation of Weighted Average Shares for 2004:


Issues            Shares             Date               Days    Weighted shares
------            ------             ----               ----    ---------------

                  17,480,000         1/01 - 6/01        152           7,259,454

9,600,000         27,080,000         6/01 - 7/07         36          2,663,607

   55,000         27,135,000         7/07 - 7/09          2             148,279

    400,000       27,535,000         7/09 -7/27          18          1,354,180

1,000,000         28,535,000         7/27 - 9/02         37          2,884,686

2,115,386         30,650,386         9/02 - 1/01        121         10,133,051
                                                     --------       -----------

                                     TOTALS             366         24,443,256

                                      F-14

Calculation of Dilution for 2004

                               No. of
                               shares     Proceeds   IncrementalDifference    Date of  issue      Days to         Weighted
                                                                                                                  Average
                                                                                                12/31/2004        Dilution


   Warrants @ $ .34            720,000     $244,800        210,000               5/26/2004          219           125,656

   Options  @ $ .17            900,000     $153,000        581,250               5/13/2004          232           368,443

   Options  @ $ .20            100,000     $ 20,000         58,333               5/13/2004          232            36,976

   Options  @ $ .30             50,000     $ 15,000         18,750               4/28/2004          247            12,654
                                                                                                                 --------
Total Dilution                                                                                                    543,728

(Average price $0.48)

Calculation of Weighted Average Shares for 2005:


        Issues         Shares              Date                Days          Weighted shares

                    30,650,386          1/01 - 1/18             17              1,427,552

         50,000     30,700,000          1/18 - 8/03            197              16,569,797

      7,200,000     37,900,386          8/03 - 8/30             27              2,803,590

        399,000     38,299,386          8/30 - 9/14             15              1,573,947

         22,812     38,322,198          9/14 - 11/23            70              7,349,463

        275,000     38,597,198          11/23 - 12/27           34              3,595,355

         21,017     38,618,215          12/27 - 1/01             5                529,017
                                                           -------             ----------

                                        TOTALS                 365             33,848,722

Calculation of Dilution for 2005


                               No. of       Proceeds     Incremental     Date of    Days to       Weighted
                              shares                                     Issue                     Average
                                                          Difference                12/31/05      Dilution

   Warrants @ $0.34            219,000     $   74,460     159,650       Prior yrs     365           156,650

   Warrants @ $0.52            104,111         54,138      58,996       Prior yrs     365           58,996

   Warrants @ $0.68            540,000     $  367,200     234,000       Prior yrs     365           234,000

   Warrants @ $1.00          1,137,020     $1,137,020     189,503       Prior yrs     365           189,503

   Options  @ $0.17            900,000     $  153,000     772,500       Prior yrs     365           772,500
                                                                                                  ---------

Total Dilution                                                                                    1,411,949

(Average price $1.20)

The total weighted average shares outstanding for the diluted earning per share calculation for the year ended December 31, 2005 is 35,260,671


Equity in Net Assets and Advances to Affiliates

The investment in a 30% interest in Jetgobal, LLC is accounted for using the equity method since the Company does not control Jetgobal, LLC, but over which it does exert significant influence. Under the equity method, the investment is recorded at cost plus advances and the Company's share of earning less distributions and the Company's share of losses.. The Company considers whether future fair value of it investments has declined below their carrying value whenever adverse events or changes in circumstances indicate that recorded values may not be recoverable. If the Company considered any such decline to be other than temporary, a write-down should be recorded to estimated fair value.

All significant intercompany profits and balances have been eliminated.


Intangible Assets

The amounts assigned to Customer List and Agreement with Vendor are recorded at the value assigned when they were acquired in a business purchase. The amounts are being amortized over three years using the straight-line method. The Company assesses the ongoing recoverability of intangible assets subject to amortization by determining whether the intangible asset balance can be recovered over the remaining amortization period through projected a undiscounted future cash flows. If projected future cash flows indicate that the unamortized intangible asset balances will not be recovered, an adjustment is made to reduce the net intangible asset to an amount consistent with projected future cash flows discounted at the Company's incremental borrowing rate.


The Company's amortizable intangibles consisted customer lists and vendor agreements. Amortization expense on these totaled $162,376 and $162,376 for the year ended December 31, 2005 and 2004, respectively. Amortization expense related to customer lists and vendor agreements is expected to be as follows for years ended December 31:


2006 (the final year of amortization)                                   $162,376
                                                                        --------
                                                                        $162,376
                                                                        ========

Goodwill

Effective January 1, 2004, the Company acquired 100% of the stock of World Jet. This acquisition of World Jet was recorded as follows:


Assets purchased from World Jet:


         Cash                                                            590,356
         Accounts receivable                                             983,796
         Inventories                                                   1,517,461
         Other assets                                                     47,235
         Customer list                                                   401,657
         Agreement with vendor                                            85,470
         Goodwill                                                         38,992

                                                                       3,664,967

Liabilities assumed from World Jet:

        Accounts payable and accrued expenses                           870,967

        Loans payable - related parties                                  744,000
                                                                      ----------

                                                                       1,614,967

        Net purchase price                                            $2,050,000


The $38,992 goodwill recorded represents the difference between the price paid of $2,050,000 and the World Jet equity of $2,011,008 at January 1, 2004. The purchase price was payable as follows: $1,250,000 in cash at closing; $300,000 in the form of a note maturing January 27, 2005, with payments of $1,500.00 per month plus interest at 6% per annum, the first payment being due August 27, 2004; and 1,000,000 shares of restricted common stock valued at $0.50 per share for the purposes of this transaction ($500,000). The effective date of this agreement is January 1, 2004. The shares were issued in July 2004. The $38,992 goodwill recorded is expected to be deductible for tax purposes.

The Company evaluates the carrying value of goodwill annually and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit below its goodwill-carrying amount. Such circumstances could include but are not limited to:

     1.   A significant adverse change in legal factors or in business climate
     2.   Unanticipated competition
     3.   An adverse action or assessment by a regulator

When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to that unit's carrying amount, including goodwill. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The total of the implied fair value of all of the other assets and liabilities of the unit, based on their fair value, less the total amount assigned to those assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value.


Recently Issued Accounting Pronouncements:

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." This Statement clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted materials. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The initial application of SFAS No. 151 had no impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67." This Statement references the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2, "Accounting for Real Estate Time-Sharing Transactions." This Statement also states that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. The initial application of SFAS No. 152 had no impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- an amendment of APB Opinion No. 29." This Statement eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The initial application of SFAS No. 153 had no impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 123 ( R), " Share Based Payment." This Statement is a revision of SFAS No. 123, and supersedes APB Opinion No. 25. SFAS No. 123 ( R) requires the recognition of the cost of employee services received in exchange for an award of equity instruments based on the grant date for value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the required service period. In April, the SEC release No. 33-8568 delayed the implementation of SFAS No. 123 ( R). The Statement is now effective for the Company beginning in the first quarter of fiscal year 2007. SFAS No. 123 ( R) permits public companies to adopt its requirements using one of two methods: (1) A "modified prospective method in which compensation cost is recognized prospectively for both new grants issued subsequent to the date of adoption, and all unvested awards outstanding at the date of adoption. Expense for the outstanding awards must be based on the valuation determined for the pro forma disclosures under SFAS No. 123. (2) A "modified retrospective" method, which includes the requirements of the modified prospective method described above, but also permits entities to restate all prior periods presented based on the amounts previously recognized under SFAS No. 123 for purposes of pro forma disclosures. The Company is currently in the process of evaluating the two methods and has not yet determined which method it will use.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error - an amendment of APB Opinion No. 29." This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the usual instance that the pronouncement does not include specific transition provision. When a pronouncement includes specific transition provisions, those provisions should be followed. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods financial statements of changes in accounting principle, unless it is impractical to determine either the period-specific effects of the cumulative effect of the change. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect application of SFAS No. 154 to have a material affect on its financial statements.


                            Stock-Based Compensation
                            ------------------------

Currently, as permitted under the Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation", the Company accounts for its stock-based compensation to employees in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees". As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Certain pro forma net income and EPS disclosures for employee stock option grants are also included in the notes to the financial statements as if the fair value method as defined in SFAS No. 123 had been applied. Transactions in equity instruments with non-employees for goods or services are accounted for by the fair value method.

There were no options granted in the year ended December 31, 2005 nor was there vesting of prior year option grants. Therefore, there is no pro-forma effect for the year ended December 31, 2005.


4.  SEGMENT INFORMATION

The company has divided its operations into the following reportable segments:
Aircraft maintenance, repair, and overhaul; Aircraft Brokerage; and Part sales. Each segment represents distinct product lines, marketing, and management of its business. Limited other services for each company, which represent a small percentage of income, have been shown in the aggregate.

The reporting segments follow the same accounting policies used for the Company's consolidated financial statements and described in the summary of significant accounting policies.

Selected information by business segment is presented in the following tables for the years ended December 31, 2004 and December 31, 2005.


                                                               2004           2005
---------------------------------------------------------  ------------  -------------
                                                           ($millions)     ($millions)
---------------------------------------------------------  ------------  -------------
Segment sales:
   Aircraft maintenance                                         17.220         19.135
   Aircraft trading                                              7.941         13.551
   Part sales                                                    6.546         10.684
   Other                                                         1.002          2.153
---------------------------------------------------------  ------------  -------------
Sub Total                                                       32.709         45.223


Elimination of intersegment sales                               -1.858         -4.294

Total consolidated sales                                        30.851         41.229

Operating income:
                                                                 3.270          2.232
                                                                  .936          3.531
                                                                 1.703          2.783
   Other                                                          .534          1.625
---------------------------------------------------------  ------------  -------------
   Sub total                                                     6.443         10.171

   Selling, general, administrative expense                     -4.827         -7.834
   Penalties                                                     -.296          -.001
   Other, net                                                     .971          -.004
   2005 share of Jetglobal net income (aircraft trading)                        1.111

Consolidated earnings before taxes                               2.291          3.489

Interest income by segment
   Aircraft maintenance
   Aircraft trading
   Part sales
   Corporate                                                    85,521        245,610
---------------------------------------------------------  ------------  -------------
Total interest income                                           85,521        245,610

Interest expense by segment
   Aircraft maintenance
   Aircraft trading
   Part sales
   Corporate                                                   329,023        386,927
Total interest expense                                         329,023        386,927

                                                      2004              2005
                                                       ($)               ($)
                                                   ----------        -----------
Depreciation and amortization by segment:
   Aircraft maintenance                               411,286           330,334
   Aircraft brokerage
   Part sales

Corporate                                              77,056           321,900
Total                                                 488,342           652,194


Net asset values:
   Aircraft maintenance                             6,633,504         7,154,108
   Aircraft trading                                                   1,224,600
   Part sales                                       2,099,485         8,649,250

   Corporate                                        3,025,023         7,918,367
Total                                              11,758,012        24,946,325

Capital expenditures:
   Aircraft maintenance                             1,080,173           344,824
   Aircraft brokerage
   Part sales

Corporate                                             307,897           155,003
Total                                               1,388,070           499,827


All of the Company's facilities and assets are located in the United States. The Company sells and ships to several foreign countries. All foreign revenues are collected and recorded in U.S. dollars. Geographic information regarding sales to foreign countries is presented in the following table:

                                        Year                       Year
                                       ended                      ended
                                 December 31, 2004           December 31, 2005
                                 -----------------           -----------------

       Angola                       $                          $   62,028
       Australia                         97,741                     1,700
       Brazil                                                       5,100
       Canada                               577                       688
       Columbia                           3,946                    24,904
       Ecuador                        2,207,564
       Germany                           51,520                    28,025
       Guam                           2,170,778
       Hong Kong                            890
       Indonesia                                                      835
       Ireland                                                    224,141
       Italy                             72,883                    62,357
       Jordan                         4,063,944                 2,468,915
       Lebanon                                                    264,681
       Malawi                                                     868,943
       Mexico                         1,443,626                 2,810,753

                                     Year                       Year
                                    ended                      ended
                              December 31, 2004           December 31, 2005
                              -----------------           -----------------

       Nigeria                 $           0                $  308,755
       Pakistan                    6,510,001                   382,795
       Peru                           19,600
       Romania                                                  27,000
       Scotland                                                 30,969
       South Africa                                             17,345
       Spain                                                     2,200
       Tunisia                         4,130
       UAE                            18,600                 9,191,462
       United Kingdom                 55,888                    61,654
       Venezuela                      31,532                    39,704
                               -------------                ----------
       TOTALS                     16,753,220                16,845,250



5.   EQUITY IN NET ASSETS AND ADVANCES TO AFFILIATES

On August 26, 2005, the Company together with BCI Aircraft Leasing, ("BCI"), formed a joint venture, Jetglobal, LLC, a Delaware limited liability company. This is a special purpose LLC formed to acquire and remarket commercial jet aircraft. BCI will be primarily responsible for the marketing aspects of Jetglobal while the Company will be responsible for the technical, repair and maintenance aspects associated with remarketing purchased aircraft. The Company invested an initial amount of $1,125,000 for a 30% membership interest and BCI invested an initial amount of $2,625,000 for a 70% membership interest in Jetglobal. Pursuant to the terms of Jetglobal's Operating Agreement, although the Company has a 30% membership and profit interest, it is only responsible for 25% of the costs and expenses associated with Jetglobal including any business transactions. As of December 31, 2005, Equity in net assets and advances to affiliates consisted of the following:


          Initial investment in Jetglobal                      $1,125,000
          Payment of 25% share of purchase of                   3,846,154
          aircraft
          Expenses paid on behalf of Jetglobal                    251,440
          Share of 2005 net income                              1,111,096

             Balance at December 31, 2005                      $6,333,690

Net sales, gross profit and net income within Jetglobal were $7,599, 000, $4,154,000 and $3,703,000 for the year ended December 31, 2005. The balance sheet of Jet global has assets of $21,715,000 and no liabilities.

6. INVENTORY

Inventories consisted of the following:


                                                     2004                2005
                                                  ----------          ----------
Maintenance Hardware                              $  991,206          $  604,983
Parts for Resale                                   2,011,269           5,525,109
Aircraft & Engine                                                        450,000
                                                    514,774
                                                  ----------          ----------

                                                  $3,507,249          $6,580,092


Inventory, non-current

Inventory that has been held for more than one year is shown under this category. At December 31, 2005, the balance of this account was $2,187,343 and at December 31, 2004, it was $212,500. There were significant inventory purchases during 2004 namely the World Jet and Hamilton Aviation inventories and most of those inventories were not sold during 2005 resulting in the significant difference in year-end account balances. The Company includes Inventory, non-current in all reviews it does related to the carrying value of inventories.


7. PROPERTY AND EQUIPMENT

                                                       2004               2005
                                                    ----------        ----------
             Gross Asset Values

Land and improvements                               $   25,094        $   25,094

Buildings and improvements                             183,866           190,479

Vehicles                                                73,328            79,028

Machinery and equipment                              1,568,847         2,023,994

Computer Equipment                                     289,561           306,164

Other Office Equipment                                  50,805            59,568
                                                    ----------        ----------
                                                     2,191,501         2,684,327

Less accumulated depreciation                          559,367         1,042,186
                                                    ----------        ----------

  Property and equipment, Net                       $1,632,134        $1,642,141
                                                    ==========        ==========


During 2004 and 2005, depreciation expense was $325,966 and $489,818 respectively. (World Jet had $113,515 in pre-2004 depreciation when acquired.)

8. SHAREHOLDERS' EQUITY

Common Stock

In 1996, the Company's articles of incorporation were amended, making several changes affecting common stock. A reverse-stock split was approved, whereby each 100 shares of original common stock were exchanged into one share of common stock. This action reduced the outstanding common shares from 3,200,000 to 320,000. The number of authorized common shares was increased after the reverse split from 32,000,000 to 50,000,000. In addition, the amount of authorized preferred stock was changed to 5,000,000 shares. As a result of the re-domiciliation to Nevada, statutory par value of $.001 for both common and preferred stock was established.

As discussed in Note 1, the Company went through two acquisitions during the quarter ended June 30, 2002. Under the terms of these mergers, the Company issued 3,000,000 common shares to the stockholders of Johnstone Softmachine Corporation and 12,500,000 shares to the stockholders of Hamilton Aerospace Technologies, Inc. The issuance of these shares is reflected in the accompanying financial statements.

On July 21, 2003 the Directors of the Company took the following actions by Unanimous Consent of the Board of Directors in lieu of Special Meeting:

The 8,100,000 shares held by OMAC, 1,500,0000 shares held by Seajay Holdings, LLC and 1,500,000 shares held by Joane Corporation were declared void due to failure of consideration for the issuance of such shares. Further the proper officers of the Corporation were authorized and directed to take all action necessary to cause the certificate representing the 8,100,000 shares of common stock held by OMAC to be returned to the Corporation for cancellation in accordance with the terms of the Judgment, discussed in Note 7 below, as entered by the Superior Court of Maricopa County Arizona. The proper officers of the Company were authorized and directed in accordance with said Judgment to open an escrow account and to fund such account in the amount of $400,535.14 within 90 days of the return and cancellation of the OMAC certificate. Further the certificate of Joane Corporation, representing 1,500,000 shares of common stock, shall be canceled. The shares represented by such certificate shall revert to authorized and unissued shares of the Company's capital stock. Further, the proper officers of the Corporation were authorized and directed to take such action as necessary to cause the certificate held by Seajay Holdings, LLC to be returned to the Company for cancellation. On June 29, 2004, the Board, through its attorney, filed suit to recover these 1,500,000 shares. There have been no entries in the accompanying financial statements related to the voiding of the Seajay stock and these shares are included in the total of shares issued and outstanding shown above

The Board of Directors determined that it would be in the best interest of the Company to enter into employment agreements with its executive officers, Ian Herman and John B. Sawyer. Included in the terms of each employment agreement is a grant of 2,500,000 shares of common stock each to Messrs. Herman and Sawyer. The shares are subject to vesting. The employment agreements were approved by owners of the majority of the outstanding shares of the Company's common stock as of July 29, 2003. Details of these employment agreements can be found in Form 8-K filed September 11, 2003.

On October 15, 2003, the Company was notified that an agreement between LogiCapital Corporation and Perugia Design Corporation, a company controlled by a family member of one of the Company's Directors, had been reached. This agreement calls for the sale of 2,000,000 shares of the 3,000,000 shares held by LogiCapital, discussed earlier. LogiCapital elected to assign the proceeds of $100,000 note they received as payment for stock in this transaction to the Company. The Company has recorded the $100,000 as a note receivable and recorded $100,000 as contributed capital. The stock was transferred in 2004.

On May 26, 2004, the Company entered into a private placement agreement with Barron Partners, LP. Under the terms of the private placement, Barron Partners purchased restricted 9,600,000 shares of common stock at a price of $.34 per share, and for each share purchased received .75 warrants to purchase an additional share at $.68 per share plus .75 warrants to purchase an additional share at $1.36 per share. If all of the warrants are exercised at their full purchase price, Barron Partners will acquire a total of 24,000,000 shares of the Company's common stock in exchange for a total of $17,952,000 in equity funding.

On May 26, 2004, the Company agreed to issue 720,000 warrants to J G Capital, Inc. to purchase one share for each warrant at a price of $.34 per share plus 540,000 warrants to purchase one share for each warrant at a price of $.68 per share plus 540,000 warrants to purchase one share for each warrant at a price of $1.36 per share in consideration for professional services rendered in securing the private placement discussed above.

On July 15, 2004, the Company finalized an agreement to buy 100 percent of the common stock of World Jet Corporation, a privately held aircraft parts, sales and brokerage company for $1.55 million in cash and notes and 1,000,000 shares of restricted common stock valued at $.50 per share for the purposes of this transaction. The effective date of this agreement is January 1, 2004. The shares of stock were issued in July 2004.

On July 29, 2004 the Board of Directors of the Company elected to fully vest the 2,000,000 incentive shares that resulted under the Employment Agreements with Messrs. Herman and Sawyer, discussed earlier, that were entered into on July 21, 2003.

On September 3, 2004, pursuant to the "safe harbor" private offering exemption provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, in exchange for One Million One Hundred Thousand Dollars ($1,100,000.00) the Company sold 2,115,386 shares of the Company's common stock (purchase price of $0.52), class A warrants to purchase 1,057,693 shares of the Company's common stock (exercise price of $1.00 per share), and Class B warrants to purchase 1,057,693 shares of the Company's common stock (exercise price of $1.36 per share).The Company also issued the following warrants as part of the commissions paid in connection with the above offering: (i) warrants to purchase 158,654 shares of the Company's common stock at an exercise price of $0.52 per share;
(ii) warrants to purchase 79,327 shares of the Company's common stock at an exercise price of $1.00 per share; (iii) warrants to purchase 79,327 shares of the Company's common stock at an exercise price of $1.36 per share.

On October 26, 2004, the Company held its 2003 annual meeting. The stockholders voted to increase the authorized shares of common stock from 50,000,000 to 100,000,000. The Stockholders also ratified an amendment to the Company's Certificate of Incorporation to change the corporate name from Renegade Venture (Nev.) Corporation to Global Aircraft Solutions, Inc.


                                  Stock Options

During 1996, the Company's shareholders approved the 1994 Compensatory Stock Option Plan. The plan provides for options to purchase up to 2,000,000 shares of common stock, after the reverse stock split discussed above. The options give the right to purchase common stock at "fair market value", as determined by the board of Directors, at the date of issuance for a period of up to five (5) years.

During the 1996, the Company's shareholders also approved the 1994 Employee Stock Compensation Plan. This plan allows for up to 1,000,000 shares of common stock, after the reverse stock split discussed above, to be issued to key employees, officers, directors, and certain other persons affiliated with the Company, as compensation. As part of the 1997 re-domiciliation to Nevada, the 1994 plans described above were adopted and renamed the 1997 Compensatory Stock Option Plan and the 1997 Employee Stock Compensation Plan by the Nevada Corporation. Under the terms of both of these plans, the Company is not permitted to issue options from these plans after April 15, 2004.

During the quarter ended June 30, 2002, the Company's directors approved the 2002 Compensatory Stock Option Plan. The plan provides for options to purchase up to 3,000,000 shares of common stock. The options give the right to purchase common stock at "fair market value", as determined by the Board of Directors, at the date of issuance for a period of up to ten (10) years. Under the terms of the plan, the Company is not permitted to issue options from the 2002 Compensatory Plan after April 14, 2012. The plan was filed on October 3, 2003.

On May 5, 1999, the Company issued 1,000,000 stock options to two directors under the 1997 Compensatory Stock Option plan. These options had a three (3) year term and an exercise price of $.05 per share. These options were exercised on April 30, 2002, resulting in total proceeds to the Company of $50,000. Subsequently, these two directors resigned and were replaced on the Board after the reverse merger with Hamilton Aerospace.

On May 3, 2002, the Company also granted and issued 1,000,000 shares of common stock to various directors, employees, and consultants of the Company under the 1997 Employee Stock Compensation Plan. The Company recorded an expense of $330,000 for the quarter ended June 30, 2002 as a result of this grant, which is included in selling, general and administrative expenses on the Company's 2002 statement of operations.

On May 31, 2002, the Company granted and issued 650,000 common shares to an employee and consultants in exchange for options granted on May 3 2002, under the 1997 Compensatory Stock Option Plan for additional services that were rendered. The Company has recorded an expense of $650,000 for the quarter ended June 30, 2002 as a result of this grant, which is included in selling, general and administrative expenses on the Company's 2002 statement of operations.

On May 31, 2002, the company also granted 400,000 restricted common shares under the 2002 Compensatory Stock Option Plan to John B. Sawyer, a director and Chief Operating Officer of the Company for services rendered during the quarter ended June 30, 2002. The company recognized an expense of $400,000 (the value of the shares at measurement date) for the quarter ended June 30, 2002 as a result of this grant, which is included in selling, general and administrative expenses on the 2002 statement of operations.

Prior to June 30, 2002, 330,000 of the shares previously granted to consultants for services rendered were returned to the Company to reflect a $99,0000 adjustment to the value of the services performed.

On November 15, 2002, The Board cancelled 1,180,000 of unexercised options issued under the 2002 Compensatory Stock Option Plan. The options were exercisable by their terms only during the respective optionee's employment or other service with the Company, or during a 30-day grace period following termination without cause of such employment or other service.

On November 14, 2002, the Company granted 150,000 shares of common stock to an outside consultant of the Company under the 1997 Compensatory Stock Option Plan. The Company values the services received at $25,000 and recorded an expense in that amount for the quarter ended December 31, 2002. This expense is included in selling, general and administrative expenses on the Company's 2002 statement of operations

On December 5, 2002, the Board agreed to grant options to key management personnel of HAT in the amount of 240,000 shares under the 2002 Compensatory Stock Option Plan. Options will be restricted for one year. Due to the loss of one of the key management people, during the restriction period, 60,000 shares were never issued. The expenses for these shares of $54,000 (the value of the shares at measurement date) was recorded on a monthly basis (1/12 each month) and included in selling, general and administrative expenses for the appropriate periods.

On March 6, 2003, the Directors of the Company granted and issued 20,000 shares of common stock under the 1997 Compensatory Stock Option Plan to an outside consultant for services rendered to the Company which the Directors valued at $6,000. This expense is included in selling, general and administrative expenses on the accompany statement of operations.

On March 6, 2003, the Directors of the Company granted and issued 30,000 shares of common stock under the 2003 Employee Stock Compensation Plan to an outside consultant for services rendered to the Company which the Directors valued at $9,000. This expense is included in selling, general and administrative expenses on the accompany statement of operations.

On August 26,2003, the Directors of the Company granted and issued 150,000 shares of common stock under the 2002 Compensatory Stock Option Plan to an outside consultant for services rendered to the Company which the Directors valued at $45,000. This expense is included in selling, general and administrative expenses on the accompanying statement of operations.

On August 26,2003, the Directors of the Company granted and issued 100,000 shares of common stock to outside consultants to the Company under the 2002 Compensatory Stock Option Plan. The Company valued these services at $20,000. This expense is included in selling, general and administrative expenses on the accompanying statement of operations.

On September 11,2003, the Directors of the Company granted and issued 100,000 shares of common stock to outside consultants to the Company under the 2002 Compensatory Stock Option Plan. The Company valued these services at $20,000. This expense is included in selling, general and administrative expenses on the accompanying statement of operations.

On September 26,2003 the Directors of the Company granted and issued 260,000 shares of common stock to outside consultants for services rendered to the Company under the 2002 Compensatory Stock Option Plan. The Company valued these services at $52,000. This expense is included in selling, general and administrative expenses on the accompanying statement of operations.

On October 3, 2003, the Company filed The 2002 Compensatory Stock Option Plan registering 3,000,000 shares of common stock ($.001 par value) at a proposed maximum offering price of $0.20 per share.

On October 6, 2003, the Company filed The 2003 Employee Stock Compensation Plan registering 5,000,000 shares of common stock ($.001 par value) at a proposed maximum offering price of $.20 per share.

On October 7, 2003, the Company awarded 500,000 shares of common stock under the 2003 Employee Stock Compensation Plan of the Company for legal services and 1,100,000 shares of common stock under the 2003 Employee Stock Compensation Plan of the Company for consultant services. The Board of Directors determined that the fair value of these services was $288,000. This expense is included in selling, general and administrative expenses on the accompanying statement of operations.

On October 15, 2003, the Company awarded 1,200,000 shares of common stock under the 2003 Employee Stock Compensation Plan of the Company for consultant services to be rendered over a three-year period. The Board of Directors determined that the fair value of these services was $216,000. The resulting prepaid expense is being expensed on a monthly basis during the three-year term of the contract and is included in selling, general and administrative expense on the accompanying statement of operation.

On May 13, 2004, the Company's Board of Directors granted 900,000 compensatory stock options under the 2002 Compensatory Stock Option Plan at an option price of $0.17 per share. The value at measurement date for theses shares was $.23 and an expense for the $.06 increment, ($54,000), has been included basis in selling, general and administrative expense on the accompanying statement of operation.

On July 29, 2004, the Company's board of Directors awarded options to purchase 50,000 shares each to 2 new Directors as incentive compensation under the 2003 Employee Stock Compensation Plan. The option price is $0.20 per share, as the Company valued these services at $100,000. The value at measurement date for theses shares was $.23 and an expense for the $.03 increment, ($3,000), has been included basis in selling, general and administrative expense on the accompanying statement of operation.

During the third quarter of 2004, the Company finalized an agreement to award 400,000 shares of common stock under the 2003 Employee Stock Compensation Plan of the Company for professional services to be provided over a two-year period. The effective date of this transaction was May 13, 2004. The Board of Directors determined that the fair value of these shares on the date of grant was $92,000. The resulting prepaid expense is being expensed on a monthly basis during the two-year term of the contract and is included in selling, general and administrative expense on the accompanying statement of operation.

On July 12, 2004 the Company's Board of Directors approved granting of 330,000 shares of stock to key employees under the 2002 Compensatory Stock Option Plan in conjunction with various employment agreements. The shares will vest after two years according to the terms of the employee agreements. A monthly expense is being charged to selling, general and administrative expense over the two-year period at the rate of 1/24 of $198,000 and is included in selling, general and administrative expense on the accompanying statement of operation.

In January 2005, 50,000 options, issued as compensation for outside consultancy services, were exercised at the option price of $.30 per share.

On August 3, 2005, warrants were converted to 7,200,000 shares of common stock at $.68 per share.

On August 30, 2005, warrants were converted to 399,000 shares of common stock under the non-cash conversion terms of the original agreement of issue.

On September 14, 2005, outstanding warrants were converted to 22,812 shares of common stock under the non-cash conversion terms of the original agreement of issue.

On November 23, 2005, 60,000 shares were issued to employees pursuant to 2004 employment agreements.

In the year ended December 31, 2005 the Company granted 200,000 shares under restricted stock awards to two directors. The price at measurement date was $.80 per share 100,000 shares were vested in 2005, $80,000 was expensed in 2005 and 100,000 shares will vest in 2006 and $80,000 will be expensed at a rate of 1/12 per month during 2006.

On November 23, 2005 15,000 share of common stock were issued to an employee as a bonus. The price per share at measurement date was $1.30 and the Company has recorded a $19,500 expense in connection with the transaction..

On December 27, 2005, outstanding warrants were converted to 21,017 shares of common stock under the non-cash conversion terms of the original agreement of issue.


                          Share value on Measurement Date        Vesting Date
 ------------------- ------------------------------------- ------------------- -----------------

      Common Shares                                                                  38,618,215
         Issued and
     Outstanding at
  December 31, 2005
  ------------------- ------------------------------------- ------------------- -----------------

        Unconverted
   Warrants Issued:
 ------------------- ------------------------------------- ------------------- -----------------
            @ $0.34                                   .50                               219,000
            @ $0.68                                   .50                               540,000
            @ $1.36                                   .50                             7,740,000
            @ $0.52                                   .65                               104,111
            @ $1.00                                   .65                             1,137,020
            @ $1.36                                   .65                             1,137,020
 ------------------- ------------------------------------- ------------------- -----------------
           Subtotal                                                                  10,877,151


    Options Issued:
 ------------------- ------------------------------------- ------------------- -----------------
            @ $0.17                                   .23                               900,000
 ------------------- ------------------------------------- ------------------- -----------------
           Subtotal                                                                     900,000


    Awards of stock
      pending under
         employment
          contracts
 ------------------- ------------------------------------- ------------------- -----------------
                                                      .60          07/30/2006           270,000
  ------------------- ------------------------------------- ------------------- ----------------
           Subtotal                                                                     270,000
 ------------------- ------------------------------------- ------------------- -----------------
              Total                                                                  50,665,366
 ------------------- ------------------------------------- ------------------- -----------------


                                     Page 81


                                      F-27


                SUMMARY OF EQUITY COMPENSATION STOCK-OPTION PLANS


                                       TOTAL SHARES         ISSUED           AVAILABLE


                        PLAN NAME

2002 Compensatory Stock Option Plan         3,000,000       2,525,000           475,000

2003 Employee Stock Compensation Plan       5,000,000       3,330,000        1,670,000

Pro-forma Stock-based Compensation Disclosure


The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." but applies accounting Principles
Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for its plans. Stock issued under plans to employees was issued at the value of the stock at the measurement date. All options issued were immediately exercisable. Until 2004, options issued were immediately exercised. During 2004 and 2005, those options issued to employees that were not immediately exercised are summarized below : This table also summarizes the Company's stock option plans as of December 31, 2005 and changes during the year.


                                                                       2004
-------------------------------- -----------------------------------------------------------------------------
                                                    Weighted Average
                                                    Exercise Price
-------------------------------- ------------------ ------------------------ ---------------------------------

Options outstanding at            150,000
beginning of year

Granted during year               900,000           $0.17                    Exercisable on grant date in 2004

Exercised during year             None

Forfeited during year             None

Outstanding at 12/31/2004        1,050,000          $0.179                   Exercisable on grant date

Options exercisable at year-end  1,050,000          $0.179                   Exercisable on grant date


These options were issued at $0.06 below the share price on the measurement date. Expense in the amount of $54,000 has been included in selling, general and administrative expenses for 2004 in the accompanying statement of operations.
Because the options were immediately available the intrinsic value and the fair value of the options is calculated at the same $.23 per share.


                                     Page 82


                                      F-28


                                                                  2005
----------------------------- ------------------------------------------------------------------------------
                                                      Weighted Average
                                                      Exercise Price
----------------------------- ----------------------- --------------------------- --------------------------

Options outstanding at        1,050,000               $0.179                      Exercisable on grant date
beginning of year

Granted during year             None

Exercised during year            50,000               $0.30

Cancelled during year           100,000               $0.20

Forfeited during year           None

Outstanding at 12/31/2005       900,000               $0.17                       Exercisable on grant date

Options exercisable at          900,000               $0.17
year-end

Weighted average fair value   $       0
of options granted during
the year


9.  COMMITMENTS AND  CONTINGENCIES

In June 2003, the Company reached a mediated agreement with a former director, Ronald Clark, wherein Mr. Clark was paid a monetary settlement of $350,000; $100,000 in cash and a $250,000 secured promissory note in exchange for the return by Mr. Clark to the Company of 250,000 shares of common stock and the divestiture of options to receive 1,250,000 shares of common stock of the Company. The cash of $100,000.00 was paid and the $250,000.00 promissory note was paid in full by July 2, 2004. On March 18, 2004, the Company received the certificates for 250,000 shares of common stock that were covered by the Ronald Clark mediated agreement. Additionally the Company received a bill of sale for the consignment inventory that was purchased and paid off during the 3rd Qtr of 2003.

On March 1, 2003, Hamilton Aerospace and the Company signed a secured promissory note with American Capital Ventures, L.L.C. as the lender. The principal amount of the note was $675,000. Interest was payable in monthly installments at the rate of l.25% per month, payments beginning April 1,2003. The entire unpaid Principal and any accumulated, accrued or unpaid interest thereon are due and payable on September 1, 2003. Only $300,000 was ever received by HAT and a new agreement adds interest and fees to a restated principal balance of $354,375. The new agreement specifies quarterly interest payments at a rate of 15% interest per annum. The original loan represented the first installment of a bridge loan of up to $2 million.

On March 26, 2004, the agreement with American Capital Ventures, LLC was further amended. The agreement calls for the repayment of $354,375 at an interest rate of 1.5% per month on the unpaid balance. The amended agreement calls for principle payments for half of the unpaid balance and a final payment of $176,146.87. The entire amount of the loan plus interest and fees totaling $356,146.87 was paid in full as of July 30, 2004. This agreement was closed on July 30, 2004 and no further borrowings will take place under this agreement.

Renegade signed a note with Universal Lease and Finance Corporation on September 3, 2003. This note provided funds to refurbish the small hangar. This note was in the amount of $100,000 and was to be paid by 12 monthly payments of $9,834, which includes interest at 18%. The entire balance was due on August 1, 2004. On December 17, 2003, HAT signed a note with Universal Lease and Finance Corporation for a short-term loan of $237,000, which bore interest at 3% per week and had a maturity date of January 17, 2004. The loan agreements referenced were paid off during 2004.

On December 9, 2005, Global Aircraft Solutions, Inc ("Global"), Hamilton Aerospace Technologies, Inc. ("HAT"), a wholly owned subsidiary of Global Aircraft Solutions, Inc. and World Jet Corporation, ("WJ") a wholly owned subsidiary of Global Aircraft Solutions, Inc. (collectively the "Borrowers") closed on a first Modification to the May 5, 2005 Initial Loan Agreement with M&I Marshall & Ilsley Bank ("M&I Bank"). The modification increased the $2.5 million operating line of credit to $5 million ("Line of Credit"); added a Guidance Line of Credit in the amount of $7 million ("Guidance Credit") solely for the acquisition of aircraft and Letter of Credit Facilities in combined amounts not to exceed $200,000.00. The interest rate on the Line of Credit was reduced from 3.50% per annum to 3.00% per annum in excess of the applicable LIBOR rate. At December the applicable interest rate was 7.39% per annum. The interest rate on the Guidance Credit is also 3.00% per annum in excess of the applicable LIBOR rate. The interest rate for each Letter of Credit Facility, if drawn upon, shall also be 3.00% per annum in excess of the applicable LIBOR rate. The Line of Credit and any Letter of Credit Facility remains secured by a first priority lien on Global's, HAT's and WJ's personal property. Any advances pursuant to the Guidance Credit shall be secured by a first priority lien on any aircraft purchased with such advance. The term of the Line of Credit; the Guidance Credit and the Letter of Credit Facility all expire on October 31, 2007 and the entire outstanding principal balance, all accrued and unpaid interest, and all other sums due and payable under both the Line of Credit and Guidance Credit shall be due on the expiration date.

While there is no required monthly repayment obligation of the Line of Credit, the Line of Credit is based upon and limited by a borrowing base equal to the sum of 80% of the outstanding amount of all Eligible Accounts as defined in the Loan Agreement and 50% of the net book value of all Eligible Inventory as defined in the Loan Agreement. While there is no required monthly repayment obligation of the Guidance Credit, the Borrowers are required to repay, from time to time, (i) an amount equal to any amount by which the outstanding principal balance of the Guidance Credit exceeds $7 million, (ii) all amounts received by Borrowers under any aircraft purchase agreement, other than an initial down payment to the extent it does not exceed twenty-five percent (25%) of the purchase price, and (iii) any portion of an advance or readvance not paid within ninety (90) days of the advance or readvance. Borrowers are also responsible to immediately repay to bank the amount of an advance upon any breach of the aircraft purchase agreement. If any Letter of Credit Facility is drawn upon, all principal and accrued and unpaid interest shall be due and payable upon demand.

The Borrowers paid total fees and expenses of approximately $37,500.00 in connection with the modification to the Line of Credit and addition of the Guidance Credit and Letter of Credit Facility. The Borrowers will owe a loan fee to the bank equal to 1% of the amount of any requested advance under the Guidance Credit with a cap of $52,500.00 in cumulative fees. The Borrowers will owe the bank a fee for the issuance of any Letter of Credit in the amount of 2% of the amount of the letter of credit.

The balance due of the Line of Credit at December 31, 2005 was $2,564,739. The Line of Credit also secures a Letter of Credit for $128,000, which was issued to TAA as part of the lease agreement for the HAT facility. The total available credit facility is $12,000,000 at December 31, 2005 subject to the borrowing base and the Guidance Credit Line provisions that $7,000,000 be used for aircraft purchases only.

At December 31, 2005, the Company was not in compliance with the quick ratio (defined as cash, liquid cash equivalents and accounts receivable, divided by current liabilities) covenant of the loan agreement. The ratio is to be at least ..90 to 1. At December 31, 2005 the ratio for the Company was .49 to 1.


10.  DUE TO FACTOR

As of December 31, 2004, the Company's World Jet subsidiary had placed invoices belonging to various customers, in full recourse financing. The debt is secured by the company's accounts receivable due from customers and bears interest at a rate as high as 37.5% per annum. At December 31, 2004, open invoices had accumulated interest at a rate of 32% per annum. Interest is charged on the total face value of invoices placed less the payments made. At December 31, 2005 all factored amounts were paid and there are no plans to reopen factoring agreements in the future.


11. RELATED PARTY TRANSACTIONS

BCI Aircraft Leasing, Inc.

BCI Aircraaft Leasing, Inc., Global's partner in Jetglobal, see Note 6, accounted for 4% of Company revenue during 2005. The account receivable from BCI at December 31, 2005 was $241,591.86.

Hamilton Aviation, Inc.

On April 15, 2002, Hamilton Aerospace entered into a Sale of Assets Agreement with Hamilton Aviation, a privately held Arizona corporation. The agreement contemplated the purchase by Hamilton Aerospace of substantially all of Hamilton Aviation's equipment and inventory used in its aircraft maintenance, repair and modification services business. Under the terms of this agreement, the closing date was to be not later than July 15, 2002.

Also on April 15, 2002, Hamilton Aerospace entered into a Lease/Purchase Agreement with Hamilton Aviation for the same assets that were included in the Sale of Assets Agreement. Under the Lease/ Purchase Agreement, these assets would be leased for a term of three (3) years or until the Sale of Assets Agreement closed, at which time, all asserts would transfer to Hamilton Aviation. The Lease / Purchase Agreement provided for payments in the amount of $8,000 per month to Hamilton Aviation through April 15, 2005. Provided that the Sale of Assets Agreement did not close by the expiration of Lease /Purchase Agreement, title of all assets covered under the Lease / Purchase Agreement would pass from Hamilton Aviation to Hamilton Aerospace upon expiration of the Lease/Purchase Agreement.

On May 9, 2002, Hamilton Aviation filed for protection under Chapter 11 of the United States Bankruptcy Code. Since that time the Sale of Assets Agreement between Hamilton Aviation and Hamilton Aerospace lapsed and accordingly, the Company continued to operate under the Lease/Purchase Agreement. Accordingly, the Company entered into negotiations with the trustee for Hamilton Aviation to re-negotiate the terms of the Lease/Purchase Agreement so as to convert it to an operating lease. A new month-to-month lease was negotiated with payments of $8000 per month.

On February 10, 2003, the judge presiding over the Chapter 11 Bankruptcy of Hamilton Aviation approved a Sale of Assets Agreement between Hamilton Aviation and HAT. The agreement was for a purchase price of $1.5 million, with a down payment in the amount of $300,000. The balance was payable monthly at 6-1/2% interest. Because the original agreement to purchase Hamilton Aviation were negotiated prior to Hamilton Aviation's petition for bankruptcy, HAT elected to renegotiate a new agreement that better reflected the scope of the current transaction in light of the current market. The new agreement covers sale of a portion of Hamilton Aviation's physical assets and has a reduced payoff clause, which states that $1 million will be considered full payment, providing HAT satisfies said agreement according to its terms. At December 31, 2003 negotiations on the new agreement were ongoing.

During the quarter ended March 31, 2004, the agreement with Hamilton Aviation was renegotiated. The liabilities, which were accrued during the period HAT was operating under, pending approval of the transaction, were not required to be paid. The over accrued liabilities, $88,000 in total, were recognized as a gain during the period ended June 30, 2004.

On May 6, 2004, ("the Entry Date"), the presiding judge in the Hamilton Aviation bankruptcy case issued an Order Approving Settlement Agreement relating to the agreement reached between Hamilton Aviation, Inc. and HAT for the purchase of certain of Aviations physical assets. The agreement calls for a down payment of $100,000, $73,365.75 of which had already been paid, and monthly payments of $15,000 plus interest at 6% per annum. An additional lump sum payment is to be made by HAT within 60 days of the Entry date plus $50,000 shall be paid on or before each annual anniversary of the Entry Date. The agreement has a reduced payoff provision stipulating that if all payments have been made in a timely manner by the fifth anniversary date of the entry date $1,000,000 will be considered as payment in full, otherwise the amount is to be $1,500,000. The agreement calls for a five year entry date anniversary profit payment equal to one-half of HAT's net profits in excess of 12%, but limited so as to provide no more than a total of all payments due of $1,500,000 plus interest over the five-year term of the agreement. The Company recorded the cost of the assets at $1,500,000 reflecting the total liability under the agreement.

Under the agreement HAT agreed to purchase certain assets and leasehold interests from Hamilton Aviation, Inc., a company in Chapter 11 reorganization that formerly occupied the facilities now occupied by HAT. The Bankruptcy Court approved the purchase as part of the reorganization plan. The purchase includes all the ramp equipment, special tooling, office furnishings and equipment, including phone and computer systems necessary to perform the functions required to operate the FAA-approved aircraft repair station. These assets are located in the HAT facility and are being used daily in HAT's operations. More specifically, the equipment and tooling includes:

o Ground equipment consisting of stands, compressors, jacks, tugs, power and hydraulic equipment, etc.

o Special tools appropriate to the specific type of aircraft applied for on the FAA Air Agency application, including engine slings, jack pads, hand tools, special fittings, etc.

o Computer hardware and software relevant to the inventory purchased and repair logistics management


o Machinery including drill presses, lathes, shears, brakes, presses and other machine shop equipment.


o General tools used in repair, maintenance and modification of any commercial aircraft.


The purchase agreement also includes certain intellectual property assets from Hamilton Aviation as well as the estate of Gordon B. Hamilton (deceased), including all uses of the name "Hamilton," "Hamilton Aviation," "Gordon B. Hamilton," "Gordon D. Hamilton," "Hamilton Brothers," and "Hamilton Aeronautics." The final terms of this purchase agreement were established on May 6, 2004 by the presiding judge in the Hamilton Aviation bankruptcy case.

On July 8, 2004, the Estate Administrator, on behalf of Hamilton Aviation, Inc., accepted an offer made by HAT calling for satisfaction of all of its obligations under the May 6, 2004 Settlement Agreement by payment of a lump sum of $750,000 on or before September 6, 2004. HAT made this final lump sum payment to Hamilton Aviation by the September 6, 2004 settlement date. The acceptance of this payment as full and final settlement by the estate administrator and its subsequent payment by HAT resulted in a gain due to the over-accrued liabilities that were based on the ceiling price under the contract of $1,500,000. This gain was recognized in the third quarter of 2004.


12. CONTRACTS IN PROGRESS

At December 31, 2004and December 31, 2005, costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on uncompleted contracts consist of the following:


                                                      2004             2005
                                                   -----------      -----------

Costs incurred on uncompleted contracts            $ 1,161,109      $ 1,072,582

Profit earned to date                                  412,938        1,156,235
                                                   -----------      -----------

                                                   $ 1,574,047      $ 2,228,817

   Less: Billings to date                           (2,855,203)      (2,252,275)
                                                   -----------      -----------
                                                   ($1,281,156)     ($   23,458)

Included in the accompanying balance sheet at December 31, 2004 and 2005 under the following caption:

Billings in excess of costs and estimated earnings on uncompleted contracts


                                                       2004              2004
                                                   -----------       -----------
Billings in excess from above                      $ 1,281,156       $    23,458

Time and material earnings unbilled                   (314,918)                0
                                                   -----------       -----------

Net                                                $   966,238       $    23,458
                                                   ===========       ===========

Billings in excess are the result of amounts due from customers under contractual terms, which can be, in some cases, in advance of actual work performed.

13. TRADE ACCOUNTS RECEIVABLE

As of December 31, 2004 and December 31, 2005, trade accounts receivable consist of the following:


                                                       2004             2005
                                                   -----------      ------------
Contracts in progress                              $ 1,961,319      $   769,322

Completed contracts                                  2,858,045        4,516,323
                                                   -----------      -----------

                                                   $ 4,819,364      $ 5,285,645

Less: allowance for doubtful accounts                  (53,149)        (292,507)

                                                   -----------      -----------

                                                   $ 4,766,215      $ 4,993,138


14. NOTES RECEIVABLE

On September 1, 2003 Global was tendered a $100,000 note receivable. The note bears interest at 5% and is all due and payable February 28, 2006.

During the 4th quarter of 2005 $1,475,000 in accounts receivable was transferred to a Note receivable. The Note stipulates weekly payments of $52,993.76, has an interest rate of 8 % per annum, and is all due and payable on or before June 9, 2006 During the 4th quarter of 2005, a note receivable in the amount of $600,000 was issued to the Company by Avolar Aero Lineas SA de CV. The note is all due and payable on or before June 30, 2006 and bears interest at 6.5% per annum.


15. INCOME TAXES

The Company had no current State or Federal income tax expense for the years ended December 31, 2004 and December 31, 2005


                                                       2004             2005
                                                    ---------         ----------
Current provison/(benefit)                          $    --           $ 372,578

Deferred provision/(benefit)                        $    --
                                                                         (6,400)
                                                    ---------         ---------
                                                    $    --           $ 366,178
                                                    =========         =========

                                                       2004             2005
                                                   -----------      ------------

Federal income tax expense (benefit) at
  statutory rate (34%)                             $   855,000      $ 1,186,442

State income tax expense (benefit)
  net of federal tax effect
                                                        81,000          174,476
Benefit of new operating loss carryover               (936,000)        (951,200)

Deferred income tax valuation allowance

Surtax exemption and other                                              (43,540)
                                                   -----------      -----------

Net income tax expense                             $         0      $   366,178


Deferred tax assets and liabilities are determined based on the difference between currently enacted tax rates. Deferred tax expense or benefit is the result of the changes in deferred tax assets and liabilities.


Deferred income taxes arise principally from the temporary differences between financial statement and income tax recognition of net operating losses.

The components of deferred taxes at December 31, 2004 and December 31, 2005 in the accompanying balance sheet is summarized below:


                                                         2004            2005
                                                      ---------        ---------
Deferred tax assets

Allowance for bad debts                                                  117,200

Impaired goodwill                                                         46,400

Amortization of intangibles                                              102,000

Net operating loss carry forward                        370,000

   Less valuation allowance                            (370,000)
                                                       --------         --------

Deferred tax liabilities                                      0          265,600

Depreciation
                                                                          78,000

Deferred tax liabilities                                                 78,000
                                                      -------------    --------

Valuation allowance                                                     (57,000)

Deferred tax assets, net                                                130,000


At December 31, 2004, the Company had approximately $1,000,000 of unused Federal net operating loss carry forwards.

The valuation allowance decreased by $951,200 during the year ended December 31 2005.


16. CONCENTRATION OF REVENUES

The Company's top four customers accounted for 37.1% of sales during the year ended December 31, 2005. The Company's top four customers accounted for 56% of sales during the year ended December 31, 2004. Five customers accounted for 45% of the Company's accounts receivable at December 31, 2005. The broadening of our customer base will spread the risk associated with a potential failure of a significant customer. Efforts are continually being made to broaden our customer base and we expect to further reduce this risk in 2005. While the relative significance of customers varies period to period, the loss of, or significant curtailments of purchase of our services by, one or more or our significant customers at any time could adversely affect our revenue and cash flow. The top four customers reference above for 2004 & 2005 are listed in the table below:


2004-Top Four Customers    2004- % Of Revenues     2005-Top Four Customers      2005- % Of Revenues
-------------------------- ----------------------- ---------------------------- -----------------------

Customer A                               21.3      Customer E                                  16.7
Customer B                               13.2      Customer C                                   8.3
Customer C                               11.7      Customer F                                   6.6
Customer D                                9.8      Customer G                                   6.0
  Top Four-2004 Total %                  56           Top Four-2005 Total %                    37.6


17. GAIN ON RENEGOTATION OF CONTRACTS

During the quarter ended March 31, 2004, an agreement between the Company and Hamilton Aviation was negotiated that eliminated an accrued liability for rental payments resulting in a gain of $88,000. During the first and second quarters of 2004 our World Jet, subsidiary successfully negotiated with creditors reductions in some liabilities which resulted in gains totaling $449,338.


On July 8, 2004, the Estate Administrator, on behalf of Hamilton Aviation, Inc., accepted an offer by HAT calling for satisfaction of all of its obligations under the May 6, 2004 Settlement Agreement by payment of a lump sum of $750,000 on or before September 6, 2004. HAT made this final lump sum payment and the resulting elimination of accrued liabilities resulted in a gain of $607,194 recorded during the quarter ended September 30, 2004.


                                     Page 89


                                      F-35

Summarized below are the $ amounts recognized on renegotiation of contracts by quarter and by operating unit:



Quarter Ended:            Global Aircraft  Hamilton Aerospace    World Jet      Consolidated
------------------------- ---------------- --------------------- -------------- -----------------

March 31, 2004                                       $  88,000         $ 224,654      $    312,654
June 30, 2004                                                          $ 224,654      $    224,654
September 30, 2004                                   $ 607,194                        $    607,194
December 31, 2004                                                                     $       -0-
------------------------- ---------------- --------------------- -------------- ------------------
        Totals for Year       $      -0-             $ 695,194         $ 449,308      $  1,144,502


18. SUBSEQUENT EVENTS


On February 20, 2006, the Company executed an amendment to the lease with Tucson Airport Authority, Inc. for the rent of the HAT facility extending the term for one year until February 28, 2007 and stipulating a rental amount of $318,228.37 per year, payable monthly, commencing March 1, 2006.

On February 20, 2006, the Company executed an amendment to the lease with Tucson Airport Authority, Inc. for the World Jet inventory storage facility extending the term for one year until February 28, 2007 and stipulating a rental amount of $210,911.59 per year, payable monthly, commencing March 1, 2006.

                                TABLE OF CONTENTS




CONSOLIDATED BALANCE SHEETS                                         F-37 & F-38

CONSOLIDATED STATEMENT OF OPERATIONS                                F-39

CONSOLOIDATE STATEMENT OF CHANGE IN STOCKHOLDER'S EQUITY            F-40 & F-41

CONSOLIDATED STATEMENT OF CASH FLOWS                                F-42 & F-43

NOTES TO FINANCIAL STATEMENTS                                       F-44 - F-62

                                        GLOBAL AIRCRAFT SOLUTIONS, INC.
                                        -------------------------------
                                     Condensed Consolidated Balance Sheet
                                     December 31, 2005 and June 30, 2006

                                                  ASSETS

                                                                     2005                     2006
                                                                  (audited)                (unaudited)
                                                                 -----------               -----------
CURRENT ASSETS
Cash and cash equivalents                                        $   368,013               $   176,419
Accounts receivable                                                4,993,138                 8,644,220
Note receivable                                                    1,997,868                 1,026,896
Inventory                                                          6,580,092                 5,988,341
Restricted funds                                                      98,500                    98,500
Other current assets                                                 304,987                   192,999
                                                                 -----------               -----------

  TOTAL CURRENT ASSETS                                           $14,342,598               $16,127,375

Property, plant and equipment                                      1,642,141                 1,457,967
Investment                                                            25,000                    25,000
Equity in net assets of and advances to affiliates                 6,333,690                 7,846,089
Customer list, net                                                   133,886                    66,943
Agreement with vendor, net                                            28,490                    14,245
Goodwill                                                              38,992                    38,992
Inventory, non-current                                             2,187,343                 2,568,395
Deferred income taxes                                                130,000                   297,348
Other assets                                                         192,481                    61,426
                                                                 -----------               -----------

  TOTAL ASSETS                                                   $25,054,621               $28,503,780
                                                                 ===========               ===========

The accompanying notes are an integral part of these condensed consolidated financial statements.


                                                         Page 92


                                                        F-38

                                           GLOBAL AIRCRAFT SOLUTIONS, INC.
                                         Condensed Consolidated Balance Sheet
                                         December 31, 2005 and June 30, 2006



                                         LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                        2005                       2006
                                                                     (audited)                 (unaudited)
                                                                    ------------               ------------

CURRENT LIABILITIES
Notes payable - short term                                          $  2,564,739               $  4,811,929
Accounts payable - trade                                               7,181,397                  3,438,846
Customer deposits                                                                                    69,193
Billings in excess of costs and estimated
  earnings on contracts in progress                                       23,458                    906,625
Accrued liabilities                                                      570,724                    766,369
Income taxes payable                                                     685,904                  2,007,088
Commitments and contingencies
                                                                    ------------               ------------

  TOTAL CURRENT LIABILITIES                                         $ 11,026,222               $ 12,000,050
                                                                    ------------               ------------

  TOTAL LIABILITIES                                                 $ 11,026,222               $ 12,000,050
                                                                    ============               ============

STOCKHOLDERS' EQUITY
Common stock, $.001 par value, 100,000,000 shares
  authorized and 38,998,215 and 39,470,354 shares
  issued 2005 and 2006 and 30,650,386 and
  39,090,183 shares outstanding 2005 and 2006                       $     38,998               $     39,470
Additional paid-in capital                                            11,904,683                 12,237,265
Deferred compensation                                                    (80,000)                  (116,500)
Contributed capital                                                      620,289                    620,289
Retained earnings                                                      1,544,429                  3,723,206
                                                                    ------------               ------------

  TOTAL STOCKHOLDERS' EQUITY                                        $ 14,028,399               $ 16,503,730
                                                                    ============               ============

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $ 25,054,621               $ 28,503,780
                                                                    ============               ============

The accompanying notes are an integral part of these condensed consolidated financial statements.


                                                          Page 93



                                                             F-39

                                                 GLOBAL AIRCRAFT SOLUTIONS, INC.
                                                 -------------------------------
                                        Condensed Consolidated Statement of Operations
                                For the Three Months and Six Months ended June 30, 2005 and 2006
                                                         (unaudited)


                                                           Three Months       Three Months        Six Months       Six Months
                                                           ended June 30,     ended June 30,     ended June 30,   ended June 30,
                                                                2005              2006               2005             2006
                                                           --------------     -------------      --------------   --------------

Net sales                                                   $  8,829,378        10,198,651        17,481,614        21,707,374
Cost of sales                                                 (6,375,131)       (7,768,045)      (12,674,327)      (15,303,454
Inventory write down                                             (55,208)                           (110,417)
                                                            ------------      ------------      ------------      ------------

Gross profit                                                $  2,399,039      $  2,430,606      $  4,686,870      $  6,403,920

Selling, general and administrative expense                   (1,738,041)       (1,831,271)       (3,366,775)       (3,801,734)
Penalties                                                         (1,006)          (11,171)           (1,006)          (11,171)
                                                            ------------      ------------      ------------      ------------

Gain (loss) from operations                                 $    659,992      $    588,164      $  1,329,089      $  2,591,015

Other income (expense):
     Interest income                                             173,956            24,368           204,019            54,725
     Interest expense                                           (170,402)         (147,194)         (304,391)         (231,868)
     Discounts taken                                                                                 17,715
     Miscellaneous expense                                                                                                (116)
     Miscellaneous income                                         18,666            18,113            93,917            18,605
     Gain (loss) on asset disposal                                                  (8,518)                             (8,518)
     Equity in income of unconsolidated
      affiliates                                                                   968,993                             923,121
                                                            ------------      ------------      ------------      ------------
                                                            $    682,212      $  1,443,926      $  1,340,349      $  3,346,964
Net profit (loss), Before taxes
     Estimated taxes, State and Federal                              (45)         (388,550)              (90)       (1,168,187)
                                                            ------------      ------------      ------------      ------------

Net profit (loss), After taxes                              $    682,167      $  1,055,376      $  1,340,259      $  2,178,777
                                                            ============      ============      ============      ============

Net profit (loss) per share, Basic 2006
2nd Qtr 39,011,179 shares, Year to
date 38,829,760shares; 2005 2nd Qtr
30,700,386 shares, Year to date 30,695,693 shares           $       0.02      $       0.03      $       0.04      $       0.06
Net profit (loss) per share, Fully diluted
2006 2nd Qtr 40,363,176 shares, Year to date
40,786,236 shares; 2005 2nd Qtr 34,623,863
shares, Year to date 33,980,830 shares                      $       0.02      $       0.03      $       0.04      $       0.05
                                                            ============      ============      ============      ============


The accompanying notes are an integral part of these condensed consolidated financial statements.


                                                           Page 94


                                                         F-40

                                            GLOBAL AIRCRAFT SOLUTIONS, INC.
                                            -------------------------------
                                      Formerly Renegade Venture (NEV.) Corporation
                              Consolidated Statement of Changes in Stockholders' Equity
                      For the Year Ended December 31, 2005 and the Two Quarters Ended June 30, 2006


                                         Additional  Contributed    Deferred     Treasury    Accumulated    Stockholder
                                          Paid-in      Capital    Compensation    Stock    Earnings/Deficit   Equity
                                          Capital
-----------------------------------------------------------------------------------------------------------------------
                     Shares     Amount     Amount       Amount      Amount                      Amount         Amount
                     ------     ------     ------       ------      ------                      ------         ------


     Balance         30,650,386   31,030    7,033,950     620,289        0                     (1,578,927)    6,106,342
  December 31,
      2004
------------------- ---------- --------- ---------- ------------ -------------- --------- ---------------- -----------
  1st Qtr, 2005
------------------- ---------- --------- ---------- ------------ -------------- --------- ---------------- -----------
  Shares issued,        50,000       50       14,950
Options exercised
  50,000 @ $0.30
------------------- ---------- --------- ---------- ------------ -------------- --------- ---------------- -----------
  2nd Qtr, 2005
------------------- ---------- --------- ---------- ------------ -------------- --------- ---------------- -----------
    No change
------------------- ---------- --------- ---------- ------------ -------------- --------- ---------------- -----------
  3rd Qtr, 2005
------------------- ---------- --------- ---------- ------------ -------------- --------- ---------------- -----------
 Shares issued to     7,200,000    7,200    4,644,000
 Barron Partners
    for a cash
 consideration of
  $.68 per share
------------------- ---------- --------- ---------- ------------ -------------- --------- ---------------- -----------
  Shares issued         421,812      422         (422)
  under non-cash
   provision of
    warrants.
------------------- ---------- --------- ---------- ------------ -------------- --------- ---------------- -----------
  4th Qtr, 2005
------------------- ---------- --------- ---------- ------------ -------------- --------- ---------------- -----------
 Shares issued to       200,000      200      156,800                  (80,000)
 Directors under
 Restricted stock
 award at $0.80,
  100,000 shares
for 2005; 100,000
   shares to be
expensed in 2006
------------------- ---------- --------- ---------- ------------ -------------- --------- ---------------- -----------
 Shares issued to        15,000       15       19,485
  employee under
    agreement,
      price
  at measurement
  date of $1.30
------------------- ---------- --------- ---------- ------------ -------------- --------- ---------------- -----------
 Shares issued to        60,000       60       35,940
 employees under
 agreement, price
  at measurement
   date of $.60
------------------- ---------- --------- ---------- ------------ -------------- --------- ---------------- -----------
  Shares issued          21,017       21          (21)
  under non-cash
   provision of
     warrants
------------------- ---------- --------- ---------- ------------ -------------- --------- ---------------- -----------
                                                                                             3,123,356

Net Income/Loss
------------------- ---------- --------- ---------- ------------ -------------- --------- ---------------- -----------
     Balance        38,618,215  38,998   11,904,683   620,289      (80,000)                  1,544,429     14,028,399
   December 31
       2005
------------------- ---------- --------- ---------- ------------ -------------- --------- ---------------- -----------


                                                               Page 95



                                                     F-41


------------------------------------------- ----------- ------- ---------- -------- ---------- - ---------- ----------
              1st Qtr, 2006
------------------------------------------- ----------- ------- ---------- -------- ---------- - ---------- ----------
  Stock issued as a signing bonus to new      10,000      10     13,890
director, price at measurement date $1.39
------------------------------------------- ----------- ------- ---------- -------- ---------- - ---------- ----------
------------------------------------------- ----------- ------- ---------- -------- ---------- - ---------- ----------
Stock issued for services rendered valued    100,000     100     69,900
               at $70,000.
  Stock price at measurement date 50,000
  shares @ $.56 and 50,000 shares @ $.84
------------------------------------------- ----------- ------- ---------- -------- ---------- - ---------- ----------
          Compensation expensed                                                      58,250
          ---------------------
------------------------------------------- ----------- ------- ---------- -------- ---------- - ---------- ----------
              2nd Qtr, 2006
------------------------------------------- ----------- ------- ---------- -------- ---------- - ---------- ----------
 Shares issued warrants exercised @1.00       96,154      96     96,058
 ---------------------------------------
 per share for a consideration of $96,154
------------------------------------------- ----------- ------- ---------- -------- ---------- - ---------- ----------
 Stock issued for consultancy services to    100,000     100     152,900            (153,000)
be rendered in 2006, price at measurement
                date $1.53
------------------------------------------- ----------- ------- ---------- -------- ---------- - ---------- ----------
       Shares issued under non-cash          165,814     166      (166)
       ----------------------------
          provision of warrants
------------------------------------------- ----------- ------- ---------- -------- ---------- - ---------- ----------
             Net Income/Loss                                                                     2,178,777
             ---------------
------------------------------------------- ----------- ------- ---------- -------- ---------- - ---------- ----------
                 Balance                  39,090,183  39,470  12,237,265 620,289    (116,500)    3,723,206  16,503,730
              June 30, 2006
------------------------------------------- ----------- ------- ---------- -------- ---------- - ---------- ----------


                                                      Page 96


                                                F-42


                                   GLOBAL AIRCRAFT SOLUTIONS, INC.
                                   -------------------------------
                            Condensed Consolidated Statement of Cash Flows
                           For the Six Months ended June 30, 2005 and 2006
                                              (unaudited)


                                                                  2005                      2006
                                                               ----------               ----------
Cash flows from operating activities:
    Net Profit/(Loss)                                           1,340,259                2,178,777

Adjustments to reconcile net profit to net cash
  provided (used) by operating activities:
    Depreciation                                                  231,912                  271,655
    Amortization                                                   81,188                   81,189
    Allowance for Doubtful Accounts                               110,417                  (91,907)
    Share of affiliate net income                                                         (923,121)
    Gain/(loss) on disposal of fixed assets                                                 13,785
    Expenses paid with stock                                      120,497                  310,108

Changes in Assets and Liabilities:
    Accounts receivable                                            77,407               (5,534,175)
    Prepaid expenses                                             (455,312)                  60,280
    Costs and estimated earnings in excess of
       billings on contracts in progress                         (337,388)
    Inventory                                                   2,264,908                  208,688
    Inventory, non-current                                     (2,323,820)                   2,011
    Restricted Funds                                              (98,500)
    Other current assets
    Other non-current assets                                      (26,782)                 (36,293)
    Accounts payable-trade                                       (695,247)              (3,800,551)
    Accounts payable-related party                                 (6,219)
    Due to factor                                                 290,911
    Customer deposits                                            (280,537)                  69,193
    Billings in excess of cost and estimated
       earnings on contracts in progress                         (966,238)                 883,167
    Income tax payable                                                                   1,321,184
    Accrued liabilities                                          (396,315)                 195,645

Net cash provided by/(used for) operating activities           (1,068,859)              (4,790,365)


                                                   Page 97



                                                   F-43


Cash flows from investing activities:
    Purchase of property, plant and equipment                     (68,081)                (101,267)
    Notes receivable                                                                       973,452
    Non-consolidated affiliate (Investment)/receipt                                      1,385,722

Net cash used for investing activities                            (68,081)               2,257,907

Cash flows from financing activities:
   Proceeds from issuance of common stock                          15,000                   96,154
   Payments related to issuance of common stock
   Proceeds from bank loans                                       750,000                3,166,794
   Repayment of bank loans                                        (95,747)                (919,604)
   Proceeds from short term financing
   Other financing activities, net                                 58,142                   (2,480)

Net cash (used for) provided by  financing activities             727,395                2,340,864

Net (decrease) in cash and cash equivalents                      (409,545)                (191,594)

Cash and cash equivalents at beginning of period                  549,904                  368,013

Cash and cash equivalents at end of period                        140,359                  176,419


During the second quarter of 2006 the Jetglobal partners agreed that the $1,975,000 recorded in the first quarter as a distribution payment from the Jetglobal investment would be reclassified and taken as a contra against BCI's account receivable with HAT. This reclassification is a non-cash transaction.

Inventory held over one year was reclassified to inventory, non-current during the six months ended June 30, 2006 in the amount of $381,052. This is a non-cash transaction.

Interest paid for the six months ended June 30, 2006 was $193,807. Interest paid for the six months ended June 30, 2005 was $304,391.

Taxes paid during the six months ended June 30, 2006 were $0. Taxes paid during the six months June 30, 2005 were $90.00.

The accompanying notes are an integral part of these condensed consolidated financial statements.

                         GLOBAL AIRCRAFT SOLUTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2006


1. BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared, by management, in accordance with accounting principles generally accepted in the United States for interim financial information and the instructions for Form 10-Q and Regulation SK. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. All adjustments that, in the opinion of management, are necessary for a fair presentation of the results of operations for the interim periods have been made and are of a recurring nature unless otherwise disclosed herein. The results of operations for the six months ended June 30, 2006 are not necessarily indicative of the results that will be realized for the entire fiscal year. These financial statements should be read in conjunction with the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005

The condensed consolidated financial statements include the accounts of Global Aircraft Solutions, Inc. ("Global") formerly Renegade Venture (NEV.) Corporation and its wholly owned subsidiaries, Hamilton Aerospace Technologies, Inc. ("HAT"), Johnstone Softmachine Corporation ("Johnstone"), and World Jet Corporation ("World Jet") collectively, the ("Company"). Global acquired HAT and Johnstone on April 30, 2002. For accounting purposes, the HAT/Global transaction was treated as an acquisition of Global by HAT and as a recapitalization of Global. The acquisition of 100 per cent of World Jet stock was finalized July 15, 2004, with an effective date of January 1, 2004. The financial statements reflect the accounting activity of HAT since its inception, April 5, 2002 and of World Jet since January 1, 2004. Johnstone is currently inactive.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

We consider cash and investments in securities with maturities at the date of purchase of three months or less to be cash and cash equivalents.


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Trade Accounts Receivable

Trade accounts receivable represent amounts billed but uncollected on both completed and in-progress aircraft repair and maintenance contracts as well as amounts billed but uncollected on parts shipped to customers.

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. The allowance is estimated as a percentage of accounts receivable based on a review of accounts receivable outstanding and the Company's prior history of uncollectible accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. During 2005, the Company had bad debt expense of $473,000. The Company believes its allowance at June 30, 2006 is adequate based upon review of our outstanding accounts receivable at June 30, 2006.

At June 30 2006, the Company has a receivable of $570,000 from a customer that has filed Reorganization under Chapter 11 of the Bankruptcy Code. Management believes that it has a substantial position in the bankruptcy proceeding and that the Company has adequate collateral, which it will take as payment for this receivable. The Company has provided a standard allowance for all receivables at June 30, 2006.

                                      F-45
Inventory

Inventories are stated at the lower of cost (first-in, first-out) or market. Inventory items held for over one year are classified as "inventory, non-current". The Company reviews the market value of inventories whenever events and circumstances indicate that the carrying value of inventories may not be recoverable from the estimated future sales price less cost of disposal and normal gross profit. In cases where the market values are less than the carrying value, a write down is recognized equal to an amount by which the carrying value exceeds the market value of inventories.

Inventories include used parts and parts stripped from aircraft. These inventory items are initially carried at original cost basis determined on the pro-rata fair value of the individual parts based on market or catalog pricing.


Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the assets. The estimated useful life of computer equipment and software is three years at both our HAT and World Jet subsidiaries; the estimated useful life of all other categories of assets is five years at our HAT subsidiary; World Jet uses estimated useful lives of 3, 5 and 7 years for its other assets. Amortization of leasehold improvements is computed using the shorter of the lease term or the expected useful life of the assets. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charges to expense as incurred. Betterments or renewals are capitalized when incurred.

The Company reviews the carrying value of property, plant and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, as well as the effects of obsolescence, demand, competition and other economic factors.


Revenue and Cost Recognition

Revenues from fixed-fee contracts for MRO sales are recognized on the percentage-of-completion method, measured by the cost-to-cost method, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. The cumulative catch-up method is used to account for changes in estimates of total revenues, total costs or extent of progress. Each project is considered complete when the subject aircraft departs our facility. Revision in cost and labor hour estimates and recognition of losses on these contracts are reflected in the accounting period in which the facts become known. During the periods covered by these financial statements, no material prior period revisions were necessary. As of June 30, 2006 there are no material amounts in excess of the agreed contract price that the Company seeks to collect from customers or others for customer caused delays, error in specifications or design, contract termination, change orders in dispute or unapproved as to both scope and price, or other causes of unanticipated additional costs. Revenue from part sales is recognized when parts are shipped. Revenues from time and material contracts and all other ancillary services are recognized as the services are performed.

Income (Loss) per share - Basic earnings per share includes no dilution and is computed by dividing net earnings (loss) available to stockholders by the weighted number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the Company's earnings. Reconciliations of EPS for quarters ended June 30, 2006 and 2005 are as follows:


                                                                 For the Six Months ended June 30, 2006
---------------------------------------------------  ------------------  -------------------  ----------------
                                                          Income               Shares            Per-Share
                                                        (Numerator)        (Denominator)          Amount
---------------------------------------------------  ------------------  -------------------  ----------------
Net Income                                                  $2,178,777
Basic EPS
Income available to common stockholders                     $2,178,777           38,829,760             $0.06
---------------------------------------------------  ------------------  -------------------  ----------------

Warrants                                                                          1,162,726

Options                                                                             793,750

Diluted EPS

Income available to common stockholders + assumed           $2,178,777           40,786,236             $0.05
conversions



                                                                 For the Quarter ended June 30, 2006
---------------------------------------------------  --------------------------------------------------------
                                                          Income                Shares              Per-Share
                                                        (Numerator)         (Denominator)            Amount
---------------------------------------------------  ------------------  -------------------  ----------------

Net Income                                                  $1,055,376
Basic EPS
Income available to common stockholders                     $1,055,376           39,011,179             $0.03
---------------------------------------------------  ------------------  -------------------  ----------------

Warrants                                                                            568,791

Options                                                                             783,206

Diluted EPS

Income available to common stockholders + assumed           $1,055,376           40,363,176             $0.03
conversions


                                                    Page 101


                                                      F-47


                                                                For the Six Months ended June 30, 2005
---------------------------------------------------  ---------------------------------------------------------
                                                          Income                Shares              Per-Share
                                                        (Numerator)         (Denominator)            Amount
---------------------------------------------------  ------------------  -------------------  ----------------

Net Income                                                  $1,340,259
Basic EPS
Income available to common stockholders                     $1,340,259           30,695,354             $0.04
---------------------------------------------------  ------------------  -------------------  ----------------

Warrants                                                                          2,475,247

Options                                                                             809,890

Diluted EPS

Income available to common stockholders + assumed           $1,340,259           33,980,830             $0.04
conversions


                                                                For the Quarter ended June 30, 2005
---------------------------------------------------  ------------------  -------------------  ----------------
                                                          Income               Shares            Per-Share
                                                        (Numerator)        (Denominator)          Amount
---------------------------------------------------  ------------------  -------------------  ----------------

Net Income                                                    $682,167
Basic EPS
Income available to common stockholders                       $682,167           30,700,386             $0.02
---------------------------------------------------  ------------------  -------------------  ----------------

Warrants                                                                          3,094,764

Options                                                                             828,713

Diluted EPS

Income available to common stockholders + assumed             $682,167           34,623,863             $0.02
conversions

Calculation of Weighted Average Shares for Six Months ended June 30, 2006
--------------------------------------------------------------------------

 Issues       Shares O/S    Dates                   Days   Average
------------ ------------- ---------------------- ------- --------------
             38,618,215    01/01/06 - 03/09/06        67      14,295,140
------------ ------------- ---------------------- ------- --------------
110,000      38,728,215    03/09/06 - 04/04/06        26      5,563,169
------------ ------------- ---------------------- ------- --------------
 96,154      38,824,369    04/04/06 - 04/07/06         3        643,498
------------ ------------- ---------------------- ------- --------------
100,000      38,924,369    04/07/06 - 05/09/06        32      6,881,656
------------ ------------- ---------------------- ------- --------------
165,814      39,090,183    05/09/06 - 07/01/06        53     11,446,297
------------ ------------- ---------------------- ------- --------------
                           Total shares                      38,829,760


Calculation of Weighted Average Shares for the Quarter ended June 30, 2006
--------------------------------------------------------------------------

Issues       Shares O/S     Dates                   Days   Average
------------ -------------- ---------------------- ------- -------------

             38,728,215     04/01/06 - 04/04/06         3     1,276,754
------------ -------------- ---------------------- ------- -------------
 96,154      38,824,369     04/04/06 - 04/07/06         3     1,279,924
------------ -------------- ---------------------- ------- -------------
100,000      38,924,369     04/07/06 - 05/09/06        32    13,687,690
------------ -------------- ---------------------- ------- -------------
165,814      39,090,183     05/09/06 - 07/01/06        53    22,766,810
------------ -------------- ---------------------- ------- -------------
                            Total shares                     39,011,179


Calculation of Dilution for Six Months ended June 30,2006
---------------------------------------------------------

                        No. of shares  Incremental
                                       shares
                                       Outstanding
----------------------- -------------- ------------------

Warrants @ $0.52              104,111             66,515
Warrants @ $0.68              367,200            285,000
Warrants @ $1.00            1,040,866            318,042
Warrants @ $1.36           12,072,747            493,168

----------------------- -------------- ------------------
Options  @ $.17               900,000            793,750
----------------------- -------------- ------------------
                        Total                  1,956,476
                        dilution
----------------------- -------------- ------------------
(Average Price $1.44)
----------------------- -------------- ------------------


-----------------------------------------------------------
Calculation of Dilution for the Quarter ended June 30, 2006
-----------------------------------------------------------

                        No. of shares  Incremental
                                       shares
                                       Outstanding
----------------------- -------------- ------------------

Warrants @ $0.52              104,111             62,784
Warrants @ $0.68              367,200            259,695
Warrants @ $1.00            1,040,866            246,312
----------------------- -------------- ------------------

Options   @ $0.17             900,000            783,206
----------------------- -------------- ------------------
                        Total                  1,351,997
                        dilution
----------------------- -------------- ------------------
(Average Price $1.31)
----------------------- -------------- ------------------

Calculation of Weighted Average Shares for Six Months ended June 30, 2005
-------------------------------------------------------------------------

Issues      Shares O/S     Dates                   Days   Average
----------- -------------- ---------------------- ------- --------------

            30,650,386     01/01/05 - 01/18/05      17       2,878,769
50,000      30,700,386     01/18/05 - 06/30/05     164      27,816,924
----------- -------------- ---------------------- ------- --------------
                           Total shares                    30,695,693
----------- -------------- ---------------------- ------- --------------



Calculation of Weighted Average Shares for Three Months ended June 30, 2005
---------------------------------------------------------------------------

Issues      Shares O/S     Dates                    Days    Average
----------- -------------- ----------------------- -------- ---------------
            30,700,386     04/01/05 - 06/30/05       91      30,700,386

----------- -------------- ----------------------- -------- ---------------
                           Total shares                      30,700,386
----------- -------------- ----------------------- -------- ---------------



Calculation of Dilution for Six Months ended June 30, 2005
----------------------------------------------------------

                        No. of shares  Incremental
                                       shares
                                       Outstanding
----------------------- -------------- ------------------

Warrants @ $.34               720,000            450,989
Warrants @ $.52               158,654             67,995
Warrants @ $.68             7,740,000          1,956,264
Options  @ $.17               900,000            731,868
Options  @ $.20               100,000             78,022
----------------------- -------------- ------------------
                        Total                  3,285,137
                        dilution
----------------------- -------------- ------------------
(Average Price $0.91)
----------------------- -------------- ------------------



Calculation of Dilution for Quarter ended June 30,  2005
--------------------------------------------------------

                        No. of shares  Incremental
                                       shares
                                       Outstanding
----------------------- -------------- ------------------

Warrants @ $0.34              720,000            477,624
Warrants @ $0.52              158,654             76,971
Warrants @ $0.68            7,740,000          2,528,911
Warrants @ $1.00            1,137,020             11,258
Options  @ $0.17              900,000            748,515
Options  @ $0.20              100,000             80,198
----------------------- -------------- ------------------
                        Total                  3,923,476
                        dilution
----------------------- -------------- ------------------
(Average Price $1.01)
----------------------- -------------- ------------------

Equity in Net Assets and Advances to Affiliates

The investment in a 30% interest in Jetglobal, LLC is accounted for using the equity method since the Company does not control Jetglobal, LLC, but over which it does exert significant influence. Under the equity method the investment is recorded at cost plus advances and the Company's share of earning less distributions and the Company's share of income or losses. The Company considers whether future fair value of its investments has declined below their carrying value whenever adverse events or changes in circumstances indicate that recorded values may not be recoverable. If the Company considered any such decline to be other than temporary, a write-down would be recorded to estimate fair value.

All significant intercompany profits and balances have been eliminated.


Intangible Assets

The amounts assigned to Customer List and Agreement with Vendor are recorded at the value assigned when they were acquired in a business purchase. The amounts are being amortized over three years using the straight-line method. The Company assesses the ongoing recoverability of intangible assets subject to amortization by determining whether the intangible asset balance can be recovered over the remaining amortization period through projected undiscounted future cash flows. If projected future cash flows indicate that the unamortized intangible asset balances will not be recovered, an adjustment is made to reduce the net intangible asset to an amount consistent with projected future cash flows discounted at the Company's incremental borrowing rate.

The company's amortizable intangibles consisted of customer lists and vendor agreements. Amortization expense on these totaled $162,376 and $162,376 for the years ended December 31,2004 and 2005, respectively. Amortization expense related to customer lists and vendor agreements will be fully expensed at $162,376 during 2006. Amortization for the first half of 2006 was $81,189.


Goodwill

The Company evaluates the carrying value of goodwill annually and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit below its goodwill carrying amount. Such circumstances could include but are not limited to:

     1.   a significant adverse change in legal factors or in business climate
     2.   unanticipated competition
     3.   an adverse action or assessment by a regulator.

When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to that unit's carrying amount, including goodwill. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The total of the implied fair value of all the other assets and liabilities of the unit, based on their fair value, less the total amount assigned to those assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of the goodwill exceeds its implied fair value.


Recently Issued Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." This Statement clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted materials. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The initial application of SFAS No. 151 had no impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67." This Statement references the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2, "Accounting for Real Estate Time-Sharing Transactions." This Statement also states that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. The initial application of SFAS No. 152 had no impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- an amendment of APB Opinion No. 29." This Statement eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The initial application of SFAS No. 153 had no impact on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 123 ( R), " Share Based Payment." This Statement is a revision of SFAS No. 123, and supersedes APB Opinion No. 25. SFAS No. 123 ( R) requires the recognition of the cost of employee services received in exchange for an award of equity instruments based on the grant date for value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the required service period. In April, the SEC release No. 33-8568 delayed the implementation of SFAS No. 123 ( R). The Statement was adopted by the Company beginning in the first quarter of fiscal year 2006. SFAS No. 123 (
R) permits public companies to adopt its requirements using one of two methods:
(1) A "modified prospective method in which compensation cost is recognized prospectively for both new grants issued subsequent to the date of adoption, and all unvested awards outstanding at the date of adoption. Expense for the outstanding awards must be based on the valuation determined for the pro forma disclosures under SFAS No. 123. (2) A "modified retrospective" method, which includes the requirements of the modified prospective method described above, but also permits entities to restate all prior periods presented based on the amounts previously recognized under SFAS No. 123 for purposes of pro forma disclosures. The Company has adopted the modified prospective application method.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error - an amendment of APB Opinion No. 29." This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the usual instance that the pronouncement does not include specific transition provision. When a pronouncement includes specific transition provisions, those provisions should be followed. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods financial statements of changes in accounting principle, unless it is impractical to determine either the period-specific effects of the cumulative effect of the change. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect application of SFAS No. 154 to have a material affect on its financial statements.

Stock-Based Compensation
------------------------

There were no options granted in the first half of 2006, ended June 30, 2006 nor was there vesting of prior year option grants. Therefore, there is no pro-forma effect for the six-month period ended June 30, 2006.


3. SEGMENT INFORMATION

The company has divided its operations into the following reportable segments:
Aircraft maintenance, repair, and overhaul; Aircraft Brokerage; and Part sales. These segments, for the most part, reflect the discrete operations of our consolidating companies HAT, Global and World Jet respectively. Each segment represents distinct product lines, marketing, and management of its business. Limited other services for each company, which represent a small percentage of income, have been shown in the aggregate.

The reporting segments follow the same accounting policies used for the Company's consolidated financial statements and described in the summary of significant accounting policies.

Selected information by business segment is presented in the following tables for the six months ended June 30, 2006 and June 30, 2005.


                                                   Three Months     Three Months       Six Months       Six Months
                                                      Ended             Ended            ended            Ended
                                                  June 30, 2006     June 30, 2005    June 30, 2006    June 30, 2005
------------------------------------------------  ---------------  ----------------  ---------------  ---------------
                                                   ($ millions)     ($ millions)      ($ millions)     ($ millions)

Segment sales:
   Aircraft maintenance                                    7.202             4.691           13.523            9.613
   Aircraft trading                                         .650             2.470            3.223            3.995
   Part sales                                              3.242             2.093            6.227            4.407
   Other                                                   1.182              .623            2.007            1.623
------------------------------------------------  ---------------  ----------------  ---------------  ---------------
Sub Total                                                 12.276             9.877           24.980           19.638


Elimination of intersegment sales                         -2.077            -1.047           -3.273           -2.156


Total consolidated sales                                  10.199             8.830           21.707           17.482

Operating income:
   Aircraft maintenance                                    1.813              .586            3.428             .741
   Aircraft trading                                        -.924              .710            -.032            1.260
   Part sales                                               .765              .534            1.544            1.168
   Other                                                    .777              .569            1.464            1.528
------------------------------------------------  ---------------  ----------------  ---------------  ---------------
   Sub total                                               2.431             2.399            6.404            4.697


   Selling, general, administrative expense               -1.842            -1.738           -3.813           -3.367
   Other, net                                              -.114              .021             .167             .010
   Share of Jetglobal  net income (a/c trading)             .969                               .923


Consolidated earnings before taxes                         1.444              .682            3.347            1.340


Interest income by segment
   Aircraft maintenance                                     .008              .019             .028             .047
   Aircraft trading                                         .007                 0             .007                0
   Part sales                                                  0              .154                0             .154
   Corporate                                                .009              .001             .020             .003

Total interest income by segment                            .024              .170             .055             .204

Interest expense by segment
   Aircraft maintenance                                     .008              .050             .010             .150
   Aircraft trading                                            0                 0                0                0
   Part sales                                               .001              .120             .001             .154
   Corporate                                                .138                 0             .221                0

Total interest expense by segment                           .147              .170             .232             .304

Cost of sales for Global for the six-month period ending June 30, 2006 includes the cost of an engine in the amount of $686,710. This engine had to be purchased to replace one damaged during shipping. The company has initiated a suit to recover this amount from the freight company involved and has made a claim against our insurance.


                                                   Three Months       Three Months         Six Months         Six Months
                                                       Ended              Ended              Ended              Ended
                                                   June 30, 2006      June 30, 2005      June 30, 2006      June 30, 2005
-------------------------------------------------------------------------------------------------------------------------
                                                        ($)               ($)                 ($)                ($)
Depreciation and amortization by segment:
   Aircraft maintenance                                    96,912             84,287            188,956            166,508
   Aircraft trading
   Part sales

Corporate                                                  79,380             74,057            163,888            146,592
Total                                                     176,292            158,344            352,844            313,100


Net asset values:
   Aircraft maintenance                                 7,807,592          5,775,717          7,807,592          5,775,717
   Aircraft trading                                     3,422,403            128,400          3,422,403            128,400
   Part sales                                           9,112,905          4,379,254          9,112,905          4,379,254

Corporate                                               8,160,880          1,736,713          8,160,880          1,736,713
Total                                                  28,503,780         12,020,084         28,503,780         12,020,084


Capital expenditures:
   Aircraft maintenance                                     9,009             18,860             76,211             37,788
   Aircraft trading
   Part sales

Corporate                                                  18,131             10,821             25,056             30,293
Total                                                      27,140             29,681            101,267             68,081

All of the Company's facilities and assets are located in the United States. The Company sells and ships to several foreign countries. All foreign revenues are recorded and collected in U.S. dollars. Geographic information regarding sales to foreign countries is presented in the following table:



                                   Six Months           Six Months
                                   Ended                Ended
                                   June 30, 2006        June 30, 2005
                                   ----------------     ---------------

         Angola                    $        26,880
         Australia                                               1,700
         Brazil                                                  5,100
         Columbia                                               11,800
         Germany                                                28,025
         Indonesia                                                 835
         Italy                                 891              46,983
         Ireland                                               209,395
         Jordan                          2,032,460           1,532,471
         Korea                             154,010
         Lebanon                             6,403
         Malawi                            111,000             149,975
         Mexico                          2,136,979           2,104,486
         Pakistan                           68,000             459,612
         Philippines                       128,936
         South Africa                                           17,354
         Spain                               1,100
         UAE                                                 1,722,500
         United Kingdom                     98,383              30,700
         ----------------------    ----------------     ---------------
         TOTALS                    $     4,765,042      $    6,320,936
         ----------------------    ----------------     ---------------


4. EQUITY IN NET ASSETS AND ADVANCES TO AFFILIATES

On August 26, 2005, the Company together with BCI Aircraft Leasing, ("BCI"), formed a joint venture, Jetglobal, LLC, a Delaware limited liability company. This is a special purpose LLC formed to acquire and remarket commercial jet aircraft. BCI will be primarily responsible for the marketing aspects of Jetglobal while the Company will be responsible for the technical, repair and maintenance aspects associated with remarketing purchased aircraft. The Company invested an initial amount of $1,125,000 for a 30% membership interest and BCI invested an initial amount of $2,625,000 for a 70% membership interest in Jetglobal. Pursuant to the terms of Jetglobal's Operating Agreement, although the Company has a 30% membership and profit interest, it is only responsible for 25% of the costs and expenses associated with Jetglobal including any business transactions.
As of June 30, 2006, Equity in net assets and advances to affiliates consisted of the following:


            Initial investment in Jetglobal                  $1,125,000
            Payment of 25% share of purchase of               4,627,404
            aircraft
            Expenses paid on behalf of Jetglobal                359,468
            Share of 2005 net income                          1,111,096
            Payment of earnings share to Global                -300,000
            Share of 1st Qtr 2006 expense                       -45,872
            Share of 2nd Qtr 2006 income                        968,993
               Balance at June 30, 2006                      $7,846,089

Net sales, gross profit and net income within Jetglobal were $7,599,000, $4,154,000 and $3,703,000 for the year ended December 31, 2005. At December 31, 2005, the balance sheet of Jetglobal had assets of $21,715,000 and no liabilities. Net sales, gross profit and net income within Jetglobal were $7,291,442, $3,761,828 and $2,977,072 for the six-months ended June 30, 2006. At
June 30, 2006, the balance sheet of Jetglobal had assets of $23,193,916 and liabilities of $4,848,267.


5. STOCK, STOCK OPTIONS AND WARRANTS

During the first quarter of 2006, 10,000 shares of common stock were issued to a new director as a signing bonus. The price of the stock at measurement date was $1.39.

On March 9th of 2006, 100,000 shares of common stock were issued pursuant to the completion of services contracted for under two separate agreements. The agreements were entered into on April 1, 2005 and November 18, 2004. The board determined the value of the services to be $70,000.00. The value of the stock at the respective measurement dates was $.84 and $.56 per share, respectively.

On April 4, 2006, 96,154 shares of common stock were issued for a consideration of $96,154. These shares were relative to warrants that had been outstanding at $1.00 per share.

On April 7, 2006, 100,000 shares of common stock were issued as compensation for outside consultancy services. The services are to be performed during 2006 and 1/12 of the related expense will be taken monthly during 2006. The value of the shares at measurement date was $153,000.

On May 9, 2006, 165,814 shares of common stock were issued under the non-cash provisions of warrants @$.34 per share. The non-cash calculation eliminated all of the availability of 219,000 shares under the warrants.

Under the terms of a new three-year employment contract, which begins June 1, 2006, 75,000 shares of common stock will vest on May 31, 2007, 100,000 shares of common stock will vest on May 31, 2008 and 125,000 shares of common stock will vest on May 31, 2009. The measurement date for this transaction is May 3, 2006.



                           Share value on   Vesting Date
                         Measurement Date
------------------ ----------------------- -------------- -------------------

    Common Shares                                                 39,090,183
       Issued and
      Outstanding

      Unconverted
 Warrants Issued:
          @ $0.68                     .50                            540,000
          @ $1.36                     .50                          7,740,000
          @ $0.52                     .65                            104,111
          @ $1.00                     .65                          1,040,866
          @ $1.36                     .65                          1,137,020
------------------ ----------------------- -------------- -------------------
         Subtotal                                                 10,561,997
------------------ ----------------------- -------------- -------------------

  Options Issued:
          @ $0.17                     .23                            900,000
------------------ ----------------------- -------------- -------------------
         Subtotal                                                    900,000
------------------ ----------------------- -------------- -------------------

Awards of stock
  pending under
     employment
      contracts
---------------- ----------------------- -------------- -------------------
                                    .60     07/30/2006             270,000
                                   1.30     05/31/2007              75,000
                                   1.30     05/31/2008             100,000
                                   1.30     05/31/2009             125,000
---------------- ----------------------- -------------- -------------------
       Subtotal                                                    570,000
---------------- ----------------------- -------------- -------------------

          Total                                                 51,122,180


Pro-forma Stock-based Compensation Disclosure

Stock issued under plans to employees was issued at the value of the stock at the measurement date. All options issued were immediately exercisable. Until 2004, options issued were immediately exercised. Those options issued to employees that were not immediately exercised remained outstanding at June 30, 2006 and are summarized below:


                                                 Weighted Average
                                                 Exercise Price
------------------------- ---------------------- ----------------------- -------------------------
Options outstanding at        900,000                $0.17               Exercisable on grant date
beginning of year

Granted during                 None
1quarters & 2

Exercised during               None
quarters 1 & 2

Forfeited during               None
quarters 1 & 2

Outstanding at 6/30/2006      900,000                $0.17               Exercisable on grant date

Options exercisable at        900,000                $0.17
quarter end, June 30,
2006


                                    Page 111


                                      F-57


A summary of the Company's stock option plans as of June 30, 2006 and changes during the year is presented below:

                                                 Weighted Average
                                                 Exercise Price
------------------------- ---------------------- ----------------------- -------------------------

Options outstanding at         900,000                $0.17              Exercisable on grant date
beginning of year

Granted during                   None
quarters 1 & 2

Exercised during                 None
quarter 1 & 2

Forfeited during                 None
quarters 1 & 2

Outstanding at 3/31/2006       900,000                $0.17              Exercisable on grant date

Options exercisable at         900,000                $0.17
quarter end, June 30,
2006

Weighted average fair            None
value of options
granted during the year


6. TRADE ACCOUNTS RECEIVABLE

As of June 30, 2006, trade accounts receivable consisted of the following:


7. CONTRACTS IN PROGRESS

At June 30, 2006 costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on uncompleted contracts consisted of the following:


                                                   June 30,        December 31,
                                                     2006              2005
                                                 -----------      -------------
                                                  Unaudited          Audited


Costs incurred on uncompleted                    $ 3,731,728        $ 1,072,582
contracts

Profit earned to date                              1,804,504          1,156,235
                                                 -----------        -----------


                                                   5,536,232        $ 2,228,817

   Less: Billings to date                         (6,061,160)        (2,252,275)
                                                 -----------        -----------

                                                 $  (524,928)       $   (23,458)
                                                 ===========        ===========

Included in the accompanying balance sheet at June 30, 2006 and December 31, 2005 under the following caption:


Billings in excess of costs and estimated earnings on uncompleted contracts.


                                                    June 30,        December 31,
                                                      2006             2005
                                                    ---------       ------------
                                                    Unaudited         Audited

Billings in excess from above                       $(524,928)        $ (23,458)

Time and material, prebilled                         (381,697)                0
                                                    ---------         ---------

 Net                                                $(906,625)        $ (23,458)
                                                    =========         =========


Billings in excess are the result of amounts due from customers under contractual terms, which can be, in some cases, in advance of actual work performed.


8. NOTES RECEIVABLE

On September 1, 2003 Global was tendered a $100,000 note receivable. The note bears interest at 5%. The due date of the note has been amended to September 20, 2006. At June 30, 2006, the note, plus interest, was outstanding in the amount of $114,151.

During the 4th quarter of 2005, a note receivable in the amount of $600,000 was issued to the Company by Avolar Aero Lineas SA de CV. The due date of the note has been extended to September 20, 2006. The note bears interest at 6.5% per annum. At June 30, 2006, the balance due plus interest was $626,926.


On March 7, 2006, Global accepted a note from Aloha Airlines, Inc. in the amount of $425,000, payable at $48,622.21 per month commencing April 2, 2006. The note bears interest at 7.06% per annum. The final payment is due December 2, 2006. Payments on this note are current and the principal due on this note was $285,818.98 on June 30, 2006.


9.  INVENTORY

Inventories consisted of the following:


                                                    June 30,        December 31,
                                                     2006               2005
                                                   ---------        ------------
                                                   Unaudited           Audited

Maintenance Hardware                                 508,334          $  604,983

Parts for Resale                                   4,810,579           5,525,109

Aircraft & Engines                                   669,428             450,000
                                                  ----------          ----------

                                                  $5,988,341          $6,580,092
                                                  ==========          ==========

Non-current inventories consisted of the following:


                                                    June 30,        December 31,
                                                      2006              2005
                                                  ----------        ------------
                                                   Unaudited           Audited


Maintenance Hardware                              $  808,155          $  767,657

Parts for Resale                                   1,760,240           1,419,686

Aircraft & Engines
                                                  ----------          ----------

                                                  $2,568,395          $2,187,343
                                                  ==========          ==========


10. PROPERTY AND EQUIPMENT

                                                     June 30,       December 31,
                                                       2006             2005
                                                    ----------      ------------
                                                     Unaudited         Audited

Land and improvements                               $   25,094        $   25,094

Buildings and improvements                             201,079           190,479

Vehicles                                                71,728            79,028

Computers and Software                                 312,495           306,164

Other office equipment                                  57,575            59,568

Machinery and equipment                              2,068,449         2,023,994
                                                    ----------        ----------

     Sub Total                                      $2,744,044        $2,684,327

Less accumulated depreciation                        1,286,077         1,042,186
                                                    ----------        ----------

Property and equipment, Net                         $1,457,967        $1,642,141
                                                    ==========        ==========

During the 2005, depreciation expense was $489,818 and depreciation expense was $271,655 during the 1st half of 2006.

11. COMMITMENTS AND CONTINGENCIES

On December 9, 2005, Global Aircraft Solutions, Inc ("Global"), Hamilton Aerospace Technologies, Inc. ("HAT"), a wholly owned subsidiary of Global Aircraft Solutions, Inc. and World Jet Corporation, ("WJ") a wholly owned subsidiary of Global Aircraft Solutions, Inc. (collectively the "Borrowers") closed on a first Modification to the May 5, 2005 Initial Loan Agreement with M&I Marshall & Ilsley Bank ("M&I Bank"). The modification increased the $2.5 million operating line of credit to $5 million ("Line of Credit"); added a Guidance Line of Credit in the amount of $7 million ("Guidance Credit") solely for the acquisition of aircraft and Letter of Credit Facilities in combined amounts not to exceed $200,000.00. The interest rate on the Line of Credit was reduced from 3.50% per annum to 3.00% per annum in excess of the applicable LIBOR rate. At December the applicable interest rate was 7.39% per annum. The interest rate on the Guidance Credit is also 3.00% per annum in excess of the applicable LIBOR rate. The interest rate for each Letter of Credit Facility, if drawn upon, shall also be 3.00% per annum in excess of the applicable LIBOR rate. The Line of Credit and any Letter of Credit Facility remains secured by a first priority lien on Global's, HAT's and WJ's personal property. Any advances pursuant to the Guidance Credit shall be secured by a first priority lien on any aircraft purchased with such advance. The term of the Line of Credit; the Guidance Credit and the Letter of Credit Facility all expire on October 31, 2007 and the entire outstanding principal balance, all accrued and unpaid interest, and all other sums due and payable under both the Line of Credit and Guidance Credit shall be due on the expiration date.

While there is no required monthly repayment obligation of the Line of Credit, the Line of Credit is based upon and limited by a borrowing base equal to the sum of 80% of the outstanding amount of all Eligible Accounts as defined in the Loan Agreement and 50% of the net book value of all Eligible Inventory as defined in the Loan Agreement. While there is no required monthly repayment obligation of the Guidance Credit, the Borrowers are required to repay, from time to time, (i) an amount equal to any amount by which the outstanding principal balance of the Guidance Credit exceeds $7 million, (ii) all amounts received by Borrowers under any aircraft purchase agreement, other than an initial down payment to the extent it does not exceed twenty-five percent (25%) of the purchase price, and (iii) any portion of an advance or readvance not paid within ninety (90) days of the advance or readvance. Borrowers are also responsible to immediately repay to bank the amount of an advance upon any breach of the aircraft purchase agreement. If any Letter of Credit Facility is drawn upon, all principal and accrued and unpaid interest shall be due and payable upon demand.

The Borrowers paid total fees and expenses of approximately $37,500.00 in connection with the modification to the Line of Credit and addition of the Guidance Credit and Letter of Credit Facility. The Borrowers will owe a loan fee to the bank equal to 1% of the amount of any requested advance under the Guidance Credit with a cap of $52,500.00 in cumulative fees. The Borrowers will owe the bank a fee for the issuance of any Letter of Credit in the amount of 2% of the amount of the letter of credit.

The balance due of the Line of Credit at June 30, 2006 was $4,811,929. The Line of Credit also secures a Letter of Credit for $128,000, which was issued to TAA as part of the lease agreement for the HAT facility. The total available credit facility is $12,000,000 at December 31, 2005 subject to the borrowing base and the Guidance Credit Line provisions that $7,000,000 be used for aircraft purchases only.

At June 30, 2006, the Company is in compliance with the quick ratio (defined as cash, liquid cash equivalents and accounts receivable, divided by current liabilities) as per the new agreement. The ratio is to be at least .60 to 1. At June 30, 2006 the ratio for the Company was .735 to 1.


12. RELATED PARTY TRANSACTIONS

BCI Aircraft Leasing, Inc., Global's partner in Jetglobal, see Note 4, accounted for 25% of the Company's revenue during the first half of 2006, ended June 30, 2006. The account receivable balance due from BCI at June 30, 2006 was $1,463,726. Jetglobal accounted for 6% of the Company's revenue during the first half of 2006, ended June 30, 2006. The account receivable balance due form Jetglobal at June 30, 2006 was $2,011,846.


13. SUBSEQUENT EVENTS

On July 6, 2006, Comvest Capital, LLC as "Lender", and Global Aircraft Solutions, as "Borrower", entered into a subordinated loan agreement. Under the loan agreement, the Company will be indebted to the Lender in the principal amount of $2,800,000. The principal amount of the agreement is all due and payable October 6, 2006 with interest payments due monthly on the last day of each month in the amount of 15% of the outstanding balance. These funds were borrowed for potential investment purposes, but as the investment did not materialize, the company will repay the loan amount by due date.

To facilitate this loan agreement, on July 6, 2006, the Company and its wholly owned subsidiaries Hamilton and WorldJet entered into a Subordination and Intercreditor Agreement with M&I Marshall & Ilsley Bank (Lender) and Comvest Capitlal, LLC, (Creditor).


Interest expense for the Company, during the first half of 2006, was $231.868.










                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

                              World Jet Corporation
                              Financial Statements
                           December 31, 2003 and 2002



                                Table of Contents

                                                                   Page

Independent Auditor's Report                                       F-63

Financial Statements
     Balance Sheets                                                F-64
     Statement of Income                                           F-65
     Statements of Retained Earnings                               F-66
     Statements of Cash Flows                                      F-67

Notes to Financial Statements                                      F-68-F-71

                           Larry O'Donnell, CPA, P.C.
                        2228 South Fraser Street, Unit 1
                             Aurora, Colorado 80014
                            Telephone (303) 745-4545

                          Independent Auditor's Report

Board of Directors
World Jet Corporation

I have audited the accompanying balance sheets of World Jet Corporation as of December 31, 2003 and 2002 and the related statements of operations, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.


I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Jet Corporation as of December 31, 2003 and 2002 and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.


Larry O'Donnell, CPA, P.C.
November 23, 2004


                                      F-64

                              World Jet Corporation
                                 Balance Sheets
                           December 31, 2003 and 2002
                                     Assets


                                                                 2003         2002
                                                             ----------   ----------
Current Assets
     Cash                                                    $  590,356   $  869,901
     Accounts receivable, allowance for
           doubtful accounts $43,834,2003 and 2002              983,796    1,756,746
      Inventories                                             1,445,856    1,733,450
      Prepaid expenses                                            9,593
      Income tax refunds receivable                                --         18,321
                                                             ----------   ----------

          Total current assets                                3,029,601    4,378,418
                                                             ----------   ----------

Property and equipment, net of
     accumulated depreciation 2003 $113,515,
     2002 $98,096                                                37,642       18,249
                                                             ----------   ----------

                                                             $3,067,243   $4,396,667
                                                             ==========   ==========

                      Liabilities and Stockholders' Equity

Current Liabilities
      Note payable                                                        $1,682,929
      Account payable                                        $  359,642      670,302
      Accrued expenses                                          170,433
      Income taxes payable                                                   124,402
      Loans payable-related parties                             744,000         --
                                                             ----------   ----------

          Total current liabilities                           1,274,075    2,477,633
                                                             ----------   ----------

Stockholders' equity
Common stock, no par value, 25,000 shares,
     Authorized, issued and outstanding                          25,000       25,000
Retained earnings                                             1,768,168    1,894,034
                                                             ----------   ----------

                                                              1,793,168    1,919,034

                                                             $3,067,243   $4,396,667
                                                             ==========   ==========


                                    Page 119


                                      F-65


                              World Jet Corporation
                              Statements of Income
                     Years Ended December 31, 2003 and 2002


                                                      2003              2002
                                                  -----------       -----------

Net sales                                         $ 4,394,280       $ 8,198,308

Cost of sales                                       3,705,809         6,552,386
                                                  -----------       -----------

        Gross profit                                  688,471         1,645,922

Selling general and administrative                  2,822,975         1,692,284
                                                  -----------       -----------

     Income (loss) from operations                 (2,134,504)          (46,362)

Other income (expenses)
        Insurance settlement income                 2,037,541           551,753
        Interest expenses                             (54,965)          (71,092)
                                                  -----------       -----------

        Income before income taxes                   (151,928)          434,299

 Income taxes                                         (26,062)          115,775
                                                  -----------       -----------

       Net income (loss)                          $  (125,866)      $   318,524
                                                  ===========       ===========


                                    Page 120


                                      F-66

                              World Jet Corporation
                         Statements of Retained Earnings
                     Years Ended December 31, 2003 and 2002



Balance, December 31, 2001                                          $ 1,575,510

Net income for the period                                               318,524
                                                                    -----------

Balance, December 31, 2002                                            1,894,034

Net loss for the period                                                (125,866)
                                                                    -----------

Balance, December 31, 2003                                          $ 1,768,168
                                                                    ===========


                                    Page 121


                                                    F-67

                                           World Jet Corporation
                                          Statements of Cash flows
                                   Years Ended December 31, 2003 and 2002


                                                                           2003                    2002
                                                                       -----------             -----------

Cash flows from operating activities
     Net income(loss)                                                  $  (125,866)            $   318,525
     Noncash items included in net loss
          Depreciation                                                      15,419                   6,303
      Increase (decrease) in:
           Accounts receivable                                             772,950                 593,058
           Inventory                                                       287,594                (585,716)
           Income tax refund receivable                                     18,321                 (18,321)
           Other assets                                                     (9,593)                    480
      ( Increase) decrease in:
            Accounts payable                                              (310,660)               (286,595)
            Accrued expenses                                               170,433                 (10,998)
            Income taxes payable                                          (124,402)                 87,708
                                                                       -----------             -----------

    Net Cash provided by operating activities                              694,196                 104,444
                                                                       -----------             -----------

Cash flows from investing activities
         Purchase of property and equipment                                (34,812)                (14,460)
                                                                       -----------             -----------

     Net cash used by investing activities                                 (34,812)                (14,460)
                                                                       -----------             -----------

Cash flows from financing activities
        Increase(decrease) in notes payable                             (1,682,929)                794,442
        Increase (decrease) in loans payable-related parties               744,000                (170,472)
                                                                       -----------             -----------

      Net cash provided by financing activities                           (938,929)                623,970
                                                                       -----------             -----------

      Increase (decrease) in cash                                         (279,545)                713,954

Cash, beginning                                                            869,901                 155,947
                                                                       -----------             -----------

Cash ending                                                            $   590,356             $   869,901
                                                                       ===========             -----------

Supplemental disclosures of cash flow information
          Cash paid during the year for
               Interest                                                $    54,965             $    71,092
               Income taxes                                            $    80,019             $    46,388

                              World Jet Corporation
                          Notes to Financial Statements

Note 1 - Organization and Summary of Significant Accounting Policies

Nature of Operations
--------------------

The Company provides large aircraft maintenance, repair and modification services to owners and operators of large transport-category commercial jet aircraft. Services of this nature are required and needed by passenger and cargo air carriers, aircraft lessors, and governmental entities.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reporting amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from these estimates.

Fair Value of Financial Instruments
-----------------------------------

Fair value estimates are based upon certain market assumptions and pertinent information available to management as of September 30, 2004 and December 31, 2003. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash (bank overdraft) and accrued expenses. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Comprehensive Income
--------------------

Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, establishes requirements for disclosure of comprehensive income (loss). The Company did not have any components of comprehensive income (loss) to report.

Cash equivalents
----------------

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Property and Equipment
----------------------

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided primarily by the straight-line method over the estimated useful lives of the related assets.

Net Loss Per Share
------------------
SFAS No. 128, Earnings per Share, requires dual presentation of basic and diluted earnings or loss per share ("EPS") for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution; diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if dilutive securities and other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company, unless the effect is to reduce a loss or increase earnings per share. The Company had no potential common stock instruments which would result in a diluted loss per share. Therefore, diluted loss per share is equivalent to basic loss per share.

Stock-Based Compensation
------------------------

SFAS No. 123, Accounting For Stock-Based Compensation, defines a fair-value-based method of accounting for stock-based employee compensation plans and transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, and encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company, at times, issues shares of common stock in payment for services rendered to the Company. The estimated fair value of the shares issued approximates the value of the services provided.

The Company accounts for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting For Stock Issued To Employees ("APB No. 25") and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock.

Accounts Receivable
-------------------

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Changes in the valuation allowance has not been material to the financial statements.

Inventories
-----------

Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method for determining cost.

Revenue recognition
-------------------

The Company recognizes revenue on an accrual basis as it invoices for services. The Company recognizes revenue after the services are provided and invoiced.

Income Taxes
------------

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

Recently Issued Accounting Pronouncements
-----------------------------------------

In August 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of and the accounting and reporting provisions of APB Opinion No. 30. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years.

In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Others FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. The interpretations provisions for initial recognition and measurement should be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of both interim and annual periods that end after December 15, 2002. The Company believes the adoption of FIN 45 will not have a material impact on its financial statements.

In December 2002, the FASB issued SFAS No. 148, Accounting or Stock Based Compensation--Transition and Disclosure--an Amendment of SFAS No. 123, Accounting for Stock-Based Compensation. This Statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the methods of accounting for stock-based employee compensation and the effect of the method used on reported results. The statement has varying effective dates commencing with interim periods beginning after December 15, 2002. The Company does not expect the adoption of SFAS No. 148 to have a material effect on its financial statements.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities--an Interpretation of ARB No. 51. FIN 46 addresses consolidation of business enterprises of variable interest entities. FIN 46 is effective February 1, 2003. The Company does not expect the adoption of FIN 46 to have an effect on its financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is to be implemented by reporting the cumulative effect of a change in an accounting principal for financial instruments created before the issuance date of the Statement and existing at the beginning of the interim period of adoption. The Company does not expect the adoption of SFAS No. 150 to have a material effect on its financial statements.

Note 2 - Acquisition by Global Aircraft Solutions, Inc.

On July 15, 2004, the Company's shareholders entered into a stock purchase agreement with Global Venture (NEV) Corporation, a publicly traded company. On July 28, 2004, Global Venture (NEV) Corporation completed an acquisition of 100 percent of the outstanding common stock of World Jet Corporation. Thus the Company became a wholly owned subsidiary of Global Venture (NEV) Corporation.

Note 3 - Property and equipment

                                                        2003              2002
                                                      --------          --------
Computer equipment                                    $ 78,068          $ 64,840
Machinery and equipment                                 38,957            26,297
Furniture and equipment                                 25,208            25,208
Leasehold improvements                                   8,924
                                                      --------          --------
                                                       151,157           116,345
Accumulated depreciation                               113,515            98,096
                                                      --------          --------

                                                      $ 37,642          $ 18,249
                                                      ========          ========

Note 4 - Related party transactions

The Company has loans payable due to its officers. The loans have no fixed due date, are unsecured and do not bear interest.

The Company sales to Hamilton Aerospace Technologies, a wholly owned subsidiary of Global Venture (NEV) Corporation of $1,025,675 and $709,526, for the years ended December 31, 2003 and 2002, respectively. The Company had an account receivable due from Hamilton Aerospace Technologies of $449,893 and $508,608 as of December 31, 2003 and 2002, respectively.

The Company sales to Hamilton Aviation, Inc., whose assets have been acquired by a Hamilton Aerospace Technologies, of $10,047 for the year ended December 31, 2002. The Company had an account receivable due from Hamilton Aviation, Inc. of $ $115,132 as of December 31, 2002.


Note 5 - Insurance Settlement

The Company received a settlement with an insurance claim due to damage incurred to inventory of $2,037,542 and 551,753 for the years ended December 31, 2003 and 2002, respectively.


Note 6- Income Taxes

Income taxes at the federal statutory rate is reconciled to the Company's actual income taxes as follows:


                                                                 2003                     2002
                                                              ---------                ---------

Federal income tax benefit at statutory rate (34%)            $ (52,000)               $ 147,000
State income tax benefit net of federal tax effect               (5,500)                  14,000
Effect of expenses not deducted for tax purposes                 31,438
Effect of income not subject to tax                                                     (45,225)
                                                              ---------                ---------
                                                              $ (26,062)               $ 115,775
                                                              =========                =========

Until January 15, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.